UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Elanco Animal Health Incorporated
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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2026 Annual Meeting of Stockholders and Proxy Statement

Elanco

Letter from our Leadership

Dear Fellow Shareholders,
Elanco has entered a new era as a sustainable growth company. We completed a historic 2025 building on a track record of consistent execution and achieving significant innovation delivery that creates an exciting runway for the second half of the decade. Importantly, in our December Investor Day we outlined a clear path for the next several years and our expectations for continued mid-single digit organic constant currency revenue growth, high single digit adjusted EBITDA growth, low double digit adjusted EPS growth and deleveraging on a path to below 3 times levered in 2027.
In 2025, Elanco delivered our 10th consecutive quarter of underlying growth, exceeded our innovation revenue target and strengthened our balance sheet. Key highlights include:
•Organic constant currency revenue growth reached 7 percent for the full year, with balanced contributions across species, geographies, and quarters, as well as volume and price.
•Innovation revenue cleared a bar that was raised each quarter in 2025.
•We brought the last of the Big 6 blockbuster potential innovations across the finish line, with Credelio Quattro’s launch and Befrena’s December approval. Credelio Quattro reached blockbuster status with less than eight months on the market.
•We refilled the pipeline with 10+ major innovation products in development phase with 5-6 blockbuster-potential approvals expected between 2026 and 2031. We also added two in-house technology development platforms contributing to next wave innovation pipeline: monoclonal antibody discovery and immuno-therapeutics. This innovation success is a real testament to the optimized innovation engine that Ellen’s team has built over the past few years, that’s now poised to rapidly globalize our new products and deliver the next wave of potential blockbusters.
•2025 revenue, adjusted EBITDA, and adjusted EPS all exceeded last February’s expectations with steady outperformance throughout the year.
•We launched Elanco Ascend – a new company-wide productivity initiative expected to deliver $200 million to $250 million in adjusted EBITDA savings by 2030.
•We monetized royalties for the human health application of our active ingredient lotilaner further enabling our debt pay down. In total, Elanco delevered about half a turn more than expected, while also refinancing our Term Loan B ahead of schedule.
This performance is grounded in our purpose — making life better for animals, makes life better — and in our commitment to go beyond for our customers, advancing innovation that supports veterinarians, farmers, and pet owners around the world. Generational shifts in both pet health and farm animal are making pets and protein increasingly central to culture, driving exciting tail winds for our industry.
In pet health, owners are taking a more active role, choosing not just what products to use, but how and where they access care. Access, convenience, and willingness to spend are the trends that matter most. Today, subscription sales account for 40% of pet care dollars1, with omnichannel consumers spending 30% more annually than single-channel shoppers.2 Our strategy is built on meeting modern pet owners where, when, and how they choose to engage. This omnichannel approach is core to our pet health strategy and is driving our industry-leading growth.
1 NielsenIQ research report, “Plateau or Pivot? The Future of Pet Care Subscriptions”
2 McKinsey research article, “What is omnichannel marketing?”

On the farm animal side, we are capitalizing on the accelerating global animal protein consumption, which is projected to grow at 5 percent annually in the U.S. alone.3 There are several key factors driving the “real food” movement, fueled by consumer focus on health and wellness. First, 61% of U.S. consumers are actively increasing protein intake, making high protein the most popular diet in the U.S.4 Second, updated FDA Dietary Guidelines now recommend 1.2 to 1.6 grams of daily protein per kilogram of body weight, more than doubling the current average intake. Finally, by 2035, 21% of Americans are projected to use GLP-1 therapies.5 These users tend to consume 40 to 50% more protein, and the trend is globalizing.6
As we look ahead, we also recognize important transitions on our Board. Dave Hoover is retiring after joining as Elanco’s first Chairman at our IPO. His leadership was foundational in guiding the company through its spin-off and early years as an independent public company, establishing a strong governance framework and clear strategic direction. As a board member and founding chairman, his leadership handprints will always be on the legacy of our company. We are deeply grateful for his steady guidance and enduring contributions to Elanco’s success.
We also extend our sincere appreciation to Dr. Deborah Kochevar, who joined the Board in 2019 during our separation from Eli Lilly and Company and will not seek reelection when her term ends at the Annual Meeting. As Chair of the Innovation, Science and Technology Committee, Debbie’s expertise in veterinary medicine and her commitment to scientific excellence strengthened our innovation pipeline and supported the momentum that positions Elanco for continued growth.
We continuously evaluate our governance framework to ensure it supports accountability, alignment, and long-term value creation. Over the past year, we have refined executive compensation alignment and strengthened our governance practices, actions informed in part by shareholder input.
Strong governance and strong performance go hand in hand. As we outlined in our three-year financial outlook at our recent Investor Day, we are poised for significant growth. Our IPP strategy is delivering, our innovation engine is stronger than ever, and our team has built deep, lasting customer relationships that reinforce our confidence in our ability to win in the animal health market. Elanco is well-positioned to continue transforming, bringing high-impact innovation to customers – ultimately driving sustainable shareholder value while making life better for animals and the people who care for them.
We appreciate your continued trust and partnership as we build on this momentum.
Sincerely,

Jeff Simmons President and Chief Executive Officer	Lawrence Kurzius Board Chairman
3 Morgan Stanley research forecast, as reported in: “Protein Consumption: More Room to Boom”
4 Cargill research report, “The 2025 Protein Profile”
5 Morgan Stanley research forecast, as reported in: “Protein Consumption: More Room to Boom”
6 Helmsman Group knowledge center report, “The GLP-1 Revolution”

Notice of the Annual Meeting of Shareholders to be Held on May 21, 2026

ELANCO ANIMAL HEALTH INCORPORATED 450 Elanco Circle Indianapolis, Indiana 46221
The 2026 Annual Meeting of Shareholders of ELANCO ANIMAL HEALTH INCORPORATED, an Indiana corporation ("Annual Meeting"), will be a virtual meeting of shareholders, conducted via live audio webcast at www.virtualshareholdermeeting.com/ELAN2026 on Thursday, May 21, 2026, at 8:00 a.m., Eastern Time, to consider and act upon the following matters:
Voting Matters:

	Item of Business

Date & Time 8:00 a.m., Eastern Time, Thursday, May 21, 2026 Location Audio webcast at: virtualshareholdermeeting.com/ELAN2026 Record Date Close of business on March 26, 2026	1	Election of five director nominees to serve one-year terms.
	2	Ratification of the appointment of Ernst & Young LLP as Elanco’s independent registered public accounting firm for 2026.
	3	Advisory vote on the compensation of Elanco’s named executive officers.
	In addition, we will transact such other business as may properly come before the meeting.

This Notice and the accompanying Proxy Statement, or a Notice of Internet Availability of Proxy Materials, are expected to be mailed to shareholders commencing April 8, 2026.
By Order of the Board of Directors,
Shiv O’Neill
Executive Vice President, General Counsel and Corporate Secretary
April 8, 2026

Table of Contents

	Page		Page

Proxy Statement Summary	1	Non-Employee Director Compensation	35
About Elanco	5	Executive Officers	38
Proposal No. 1: Election of Directors	8	Proposal No. 2: Ratification of Appointment of Independent Auditor	41
Board Membership Criteria	9
Director Skills	10	Audit Committee Report	43
Our Director Nominees and Continuing Directors	12	Compensation Discussion and Analysis	44
Corporate Governance	21	Compensation and Human Capital Committee Report	65
Corporate Governance Enhancements	21	Executive Compensation Tables	66
Board Leadership Structure	22	Pay Versus Performance	78
Board Oversight	23	Proposal No. 3: Advisory Vote to Approve Executive Compensation	83
Board and Committee Information	26
Shareholder Engagement	31	Stock Ownership Information	84
Director Independence	31	Equity Compensation Plan Information	86
Related Person Transactions	33	General Information About the Annual Meeting	87
Insider Trading Policy	33	Submission of Shareholder Proposals or Nominations	90
Business Ethics, Compliance and Privacy	34	Other Information	92
Code of Conduct	34	Appendix A - Reconciliation of GAAP Reported to Selected Non-GAAP Adjusted Information	A-1
Other Information	34

Proxy Statement Summary

WAYS TO VOTE

Online Prior to the Annual Meeting
You may vote by proxy by visiting www.proxyvote.com and entering the control number found on your Notice of Internet Availability.
Online During the Annual Meeting
You may vote online during the Annual Meeting by visiting www.virtualshareholder meeting.com/ELAN2026
Telephone
If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form.
Mail
If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form.

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information that you should consider and you should carefully read the entire Proxy Statement before voting.
Voting Matters and Recommendations

Item of Business		Board Recommendation	Page

1	Election of five director nominees to serve one-year terms.	“FOR” Each Nominee	8
2	Ratification of the appointment of Ernst & Young LLP as Elanco’s independent registered public accounting firm for 2026.	“FOR”	41
3	Advisory vote on the compensation of Elanco’s named executive officers.	“FOR”	83

Voting
Even though you may plan to participate in the meeting online, please vote by telephone or the Internet, or execute the proxy card and mail it promptly. Telephone and Internet voting information is provided on the notice mailed to you or in this Proxy Statement. If you participate in the virtual meeting, you may revoke your proxy and vote your shares electronically during the meeting.
The Notice of 2026 Annual Shareholders Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

Elanco Animal Health Incorporated	1	2026 Proxy Statement

Proxy Summary	Table of Contents
Director Nominees and Continuing Directors

Name	Primary Occupation	Age	Director Since	Independent

CLASS I DIRECTORS — Director Nominees for Terms Expiring in 2027
Kapila Anand	Retired Partner, KPMG LLP	72	2018
Paul Herendeen	Former CFO, Bausch Health Companies, Inc.	70	2020
CLASS II DIRECTORS— Director Nominees for Terms Expiring in 2027
Michael Harrington	Former General Counsel, Eli Lilly and Company ("Lilly")	63	2018
Lawrence Kurzius	Former Executive Chairman, McCormick & Company, Inc.	68	2018
Kirk McDonald	Founding Member and CEO, Sundial Media & Technology Group	59	2019
CLASS III DIRECTORS— Terms Expiring in 2027
Art Garcia	Former CFO, Ryder System, Inc.	65	2019
Stacey Ma	Executive Vice President, Gilead Sciences, Inc.	56	2024
Denise Scots-Knight	Co-Founder and CEO, Mereo BioPharma Group plc	66	2019
Jeffrey Simmons	President and CEO, Elanco Animal Health Incorporated	58	2018
Director Nominee and Continuing Director Highlights

Elanco Animal Health Incorporated	2	2026 Proxy Statement

Table of Contents	Proxy Summary
Our Corporate Governance Highlights
We are committed to the values of effective corporate governance and high ethical standards. We continue to evolve our Board and our corporate governance practices. Many of our changes have been influenced by the valuable feedback we have received from our shareholders and other stakeholders who provide important external viewpoints that help inform our decisions. For more information about our corporate governance practices, see “Corporate Governance” beginning on page 21 below.

Independent Oversight
•All directors, including our Board Chairman, are independent, except for our Chief Executive Officer
•Four Board committees – Audit; Compensation and Human Capital; Corporate Governance; and Innovation, Science and Technology – are composed entirely of independent directors
•Independent directors regularly conduct executive sessions at Board meetings (chaired by the independent Board Chairman) and Committee meetings (chaired by the independent committee chairs) without management present
•The Board and committees conduct active oversight of our strategy and risk management

Board Refreshment and Practices
•Comprehensive, ongoing Board succession planning process
•Annual Board and committee self-assessments led by the independent Corporate Governance Committee
•Board policy limiting director membership on other public company boards
•Continuing director education on key topics and issues
•Process underway to declassify the Board by 2027
•Majority vote standard for uncontested elections of directors

Shareholder Rights
•3%/3 years proxy access right for shareholders
•Shareholders can approve amendments to our Articles of Incorporation and Bylaws with a simple majority vote
•One class of outstanding shares with each share entitled to one vote
•Shareholders owning a majority of votes entitled to be cast may amend the Bylaws
•Shareholders owning at least 25% of common stock may request a special meeting of shareholders

Governance Practices
•Code of Conduct applicable to all employees and directors
•Corporate Governance Guidelines and Financial Code of Ethics
•Clawback policy applicable to executives
•Rigorous executive stock ownership requirements
•Prohibition on hedging and pledging Elanco stock
•Regular review of succession planning for CEO and other key executives
•Comprehensive Board oversight of environmental, social and governance ("ESG") and annual reporting aligned with leading global disclosure standards and frameworks
•Comprehensive shareholder engagement program with independent director participation

Elanco Animal Health Incorporated	3	2026 Proxy Statement

Proxy Summary	Table of Contents
Our Executive Compensation Highlights
Our executive compensation program is designed to help achieve the goals of attracting, engaging and retaining highly talented individuals who are committed to our core values of integrity, excellence and respect, while balancing the long-term interests of shareholders and customers. We accomplish this, in part, by delivering senior executive pay with a greater emphasis on equity and lower weighting on cash to promote an ownership mentality and ensure alignment with shareholder interests.
Highlights for 2025 include the following:
•We continued to use Elanco Cash Earnings ("ECE") and Adjusted EBITDAR as incentive metrics to focus on productivity efforts, reinforce strong balance sheet management and align with shareholder interests.
•Payouts of annual cash incentives were at 109% of target, and executive performance share awards for the 2024-2025 performance period were earned at 106% of target.
•Our compensation program reflected a continued mix of compensation elements, with a substantial portion of compensation tied to our operating and financial performance and the performance of our stock price, as set forth below.

CEO Target Pay Mix	NEO Average Target Pay Mix (Excluding CEO) (1)

(1) Inclusive of annualized compensation for Mr. VanHimbergen and Mr. Young

For 2026, we modified our incentive programs to incorporate additional metrics. Equity-based performance awards for the 2026-2027 performance period retain an Adjusted EBITDAR metric, which will be weighted 75%, and incorporate an additional relative total shareholder return metric, which will be weighted 25%. Our annual cash incentives will retain the ECE metric and add a sales growth modifier pursuant to which payouts will be adjusted as much as 5% downward or 10% upward based on growth in sales against a target set at the beginning of the year.

Elanco Animal Health Incorporated	4	2026 Proxy Statement

About Elanco A Global Leader Going Beyond for Animals

$4.715B REVENUE

$901M ADJUSTED EBITDA[1]

$0.94 ADJUSTED EPS[2]

Reaching the World’s Animals

5 Core Species Pet health & farm animals: Dogs, cats, cattle, swine, and poultry	200+ Brands sold for pets & farm animals	10 Blockbuster Products >$100M in annual revenue

16 Manufacturing Sites	53% Revenue from outside the U.S.	90+ Countries Served

~9,900 Employees Worldwide	~1,900 Sales Representatives	1,000+ R&D Employees

Diversified Portfolio of pet health and livestock products

[1,2] Non-GAAP financial measure. See Appendix A for more information, including GAAP to non-GAAP reconciliations. * Facts and figures shown are as of Dec. 31, 2025.

Business Highlights

A Consistent, Reliable Growth Company

Delivered 10 consecutive quarters of underlying growth, exceeding guidance.	Secured approval for all six “Big 6” blockbuster innovation products.	Reduced net leverage to 3.6x at year-end, ahead of plan.

High Quality Topline Growth 7% organic constant currency revenue growth in 2025

Innovation Outperformance $892M In revenue from new innovation

Disciplined Capital Allocation 3.6X net leverage ratio in 2025, an improvement of two turns in just two years

Delivers Consistent, High-Quality Growth
In 2025, we delivered our tenth consecutive quarter of underlying growth, including 9% organic constant currency revenue growth in the fourth quarter and results exceeding the high end of guidance for revenue, Adjusted EBITDA and Adjusted EPS. Full-year organic constant currency revenue growth reached 7%, reflecting steady execution across the year.
Growth was broad-based across all four business quadrants, our top five product franchises, and nine of our ten largest countries. Contributions from both price and volume underscore the durability of our portfolio and the strength of our global commercial execution.

Innovation Driving Sustainable Value Creation
Innovation continues to be a primary driver of long-term value creation. In 2025, Elanco generated $892 million in innovation revenue, exceeding expectations and building momentum each quarter. Based on continued traction, we raised our 2026 innovation target to approximately $1.15 billion.
During the year, we secured approval for the final product within our “Big 6” portfolio, completing a key milestone in pipeline execution. With all six products approved in the U.S., we are focused on global expansion and advancing the next wave of high-impact pipeline assets expected through 2031.

Elanco Animal Health Incorporated	6	2026 Proxy Statement

Delivering on our Innovation, Portfolio, Productivity Strategy Elanco’s strategy to deliver value for all stakeholders, rooted in a deep focus on the customer

Deliver consistent, high-impact Innovation
•$1.15 billion revenue from innovation expected in 2026, with contributions across geographies, species, and products
•5-6 potential blockbuster approvals expected through 2031
•Target first-in-class, differentiation and big market spaces
•Focus on maximizing life cycle management and refilling early-stage pipeline

Optimize our diverse Portfolio to grow market share
•Leverage deep customer relationships, expanding portfolio and improved mix
•Invest in strategic commercial capabilities — sales force, digital, pricing, data — to support historic innovation launch window
•Drive geographic and channel expansion to reach more of the world’s animals

Improve Productivity
& cash flow
•Company-wide productivity agenda — Elanco Ascend — with expected Adjusted EBITDA savings of $200 million to $250 million by 20301
•Improve cash conversion to fund reinvestment and debt paydown
•Expecting rapid deleveraging to <3x in 2027 and toward 2.0x-2.5x
•Executive annual cash incentive program retains the ECE metric, which is defined to require year-over-year Adjusted EBITDAR growth that exceeds our cost of capital, and incorporates a sales growth modifier
1 Net of investments and inflation

Elanco Animal Health Incorporated	7	2026 Proxy Statement

Proposal No. 1 Election of Directors

In 2024, we commenced a process to declassify our Board. Under our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”), our Board is divided into classes until the conclusion of the 2027 annual meeting of shareholders. Our Board currently consists of 11 directors. Class I and Class II directors elected in 2026 will hold a term of one year. From and after the annual meeting of shareholders in 2027, all directors will stand for election annually, and the Board of Directors will cease to be classified.
The Class I directors whose terms expire at the Annual Meeting are Kapila Anand and Paul Herendeen, and Class II directors whose terms expire at the Annual Meeting are Michael Harrington, R. David Hoover, Deborah Kochevar, Lawrence Kurzius, and Kirk McDonald. All Class I and Class II directors have been re-nominated by our Board upon the recommendation of our Corporate Governance Committee, other than Mr. Hoover and Dr. Kochevar, who elected not to seek another term on our Board.
All directors elected at the Annual Meeting will continue in office until the annual meeting of our shareholders to be held in 2027 and until their successors are elected and qualified.
Each of the directors nominated by our Board has consented to being named in this Proxy Statement and to serving on our Board for the term listed above, if elected. The persons named as proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of each of our Board’s five nominees. If any nominee is unable to serve, our Board can either designate a substitute nominee to serve in his or her place as a director or reduce the size of our Board. If our Board nominates another individual, the persons named as proxies may vote for such substitute nominee. Proxies cannot be voted for a greater number of individuals than the five nominees named in this Proxy Statement.
Our Board has determined that all director nominees are independent of Elanco and management. See “Corporate Governance—Director Independence” below for more information.
Recommendation of the Board

The Board unanimously recommends a vote “FOR” each of Elanco’s Class I and Class II director nominees.

Elanco Animal Health Incorporated	8	2026 Proxy Statement

Board Membership Criteria
Our Board is responsible for selecting candidates for Board membership and for establishing the general criteria to be used in identifying potential candidates. The Board has delegated to the Corporate Governance Committee its authority to lead our director succession planning process and regularly considers the criteria necessary to achieve a multifaceted Board that provides effective oversight of Elanco.
The Corporate Governance Committee believes that all directors should display the personal attributes necessary to be effective directors: integrity, sound judgment, intellectual prowess and versatility, confidence, independence in fact and mindset, ability to operate collaboratively, willingness to ask difficult questions, willingness to listen, the ability to commit the necessary time to duties as a director and commitment to Elanco, its shareholders and other constituencies. As discussed in “Board Experience and Tenure” below, the Corporate Governance Committee also seeks to select director candidates who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. For example, the Corporate Governance Committee considers, on an ongoing basis, the additional skills, experiences and backgrounds that it seeks in members of our Board in the context of our business and the existing composition of our Board. The directors’ biographies under “Our Director Nominees and Continuing Directors” below note each director’s relevant skills, experiences and background that make him or her suited to contribute to our Board.
Public Company Board Commitments
Our Corporate Governance Guidelines state that directors shall ensure that existing or future commitments do not materially interfere with their ability to fulfill their responsibilities as Elanco directors, given that serving on our Board requires significant time and attention. Directors who are not Elanco employees (“non-employee directors”) may not serve on more than three other public company boards and our Chief Executive Officer may not serve on more than one other public company board, unless an exception is granted pursuant to our Corporate Governance Guidelines. Directors are also required to advise the Chair of the Corporate Governance Committee prior to accepting an invitation to serve on another public company board. All directors are currently in compliance with these guidelines.

Elanco Animal Health Incorporated	9	2026 Proxy Statement

Director Skills

Animal Health/ Health Care Industry	Directors with experience in our industry bring important expertise to the Board and guidance to our management.
Business Leadership and Operations	Serving in senior management of a public or private organization provides a practical understanding of effective business and organizational processes, operations and strategic planning.
Consumer Products	Directors with experience in consumer product development, sales or marketing provide value perspectives on retail marketing and sales for Elanco’s products.
Digital, Technology and Cybersecurity
Directors who have experience in digitization, technology or cybersecurity oversight are important as we navigate evolving technology developments that may be relevant to Elanco and our stakeholders while seeking to protect and advance our business processes and assets.

Finance and Accounting	Directors with experience in corporate finance, financial accounting and reporting and financial strategy provide important oversight of our financial policies.
Global Business Experience	As a global organization, directors with global business and cultural perspectives provide important insights on our current and future international operations.
Human Capital Management
Directors with experience developing or implementing human capital management programs help the Board provide effective oversight of Elanco’s plans for talent attraction, development and retention and our corporate culture.

Institutional Investor Perspective	We value the perspectives of our shareholders on Elanco’s strategy, plans and priorities.
Legal, Public Policy and Regulatory	Directors with experience in legal, policy or regulatory matters provide key insights into the public policy environment that may be relevant to Elanco.
M&A and Business Development
Directors with experience in business development and mergers and acquisitions, including assessing and analyzing potential transactions, help us develop the company’s strategy, build our business portfolio and integrate effectively.

Public Company Board Experience	Directors who have served on public company boards bring valuable strategic experience and perspectives to analyze and oversee the development and execution of Elanco’s long-term strategy.
Research and Development/Innovation	Experience in research and development and innovation provide valuable experience and perspectives for a crucial aspect of our business and value creation initiatives.
Risk Management and Sustainability
Directors with experience in sustainability and other environmental programs and initiatives, as well as risk management, bring valuable insights into how we can develop our corporate responsibility and sustainability strategies.

Elanco Animal Health Incorporated	10	2026 Proxy Statement

Skills Matrix

Skills & Experience Continuing Directors and Director Nominees	Kapila Anand	Art Garcia	Michael Harrington	Paul Herendeen	Lawrence Kurzius	Stacey Ma	Kirk McDonald	Denise Scots-Knight	Jeffrey Simmons

Animal Health/Health Care Industry			●	●		●		●	●
Business Leadership and Operations	●	●		●	●	●	●	●	●
Consumer Products				●	●		●		●
Digital, Technology and Cybersecurity	●		●	●			●
Finance and Accounting	●	●		●	●			●	●
Global Business Experience		●	●	●	●	●	●	●	●
Human Capital Management	●	●	●		●	●	●	●	●
Institutional Investor Perspective		●		●	●			●	●
Legal, Public Policy and Regulatory	●		●			●
M&A and Business Development	●	●	●	●	●			●	●
Public Company Board Experience	●	●		●	●	●		●	●
Research and Development/Innovation						●		●	●
Risk Management and Sustainability	●	●	●		●		●		●
TENURE/GENDER/AGE
Years Served	8	7	8	5	8	1	7	7	8
Gender	F	M	M	M	M	F	M	F	M
Age	72	65	63	70	68	56	59	66	58
RACE/ETHNICITY
African American/Black							●
Alaskan Native or Native American
Asian, Hawaiian, or Pacific Islander	●					●
White/Caucasian			●	●	●			●	●
Hispanic/Latino		●

Elanco Animal Health Incorporated	11	2026 Proxy Statement

Proposal No. 1	Table of Contents
Our Director Nominees and Continuing Directors
Our Board and the Corporate Governance Committee believe that each of our nominees brings a strong and varied set of skills, experiences and perspectives that, when combined with the other continuing directors, creates a high-performing Board that is aligned with our business strategy and contributes to the effective oversight of Elanco. The ages, principal occupations, public directorships held by, and other information about, our nominees and continuing directors are shown below.
CLASS I DIRECTORS – TERMS EXPIRING AT THE ANNUAL MEETING;
NOMINEES FOR TERMS EXPIRING IN 2027

Kapila Anand

EXPERIENCE
•KPMG LLP, one of the world's leading accounting firms
-Senior Advisor (2016 – 2020)
-Audit Signing Partner and Advisory Partner (1989 – 2016)
-Elected to KPMG’s U.S. and Americas boards (2005 – 2010) and Chair of the KPMG Foundation
OTHER CURRENT AND PRIOR PUBLIC COMPANY BOARDS
•Omega Healthcare Investors Inc. (since 2018)
•Extended Stay America, Inc. and its REIT subsidiary, ESH Hospitality, Inc. (2016 – 2021)
KEY QUALIFICATIONS
•Finance and Accounting experience gained through her more than 30 years of services as a Certified Public Accountant at KPMG and utilized during her service on the audit committees of multiple public companies
•Risk Management and Sustainability expertise developed over her career advising companies throughout their life cycle on topics such as strategic planning, due diligence, risk assessments, enterprise risk management, and setting up proper internal controls and further honed through her work as an advisory partner to KPMG's risk and governance practice
•Legal, Public Policy and Regulatory experience acquired while playing a leading role in the development of KPMG's private equity and regulatory businesses
•M&A and Business Development experience obtained while acting as an advisory partner to KPMG's M&A and integration services practices

Age: 72 Independent Director Joined: September 2018

BOARD COMMITTEES Audit (Chair) Corporate Governance

QUALIFICATIONS

Elanco Animal Health Incorporated	12	2026 Proxy Statement

Table of Contents	Proposal No. 1

Paul Herendeen

EXPERIENCE
•Bausch Health Companies Inc., a global health care products company
-Advisor to the Chairman and Chief Executive Officer (2021 – 2022)
-Executive Vice President and Chief Financial Officer (2016 – 2021)
•Executive Vice President and Chief Financial Officer, Zoetis Inc., an animal health company (2014 – 2016)
•Chief Financial Officer, Warner Chilcott, a specialty pharmaceuticals company (2005 – 2013; 1998 – 2001)
•Executive Vice President and Chief Financial Officer, MedPointe Pharmaceuticals, a privately held pharmaceutical company
•Principal investor, Dominion Income Management
•Principal investor, Cornerstone Partners
•Held various positions with the investment banking group of Oppenheimer & Company and the capital markets group of Continental Bank Corporation
•Senior auditor, Arthur Andersen & Company
OTHER CURRENT AND PRIOR PUBLIC COMPANY BOARDS
•Grifols, S.A. (since 2024)
•Endo, Inc. (2024 – 2025)
KEY QUALIFICATIONS
•Animal Health/Health Care Industry more than 20 years’ experience serving in leadership positions at MedPointe, Warner Chilcott, Zoetis, and Bausch Health
•Finance and Accounting expertise developed through decades serving in financial roles in the life sciences industry, including service as the Chief Financial Officer of Zoetis, and at Bausch Health, where he helped the company reduce its debt and strengthen its balance sheet
•M&A and Business Development experience from his tenure at Warner Chilcott, MedPointe, Zoetis and Bausch Health, as well as his nearly decade of experience as a principal at Dominion Income Management and Cornerstone Partners, where he worked on investments, mergers and acquisitions for the firms and their portfolio companies
•Institutional Investor Perspective developed through his more than 15 years of experience engaging with the financial community as a public company Chief Financial Officer and leader of award–winning investor relations programs

Age: 70 Independent Director Joined: December 2020

BOARD COMMITTEES Audit Finance, Strategy and Oversight (Chair)

QUALIFICATIONS

Elanco Animal Health Incorporated	13	2026 Proxy Statement

Proposal No. 1	Table of Contents
CLASS II DIRECTORS – TERMS EXPIRING AT THE ANNUAL MEETING;
NOMINEES FOR TERMS EXPIRING IN 2027

Michael Harrington

EXPERIENCE
•Eli Lilly and Company, a global pharmaceutical company (1991 – 2020)
-Senior Vice President, General Counsel (2013 – 2020)
-Vice President and Deputy General Counsel, Global Pharmaceutical Operations (2010 – 2012)
-Vice President and Deputy General Counsel, Corporate (2004 – 2010)
-Managing Director of New Zealand affiliate (2001 – 2003)
-General Counsel, Asia Pacific (1996 – 2000)
OTHER CURRENT PUBLIC COMPANY BOARDS
•Inotiv, Inc. (since 2024)
KEY QUALIFICATIONS
•Animal Health/Health Care Industry experience in more than three decades at Lilly, one of the world’s leading global pharmaceutical companies and our former parent company
•Digital, Technology and Cybersecurity expertise developed through his prior oversight of Lilly’s information security program
•Legal, Public Policy and Regulatory expertise developed and demonstrated having responsibility and oversight of legal and public policy issues, government and regulatory affairs, intellectual property, risk management, corporate governance and compliance for Lilly
•M&A and Business Development expertise gained executing numerous transactions while at Lilly, including playing a leading role in the separation of Elanco from Lilly and subsequent listing of Elanco on the NYSE as an independent public company

Age: 63 Independent Director Joined: September 2018

BOARD COMMITTEES Audit Corporate Governance (Chair) Finance, Strategy and Oversight

QUALIFICATIONS

Elanco Animal Health Incorporated	14	2026 Proxy Statement

Table of Contents	Proposal No. 1

Lawrence Kurzius

EXPERIENCE
•McCormick & Company, Inc., a global Fortune 500 food company (2005 – 2025)
-Executive Chairman (2023 – 2024)
-Chairman and Chief Executive Officer (2017 – 2023)
-Chief Executive Officer (2016)
-Held various leadership roles, including President and Chief Operating Officer; Chief Administrative Officer; President, International Businesses; President, Europe, Middle East and Africa; President, U.S. Consumer Foods
•Zatarain's, an American food company
-President and CEO (1997 – 2004 when acquired by McCormick)
-Vice President and Marketing Director (1991 – 1997)
•Marketing executive, Quaker Oats Company and Mars Inc.’s Uncle Ben’s Company
OTHER CURRENT AND PRIOR PUBLIC COMPANY BOARDS
•The Cooper Companies, Inc. (since 2023)
•Lamb Weston Holdings, Inc. (since 2025)
•McCormick & Company, Inc. (2015 – 2025), Executive Chairman (2023 – 2024), Chairman (2017 – 2023)
KEY QUALIFICATIONS
•Consumer Products experience acquired over his career in consumer goods marketing and senior leadership roles at Mars, Quaker Oats, Zatarain’s and McCormick, a large, multi–faceted, consumer and flavor solutions food business, and further developed while serving on the boards of multiple industry groups, including The Consumer Goods Forum, The Consumer Brands Association and The National Association of Manufacturers, resulting in his extensive knowledge of consumer trends and a deep understanding of consumer preferences
•Global Business Experience gained leading multinational companies, where understanding both the domestic and international markets was essential to success
•Human Capital Management expertise developed through his leadership of a company with over 14,000 employees globally, which has resulted in a deep understanding of attracting, developing, motivating and retaining top talent, as well as executive compensation and leadership development
•Risk Management and Sustainability experience obtained from his broad executive experience at McCormick, where under his leadership, the company became a UN Global Compact LEAD company while embedding purpose–led performance into McCormick's culture by championing the company's industry–leading sustainability efforts

Chairman Age: 68 Independent Director Joined: September 2018

BOARD COMMITTEES None

QUALIFICATIONS

Elanco Animal Health Incorporated	15	2026 Proxy Statement

Proposal No. 1	Table of Contents

Kirk McDonald

EXPERIENCE
•Founding member and Chief Executive Officer at Sundial Media & Technology Group, a human connections company (since 2024)
•Chief Executive Officer and member of Global Leadership Team, GroupM North America, a global provider of media and advertising solutions through the development of technology–enabled services (2020 – 2023)
•Xandr, Inc., AT&T's advertising division
-Chief Business Officer (2019 – 2020)
-Chief Marketing Officer (2018 – 2019)
•Held leadership roles at several other leading companies, including:
-Chief Marketing Officer, Advertising and Analytics, AT&T Inc.
-President, PubMatic, Inc.
-President, Digital, Time Inc.
-Chief Advertising Officer, Fortune|Money Group
-Senior Vice President of Network Sales, DRIVEpm and Atlas (both units of Microsoft's advertising business)
OTHER CURRENT PUBLIC COMPANY BOARDS
•Ziff Davis, Inc. (since 2023)
KEY QUALIFICATIONS
•Business Leadership and Operations expertise gained over his significant career in leadership roles with responsibility for developing and executing on business strategies
•Consumer Products experience gained during his more than 30 years of experience in marketing leadership roles at leading companies like Microsoft and AT&T
•Digital, Technology and Cybersecurity expertise developed at GroupM, where he helped develop technology–enabled services for media and advertising solutions, resulting in experience with digital and emerging technologies; recognized by AdWeek for his digital expertise as one of the "50 vital leaders in tech, media and marketing"
•Human Capital Management insights gained as Chief Executive Officer of GroupM, an organization of approximately 6,500 people in a fast–growing industry

Age: 59 Independent Director Joined: March 2019

BOARD COMMITTEES Compensation and Human Capital (Chair) Innovation, Science and Technology

QUALIFICATIONS

Elanco Animal Health Incorporated	16	2026 Proxy Statement

Table of Contents	Proposal No. 1
CLASS III DIRECTORS – TERMS EXPIRING IN 2027

Art Garcia

EXPERIENCE
•Ryder System, Inc., a North American provider of transportation and supply chain management products known for its fleet of rental trucks
-Executive Vice President and Chief Financial Officer (2010 – 2019)
-Senior Vice President and Controller (2005 – 2010)
-Vice President and Controller (2002 – 2005)
OTHER CURRENT PUBLIC COMPANY BOARDS
•Raymond James & Associates (since 2023)
•American Electric Power Company, Inc. (since 2019)
•ABM Industries Incorporated (since 2017)
KEY QUALIFICATIONS
•Business Leadership and Operations expertise acquired through his experience leading the finance organization at Ryder Systems, where he led the re–engineering of the organization to help drive efficiency, established a new business model and implemented strategies to revitalize growth and improve profitability
•Finance and Accounting experience developed during the 18 years he served in financial roles at Ryder Systems, where he ultimately had oversight of the entire financial function for almost a decade and during his service on the audit, risk management and governance committees on the boards of other public companies
•M&A and Business Development expertise obtained while overseeing the corporate strategy and business development functions and managing the financial integration of numerous acquisitions at Ryder Systems
•Institutional Investor Perspective developed through his nearly 10 years of experience engaging with the financial community as a public company Chief Financial Officer

Age: 65 Independent Director Joined: May 2019

BOARD COMMITTEES Audit Finance, Strategy and Oversight

QUALIFICATIONS

Elanco Animal Health Incorporated	17	2026 Proxy Statement

Proposal No. 1	Table of Contents

Stacey Ma, Ph.D

EXPERIENCE
•Executive Vice President of Pharmaceutical Development and Manufacturing, Gilead Sciences, Inc., a research–based biopharmaceutical company focused on the discovery, development and commercialization of innovative medicines (since 2022)
-Executive Vice President of Technical Operations, Sana Biotechnology, a biotechnology company focused on utilizing engineered cells as medicines (2019–2022)
-Genentech, Inc., an American biotechnology company and member of the Roche Group (1996 – 2019)
-Global Head of Innovation, Manufacturing Science and Technology (2018 – 2019)
-Roles of increasing responsibility, including Vice President, Global Head of IMP Quality, Pharma Technical Development
PRIOR PUBLIC COMPANY BOARDS
•Atreca, Inc. (2021–2024)
KEY QUALIFICATIONS
•Animal Health/Health Care Industry experience gained through nearly 30 years of experience in the health care industry, including with Gilead Sciences, Inc., Sana Biotechnology, and Genentech, Inc.
•Business Leadership and Operations leader with extensive experience in product and supply chain management, manufacturing, and quality operations
•Research and Development/Innovation expertise developed by leading technology innovation and product development at leading human pharmaceutical companies; elected to the National Academy of Engineering in 2026, for her outstanding contributions to engineering in biopharmaceutical development, analytical technologies, and manufacturing platforms for transformative therapies
•Legal, Public Policy, and Regulatory experience gained through leadership of CMC regulatory functions as multiple global companies

Age: 56 Independent Director Joined: November 2024

BOARD COMMITTEES Compensation and Human Capital Innovation, Science and Technology

QUALIFICATIONS

Elanco Animal Health Incorporated	18	2026 Proxy Statement

Table of Contents	Proposal No. 1

Denise Scots-Knight, Ph.D

EXPERIENCE
•Co-Founder, Chief Executive Officer and Director, Mereo BioPharma Group plc, an international biopharmaceutical company focused on rare diseases (since 2015)
•Partner, Phase4 Ventures GP Ltd., Phase4 Ventures GP III Ltd., Phase4 Ventures III FPGP Ltd., Phase4 Ventures III GP LP, and Phase4 Ventures III FP LP, privately held global life science venture capital firms (2010 – 2019)
•Chief Executive Officer, Phase4 Partners Ltd., a privately held, global life science venture capital firm (2010 – 2015)
•Head, Nomura Phase4 Ventures, a venture capital affiliate of Nomura International plc, a leading Japanese financial institution (2004 – 2010)
OTHER CURRENT AND PRIOR PUBLIC COMPANY BOARDS
•Mereo BioPharma Group plc (since 2015)
•OncoMed Pharmaceuticals Inc. (2008 – 2018)
•Albireo Pharma, Inc. (2008 – 2017)
KEY QUALIFICATIONS
•Health Care Industry experience acquired over her career in the life sciences industry, and through her current and past service as a director of other public and privately held biotech and life sciences companies and supported by being named of one of the 15 leading women in European biotech by Labiotech UG
•Global Business Experience gained through her service as Co-Founder and Chief Executive Officer of Mereo BioPharma, a United Kingdom-based, Nasdaqlisted company with operations in the U.S., as well as leadership roles in other nonU.S. organizations, which further developed her valuable insights into global strategic oversight, talent and leadership development that are critical in our growth-oriented industry
•Institutional Investor Perspective obtained through her extensive experience investing and allocating capital as the head of a life sciences-focused venture capital firm
•Research and Development/Innovation expertise developed through her career, where she has a track record of building new innovation models and strategic partnerships for emerging technologies, which has resulted in her having a deep acumen and technical expertise beneficial for overseeing our research and development activities

Age: 66 Independent Director Joined: March 2019

BOARD COMMITTEES Compensation and Human Capital Innovation, Science and Technology

QUALIFICATIONS

Elanco Animal Health Incorporated	19	2026 Proxy Statement

Proposal No. 1	Table of Contents

Jeffrey Simmons

EXPERIENCE
•President and Chief Executive Officer, Elanco Animal Health Incorporated (since 2018)
•Eli Lilly and Company, a global pharmaceutical company (1989 – 2018)
-Senior Vice President and President of the Elanco Animal Health division at Lilly (2008 – 2018)
-Held various leadership roles in the Elanco Animal Health division, including International Marketing Manager, Country Director for Brazil, Area Director for Western Europe and Executive Director for U.S. and Global Research & Development
KEY QUALIFICATIONS
•Business Leadership and Operations expertise exhibited as a proven, purpose-driven leader during his 30-plus years in the life sciences industry, including as the head of Elanco for the past decade, during which he directed Elanco's growth and transformation from a primarily U.S. livestock feed additive company to a global animal health leader with a diversified business, more than quadrupled revenue, created a unique innovation engine and built five new businesses, including a greater than $2 billion pet health business
•M&A and Business Development experience acquired while evaluating, executing and integrating several significant acquisitions during his tenure as Elanco’s CEO, including the acquisitions of Aratana Therapeutics, Kindred Biosciences and Bayer Animal Health, one of the largest animal health transactions to date
•Risk Management and Sustainability expertise shown as Elanco has demonstrated its commitment to sustainability, including through its commercialization and advancement of Bovaer®, Elanco's methane reduction product, and its development of a carbon insetting marketplace
•Research and Development/Innovation experience acquired through his oversight of research and development programs over the past three decades, including the successful product launch of numerous animal health blockbuster drugs while serving as Executive Director for U.S. and Global Research & Development as well as other senior leadership roles within the Elanco Animal Health Division of Lilly

Age: 58 Director Since: September 2018

BOARD COMMITTEES Finance, Strategy and Oversight

QUALIFICATIONS

Elanco Animal Health Incorporated	20	2026 Proxy Statement

We are committed to effective corporate governance and high ethical standards, which we believe support long-term performance. Our key corporate governance and ethics policies help us manage our business in accordance with the highest standards of business practice and in the best interests of our shareholders.
Our Corporate Governance Guidelines and committee charters help govern the operation of our Board and its committees in executing their responsibilities. These are reviewed at least annually by the Corporate Governance Committee and the Board and are updated periodically in response to changing regulatory requirements, evolving practices, issues raised by our shareholders and other stakeholders and otherwise as circumstances warrant.
Corporate Governance Enhancements
Our Board regularly evaluates the Company’s governance profile, taking into account evolving standards, the needs of our business and feedback we receive from our shareholders and other stakeholders, including as described in “Shareholder Engagement” below. We have engaged extensively with our shareholders over the last five years on corporate governance matters, and in 2022, we began a process to evolve the Company’s governance practices in response to shareholder feedback.
In 2023, we eliminated the supermajority vote requirements to amend the Company’s Articles of Incorporation and Bylaws. We also adopted proxy access.
As part of a comprehensive governance review following the Company’s 2023 Annual Meeting, and in response to shareholder feedback, in 2024, the Board approved several additional governance enhancements, including:
•Amendments to the Company’s Articles of Incorporation, which were approved by our shareholders to:
◦Commence a process to declassify the Board of Directors;
◦Adopt a majority vote standard for uncontested elections of directors;
◦Allow shareholders to amend our Bylaws; and
◦Allow shareholders under certain circumstances to request special meetings of shareholders
•Enhancing disclosure in our annual impact report and on our website
In 2024 and 2025, we refreshed the Board with three new independent directors joining the Board in 2024 and four directors departing the Board in 2025. The Board also approved changes to our Board and committee leadership in 2024. In 2026, two directors will depart the Board at the conclusion of their terms at the Annual Meeting and the Board has approved additional Board committee leadership and membership changes, all as described below.
Also in 2026, we responded to shareholder feedback regarding our compensation programs by adding a sales growth modifier to our annual cash incentives and an rTSR metric to our equity-based long-term performance awards for fiscal 2026.
We believe these enhancements demonstrate our responsiveness to shareholder feedback and commitment to effective corporate governance and oversight. Our Board is committed to continuing to drive progress regarding our corporate governance and looks forward to continuing our dialogue with our shareholders and other stakeholders on these topics.

Elanco Animal Health Incorporated	21	2026 Proxy Statement

Board Leadership Structure
We have separate roles for the Board Chairman and Chief Executive Officer. As described in our Corporate Governance Guidelines, our Board currently has a strong, independent, non-executive chairman, Lawrence E. Kurzius, which we believe helps further strengthen our governance structure.
At this time, our Board believes the separation of the Board Chairman and Chief Executive Officer roles provides an effective leadership model for Elanco and our Board to help ensure effective independent oversight. However, our Board also believes that no single leadership model is right for all companies and at all times. Depending on the circumstances, other leadership models, such as combining the roles of the Board Chairman and Chief Executive Officer, might be appropriate. Our Board periodically reviews its leadership structure and will continue to evaluate and implement the leadership structure that it determines most effectively supports our Board in fulfilling its responsibilities.
In addition to the leadership of our Board Chairman, our independent directors have ample opportunity to and regularly do, assess the performance of our Chief Executive Officer and provide him meaningful direction. Our Board has strong and effective independent oversight of management:
•91% of our current Board members (and all director nominees) are independent;
•Each member of the Audit Committee, the Corporate Governance Committee, the Compensation and Human Capital Committee, and the Innovation, Science and Technology Committee is independent;
•Each chair of our Board’s five standing committees is independent;
•Board and committee agendas are prepared by their independent chairs, based on discussions with all directors and recommendations from senior management; and
•All directors are encouraged to request agenda items, additional information and/or modifications to schedules as they deem appropriate.

Elanco Animal Health Incorporated	22	2026 Proxy Statement

Board Oversight
OUR BOARD’S OVERSIGHT OF RISK MANAGEMENT
We have an enterprise risk management program overseen by our General Counsel, who is supported by our internal General Auditor and our Chief Compliance and Privacy Officer. Material enterprise risks, which include competitive, strategic, operational, financial, legal, regulatory and ESG risks, are identified and prioritized by management through both top-down and bottom-up processes. Our management is charged with managing these risks through robust internal processes and controls.
Our Board has responsibility for oversight of our management’s planning for material risks. Our enterprise risk management program is reviewed annually at a Board meeting and enterprise risks are also addressed in periodic business function reviews. Reviews of certain risk areas are also conducted by relevant Board committees, as described below.

Our Board
Our Board considers significant enterprise risk topics, including, among others, risks associated with competition, innovation, market access, corporate and brand reputation management, information security and data privacy and business continuity. Our Board is routinely informed of developments that could affect our risk profile or other aspects of our business. In addition, our Board receives regular reports from members of our senior leadership team that include discussions of the risks involved in their respective areas of responsibility.
Our Board is kept informed of its committees’ risk oversight and other activities through reports by the committee Chairs to the Board, which occur at each regularly scheduled quarterly Board meeting.

Audit Committee
Oversees the management of risks related to our financial statements, reporting, compliance and internal controls; as well as procedures related to information asset security and data protection to the extent they impact financial reporting and internal controls.

Compensation and Human Capital Committee
Oversees the management of risks related to our compensation programs and benefit plans, as well as risks related to succession planning and human capital management.

Corporate Governance Committee
Oversees risks relating to public policy issues, including our lobbying priorities and activities; as well as risks arising from our ESG-related practices and corporate responsibility initiatives.

Finance, Strategy and Oversight Committee
Oversees financial risk management including related policies and risks associated with liquidity, tax strategies, currency and interest rate exposures, as well as strategy related to M&A and divestitures.

Innovation, Science and Technology Committee
Oversees the management of risks associated with our research and development programs, competitive or disruptive technologies and technologies that we acquire or in which we invest.

Management
Management is primarily responsible for identifying risk and risk controls related to significant business activities and mapping the risks to our strategy. Management is also responsible for developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner with which to manage risk.

Elanco Animal Health Incorporated	23	2026 Proxy Statement

OUR BOARD’S OVERSIGHT OF STRATEGY
Our Board and its committees are involved in overseeing our corporate strategy, including major business, organizational and transformational initiatives; capital allocation priorities; and significant acquisitions and other transactions, as well as related integration issues. Our Board engages in robust discussions regarding our corporate strategy at nearly every Board meeting. Our Board’s committees oversee elements of our strategy associated with their respective areas of responsibility.
OUR BOARD’S OVERSIGHT OF HUMAN CAPITAL AND SUCCESSION PLANNING
Our approximately 9,400 full time global employees and approximately 500 fixed-duration employees help shape the Elanco culture and everything we do for our customers. The Elanco Employee Promise states that together we foster an inclusive culture where everyone can make a difference, encouraging ownership, growth and well-being, while focusing on customers and the animals in their care.
Our Board’s committees oversee elements of our culture associated with their area of responsibility. The Compensation and Human Capital Committee is kept informed of our compensation practices through recurring updates and is responsible for periodically discussing with our management and evaluating our performance in the development, implementation and effectiveness of our policies and strategies related to human capital management. The Audit Committee is responsible for oversight of our ethics and compliance program and regularly receives updates on our culture of integrity and the tone set by leaders throughout the organization.
Succession planning for our senior leadership positions is critical to our success. The Compensation and Human Capital Committee reports to our Board on succession planning and leadership development for our Chief Executive Officer as well as certain other executive positions. This topic is discussed formally at least once per year and is also discussed regularly in executive session. The Corporate Governance Committee is tasked with focusing on director succession planning, and engaged on this topic at most meetings. In performing this function, the committee is responsible for identifying and recruiting nominees for election as directors to our Board.
OUR BOARD’S OVERSIGHT OF INFORMATION SYSTEMS, CYBERSECURITY AND ARTIFICIAL INTELLIGENCE TECHNOLOGIES
We prioritize the trust and confidence of our customers and workforce, and we evaluate cybersecurity risks on an ongoing basis. Both management and our Board have an overall responsibility for assessing and managing risks from cybersecurity threats. Our Chief Technology and Information Security Officer (“CTISO”) is responsible for leading an information security team that helps prevent, identify and appropriately address cybersecurity threats. The team is responsible for the design and execution of our cybersecurity risk management and helps management and our Board stay informed about and monitor the prevention, detection, mitigation and remediation of cybersecurity risks.
We have built a risk-based, fit-for-purpose and innovative information security program. Our information security architecture is focused on designing IT-related solutions that are foundationally secure and which accept and embrace the realities of working with a modern, cloud heavy footprint and extended remote workforce. Overall, our approach to cybersecurity governance, risk and compliance is based on overarching guidelines, standards and best practices developed by the U.S. National Institute of Standards and Technology (“NIST”), a department of the U.S. Department of Commerce. We expect to continue to mature and enhance our information security program.
With support from the Audit Committee, the Board oversees our cybersecurity management processes, as well as our use and governance of artificial intelligence and machine learning technologies ("AI"), each including appropriate risk mitigation strategies, systems, processes and controls. Our CTISO meets with the Audit Committee and separately with the full Board at least twice annually to discuss the status of policies and procedures related to information security. These discussions focus on any notable incidents and incident responses, updates on known or perceived cyber threats and the information security team's recent actions taken in response to any such incidents and threats. Similarly, our CTISO meets with the Audit Committee and separately with the full Board at least twice annually to discuss AI initiatives, policies and procedures. The Audit Committee discussions focus on policies and procedures specific to the financial statement reporting process. The Board discussions focus on our progress towards strategic priorities, data access and integrity, risk mitigation and vendor oversight.

Elanco Animal Health Incorporated	24	2026 Proxy Statement

OUR BOARD’S OVERSIGHT OF ESG
Our Board and management team have identified the management of ESG issues and initiatives as an important priority for Elanco. The Corporate Governance Committee assists the Board in its oversight of our overall ESG program, including our strategy to manage ESG risks, opportunities, disclosures and policies. The Compensation and Human Capital Committee periodically evaluates applicable ESG issues, such as our policies and strategies related to human capital management. The Innovation, Science and Technology Committee assists the Board in oversight of ESG issues related to our research and development initiatives, as well as changes to the regulatory and product development landscape. The Audit Committee oversees policies and practices related to employee health and safety.
The Vice President, Investor Relations and ESG provides quarterly updates about our ESG program to the Corporate Governance Committee, as well as an annual update to the full Board.

Elanco Animal Health Incorporated	25	2026 Proxy Statement

Board and Committee Information
During 2025, our Board met eight times. Each of our directors attended at least 75% of the total meetings of our Board and the Board committees on which he or she served. Consistent with the expectations in our Corporate Governance Guidelines, all directors attended our 2025 annual meeting of shareholders.
The table below provides the current membership of each of the standing Board committees.

	Audit Committee	Compensation and Human Capital Committee	Corporate Governance Committee	Finance, Strategy and Oversight Committee	Innovation, Science and Technology Committee

Kapila Anand
Art Garcia
Michael Harrington
Paul Herendeen
R. David Hoover
Deborah Kochevar
Lawrence Kurzius
Stacey Ma
Kirk McDonald
Denise Scots-Knight
Jeffrey Simmons
 Chair  Member

Elanco Animal Health Incorporated	26	2026 Proxy Statement

BOARD COMMITTEES
Audit Committee

Membership: Kapila Anand (Chair) Art Garcia Michael Harrington Paul Herendeen Meetings in 2025: 9
Key Responsibilities:
Assist our Board in its oversight of:
•the integrity of our financial statements and any other financial information that is provided to our shareholders and others;
•the independent auditor’s qualifications and independence;
•the systems of internal controls and disclosure controls that our management has established;
•the performance of our internal and independent audit functions;
•risk assessment and risk management processes related to financial matters;
•our compliance with legal and regulatory requirements involving matters of financial compliance; and
•information security, artificial intelligence and data privacy matters related to financial compliance.
The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by Elanco regarding our accounting, internal controls and auditing matters. Further details of the role of the Audit Committee, as well as the Audit Committee Report, can be found in “Proposal No. 2: Ratification of Appointment of Independent Auditor” below.

The Audit Committee’s charter is available on our website at www.elanco.com/us/leadership by clicking on the “Audit Committee Charter” link.

Our Board has determined that each member of the Audit Committee is independent within the meaning of our independence standards and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and applicable NYSE listing standards. Each member is also financially literate, and Ms. Anand, Mr. Garcia and Mr. Herendeen each qualify as an “audit committee financial expert.”

Elanco Animal Health Incorporated	27	2026 Proxy Statement

Compensation and Human Capital Committee

Membership: Kirk McDonald (Chair) R. David Hoover Stacey Ma Denise Scots-Knight Meetings in 2025: 6
Key Responsibilities:
Assist our Board in its oversight of:
•our compensation policies and practices, including determining and approving the compensation of our executive officers and our compensation plans, including by reviewing and approving incentive compensation and equity compensation policies and programs;
•our compensation program for non-employee directors;
•our stock ownership for executive officers and the stock ownership and retention guidelines for executive officers and non-employee directors;
•succession plans and leadership development for the Chief Executive Officer position and other executive officer positions, including a broad review of our succession management; and
•Elanco’s performance in the oversight, development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function.
Each Compensation and Human Capital Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Compensation and Human Capital Committee’s charter is available on our website at www.elanco.com/us/leadership by clicking on the “Compensation and Human Capital Committee Charter” link.
Compensation Committee Interlocks and Insider Participation: During 2025 and as of the date of this Proxy Statement, none of the members of the Compensation and Human Capital Committee was or is an officer or employee of Elanco and none of our executive officers served or serves on the compensation committee or board of directors of any company that employed or employs any member of our Compensation and Human Capital Committee or Board.

Our Board has determined that each member of the Compensation and Human Capital Committee is independent within the meaning of our independence standards and applicable NYSE listing standards.

Elanco Animal Health Incorporated	28	2026 Proxy Statement

Corporate Governance Committee

Membership: Michael Harrington (Chair) Kapila Anand R. David Hoover Deborah Kochevar Meetings in 2025: 5
Key Responsibilities:
Assist our Board in its oversight of:
•recommending qualifications required for membership on our Board and its committees;
•identifying and recommending candidates for membership on our Board and its committees;
•developing and recommending criteria and policies relating to service and tenure of directors on our Board;
•risk management related to public policy issues, including lobbying priorities and activities, corporate governance and ESG practices and corporate responsibility initiatives;
•current and emerging political, social and environmental trends and public policy issues that may affect Elanco’s operations, performance and public image; and
•other matters of corporate governance, including the Board's self assessment process and Corporate Governance Guidelines.
The Corporate Governance Committee’s charter is available on our website at
www.elanco.com/us/leadership by clicking on the “Corporate Governance Committee Charter” link.

Our Board has determined that each member of the Corporate Governance Committee is independent within the meaning of our independence standards.
The Corporate Governance Committee has recommended that Mr. Herendeen be appointed to the Corporate Governance Committee as of the Annual Meeting.

Finance, Strategy and Oversight Committee

Membership: Paul Herendeen (Chair) Art Garcia Michael Harrington Jeffrey Simmons Meetings in 2025: 7
Key Responsibilities:
Assist our Board in its oversight of:
•certain of our financial policies, plans and transactions, including mergers and acquisitions (including the effective integration of acquired businesses), divestitures and strategic partnerships and capital, foreign exchange and debt transactions;
•balance sheet management, capital structure, leverage and financial strategy;
•financial risk management, including oversight of Elanco’s financial risk management policies, and risks associated with liquidity, tax strategies, insurance, credit ratings, currency and interest rate exposures; and
•our progress toward achieving our margin, growth and operational goals.
The Finance, Strategy and Oversight Committee’s charter is available on our website at www.elanco.com/us/leadership by clicking on the “Finance, Strategy and Oversight Committee Charter” link.

Elanco Animal Health Incorporated	29	2026 Proxy Statement

Innovation, Science and Technology Committee

Membership: Deborah Kochevar (Chair) Stacey Ma Kirk McDonald Denise Scots-Knight Meetings in 2025: 5
Key Responsibilities:
Assist our Board in its oversight of:
•our strategy, activities, results and investment in and optimization of research, development and go-to-market strategies, as well as supporting investments, external innovation/business development and innovation initiatives;
•our strategic, tactical and policy matters related to science and technology and any changes to the development and regulatory landscape;
•advancement and augmentation of our product pipeline innovation;
•management of risks related to our research and development program, competitive or disruptive technologies and technologies which Elanco is acquiring or in which we are investing;
•our intellectual property strategy and portfolio; and
•Elanco’s ambition to achieve scientific innovation leadership in the animal health industry.
The Innovation, Science and Technology Committee’s charter is available on our website at www.elanco.com/us/leadership by clicking on the “Innovation, Science and Technology Committee Charter” link.

Our Board has determined that each member of the Innovation, Science and Technology Committee is independent within the meaning of our independence standards.
The Corporate Governance Committee has recommended that Dr. Scots-Knight be appointed as Chair of the Innovation, Science and Technology Committee as of the Annual Meeting.

Elanco Animal Health Incorporated	30	2026 Proxy Statement

Shareholder Engagement
We value shareholder feedback and regularly engage in active discussions to gather input on a broad range of topics, including strategic initiatives, business performance, corporate governance, risk and compensation practices and ESG-related initiatives and metrics. We believe this approach drives increased corporate accountability, improves our decision making and ultimately helps create long-term value. We pursue multiple avenues for shareholder engagement, including periodic reports on our activities, a consistent cadence of in person and virtual meetings with our shareholders, attendance at numerous investor and industry conferences, and periodic governance-focused discussions with many of our largest shareholders.
In addition to our regular investor relations efforts throughout the year, in early 2026, we undertook our annual shareholder engagement initiative focused specifically on corporate governance, executive compensation practices, and disclosure. As part of this process, we reached out to eight of our largest institutional shareholders representing approximately two-thirds of our outstanding shares (based on ownership reports as of September 30, 2025), and engaged with several to receive their feedback. These meetings were led by Lawrence Kurzius, the Chairman of the Board, and generally included one or more members of our executive management team.
When meeting with shareholders, we invited input and addressed questions on our governance practices, corporate strategy, executive compensation program and other topics. Shareholder feedback we received during these meetings was communicated to the Corporate Governance Committee and the Compensation and Human Capital Committee, as appropriate, as well as the full Board of Directors for consideration.
These engagement efforts allow us to better understand our shareholders’ priorities and perspectives and provide useful input concerning these topics. For example, we addressed questions about the multiple performance inputs that contribute to ECE and influence incentive compensation attainment. We similarly heard shareholders' input on the importance of aligning incentive compensation with long-term share outperformance, for example, with a relative total shareholder return ("rTSR") modifier. This feedback informed the design of our incentive programs for 2026, which is described in more detail in "Compensation Discussion and Analysis—Responsiveness to Shareholder Feedback in 2026 Incentive Design."
Director Independence
Our Board has established that, for a director to qualify as independent, a director must have no material relationship with Elanco other than as a director or, either directly or indirectly, as a partner, significant shareholder or officer of an organization that has a material relationship with Elanco. In making this determination, our Board considers all relevant facts and circumstances and has adopted the categorical independence standards for directors established in the NYSE listing standards.
The Corporate Governance Committee has reviewed the applicable legal and NYSE listing standards for Board and committee member independence. A summary of the responses to annual questionnaires completed by each of the directors and a report of transactions with director-affiliated entities are provided to the committee. On the basis of this review, the committee delivers a recommendation to our Board, which then determines independence.
Our Board has determined that each of our directors, other than Mr. Simmons, is independent of Elanco and its management. Mr. Simmons is not independent because he serves as our President and Chief Executive Officer.
In making these determinations, our Board considered that in the ordinary course of business, relationships and transactions may occur between Elanco and our subsidiaries. Additionally, entities affiliated with directors or their family members were also considered. Dr. Kochevar is affiliated with an academic institution and Mr. Garcia’s domestic partner is affiliated with a law firm with which we have relationships or transactions in the ordinary course of business. We reviewed our transactions and any payments to each of these entities and found that these transactions and payments were made below the level set forth in applicable independence standards.
In addition to the above standards for director independence, each director who serves on the Audit Committee, Compensation and Human Capital Committee and Corporate Governance Committee satisfies the additional standards established by the SEC and NYSE, as applicable, for such committee membership.

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Director Nomination Process
The Corporate Governance Committee makes recommendations to our Board for director nominations; identifies and screens potential new candidates, including by reviewing recommendations from other directors, management and shareholders; and assesses the ongoing contributions of incumbent directors whose terms are expiring, in each case with input from all other directors. The Corporate Governance Committee may also retain search firms to assist in identifying and screening candidates.
The Corporate Governance Committee will consider director candidates recommended by a shareholder in the same manner as all other candidates recommended by other sources. A shareholder may recommend a candidate at any time of the year by writing to our Corporate Secretary at the contact details set forth in “Other Information—Communicating With Us” below.
A shareholder, or group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years, could submit director nominees for up to two individuals or 20% of our Board (whichever is greater) for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our Bylaws.
Board Experience and Tenure
Our Board is committed to building a Board consisting of directors with varied experiences and backgrounds. Our Corporate Governance Guidelines state that our Board will select director candidates who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions.
Five of our directors joined our Board just prior to our initial public offering in September 2018, and four of our directors joined our Board in 2019, when Lilly exited its remaining ownership in Elanco. We have continued to refresh the Board over the last several years, with four directors joining since 2020, including three in 2024. In addition, four directors rotated off the Board in 2025, and two additional directors will rotate off the Board at the Annual Meeting. The five Class I and Class II directors we have nominated for re-election at the Annual Meeting have an average tenure of 7.1 years and these nominees and other continuing directors have an average tenure of approximately 6.6 years.
Our Corporate Governance Guidelines state that there is no limit on the number of terms for which a director may be elected and that our Board does not endorse arbitrary term limits on directors’ service. However, our Corporate Governance Guidelines also state that our Board does not believe in automatic re-nomination of directors and that the annual self-evaluation process described in “—Board Evaluations” below will be an important determinant for continuing service.
Board Evaluations
In the spirit of our values of excellence and continuous improvement, our Board is committed to regular Board and Committee assessments. This helps ensure that our Board’s governance and oversight responsibilities are well executed and updated to reflect best practices.
At the end of each quarterly Board meeting, our Board meets in executive session, both with and without our Chief Executive Officer, to discuss whether the meeting’s objectives were satisfied and to identify issues that might require additional dialogue. Each of our Board’s standing committees also regularly meets in executive session for the same purposes.
Our Board also conducts an annual self-evaluation process, which is led by the Chairman of our Board and the Chair of the Corporate Governance Committee. Directors complete a comprehensive questionnaire evaluating the performance of our Board as a whole and the committees on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and maintain the confidentiality of responses. The results are reviewed by the Corporate Governance Committee and summarized for the Board, which reviews the results in executive session. Each Board committee also separately reviews the feedback received for such committee in executive session. The Chairman then conducts one-on-one meetings with each director to discuss the evaluations and any other matters raised by the directors.

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We believe this annual evaluation process provides our Board and its committees with valuable insights regarding areas where our Board functions effectively as well as areas where our Board may improve. Recommendations for improvement derived from the annual evaluation process are used to adjust our Board’s future agendas and practices, and responses to the evaluations also inform the topics for director education over the course of the following year.
Related Person Transactions
Our Board has adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant and one of our executive officers, directors, director nominees or beneficial holders of more than 5% of Elanco’s total equity (or their immediate family members), each of whom is referred to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which is referred to as a “related person transaction,” the related person must report the proposed related person transaction to our EVP, General Counsel and Corporate Secretary, who will report it to the Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee considers all relevant facts and circumstances. The Audit Committee will approve only those transactions that, in light of known circumstances, are deemed to be in the Company’s best interests. In the event that any member of the Audit Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the consideration of such related person transaction.
On March 16, 2025, Elanco US Inc. ("Elanco US"), a wholly owned subsidiary of Elanco, entered into a research agreement (the "Research Agreement") with WEDterinary LLC ("WED"). William Doyle, a former director who resigned from the Board in March 2025, owns 33% of the equity interests of WED. Pursuant to the Research Agreement, WED will conduct certain research studies involving targeted gene therapy to treat chronic kidney disease in cats and explore emerging spaces to increase healthy life span for pets. Elanco US will pay up to $4 million to fund the research activities conducted by WED, in exchange for certain rights in the resulting intellectual property including the right to negotiate for exclusive rights in the assets. Upon execution of the Research Agreement, Mr. Doyle resigned from the Board, though he will continue to provide advice to Elanco on related animal health innovation. The foregoing transaction was reviewed and approved by the Audit Committee prior to execution of the Research Agreement in accordance with the related person transaction policy.
Insider Trading Policy
Our Board has adopted a written policy, referred to as the "Insider Trading and Regulation FD Policy," that governs the purchase, sale, and other disposition of Elanco’s securities by all Elanco personnel, including directors, officers, employees and other covered persons. We believe our Insider Trading and Regulation FD Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to Elanco.
Among other things, the policy prohibits trading when aware of, or disclosing ("tipping"), material non-public information. The policy includes provisions for quarterly blackout periods, event-specific blackout periods and pre-clearance requirements that apply to certain persons subject to the policy. The policy also provides that any transactions by us in our securities will comply with applicable laws, including insider trading laws.
A copy of Elanco’s Insider Trading and Regulation FD Policy was filed as Exhibit 19 to its Annual Report on Form 10-K for the year ended December 31, 2024.

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Business Ethics, Compliance and Privacy
We govern our business with the highest ethical standards; the way we operate rests on a foundation of doing the right thing, the right way, every day. Our employees and directors have a shared responsibility for developing and cultivating a culture of integrity, respect and excellence. We encourage employees and third parties to report any known or suspected violations of our Code of Conduct, policies, procedures or laws that regulate our business without fear of retaliation. Concerns can be raised in a variety of ways including through our IntegrityLine which is a convenient, confidential and, at the reporter’s option (where legally permitted), anonymous way to make such reports. All concerns raised are timely and thoroughly investigated.
Elanco’s Ethics & Compliance function is responsible for our compliance program which includes Elanco’s Code of Conduct and supporting global compliance policies and procedures, risk assessments, anti-corruption due diligence, training and communications, compliance monitoring and conflicts of interest management. Additionally, we have a global network of ethics and compliance partners that support program implementation and execution locally.
Elanco is committed to the ethical management of all personal information it holds, collects, transfers and processes whether it is that of a customer, consumer, business partner, employee, or any other individual. Elanco’s Global Privacy Program is designed to protect personal information, the rights of individuals and drives the Privacy Principles of the Company. We are open and honest about how we collect, manage, use and disclose personal information, and we are intentional about protecting it.
Code of Conduct
The 10 ethical responsibilities set out in the Elanco Code of Conduct guide our decisions and relationships, establish our behavioral expectations and set the high standards against which we measure our performance. The Code of Conduct applies to our directors, executive officers and all other employees. Our Code of Conduct was refreshed in 2024 and is available at www.elanco.com/us/leadership/ethics-and-compliance. In addition, we hold our suppliers and other third parties with whom we do business to similar standards which are contained in our Business Partner Code of Conduct.
We have also adopted a Financial Code of Ethics that contains the ethical principles by which our Chief Executive Officer, Chief Financial Officer and other financial officers are expected to conduct themselves when carrying out their duties and responsibilities. It is available at www.elanco.com/us/leadership, by clicking on the “Other Governance Documents” link. Any amendments to or waivers from the Elanco Code of Conduct or our Financial Code of Ethics will be disclosed on our website within the time period required by applicable law following the date of such amendment or waiver.
Other Information
We have adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE, that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including the role of our Board, Board composition, director independence, director selection, qualification and election, director compensation, executive sessions, key Board responsibilities, Chief Executive Officer evaluation, succession planning, risk management, Board leadership and operation, conflicts of interest and other information. You can learn more about our corporate governance by visiting www.elanco.com/us/leadership, where you will find our Corporate Governance Guidelines, each standing Board committee charter and other corporate governance-related information.
Each of the above documents, along with the Elanco Code of Conduct and our Financial Code of Ethics, is available in print upon request to our Corporate Secretary through the means described in “Other Information—Communicating With Us” below.

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Non-Employee Director Compensation

Non-employee directors receive compensation for their service to our Board. As an Elanco employee, Mr. Simmons, our President and Chief Executive Officer, does not receive compensation for his service as a director.
The Compensation and Human Capital Committee annually reviews the total compensation of our non-employee directors and each element of our non-employee director compensation program. As part of this process, the Compensation and Human Capital Committee evaluates market data provided by its independent compensation consultant, Willis Towers Watson (“WTW”) and makes a recommendation to our Board. Our Board determines the form and amount of non-employee director compensation after reviewing the Compensation and Human Capital Committee’s recommendation. Our Amended and Restated 2018 Elanco Stock Plan (the “2018 Stock Plan”) provides for an annual limit of $800,000 for all compensation paid to a Non-Employee Director. Based on the review described above, the Compensation and Human Capital Committee did not make any changes for 2025 director compensation.
The Compensation and Human Capital Committee, upon conducting its annual review in 2025, approved the following changes to non-employee director compensation effective at the Annual Meeting: (i) an increase in the value of annual equity-based awards by $20,000 to $260,000, (ii) an increase in the cash retainer for chairs of the committees other than the Audit Committee and Compensation and Human Capital Committee by $2,000 to $18,000 and (iii) changes to the structure of the equity component of our director compensation beginning in 2026, as described below.
SUMMARY OF 2025 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

	Cash ($)	Deferred Stock Units ($)

All Non-Employee Directors	90,000	240,000
Chairman of the Board	150,000	—
Chair of the Audit Committee	25,000	—
Chair of the Compensation and Human Capital Committee	20,000	—
Other Committee Chairs	16,000	—
Cash Retainers. Our non-employee directors each received an annual cash retainer of $90,000, the Chairman of our Board received an additional annual cash retainer of $150,000, the Chair of the Audit Committee received an additional annual cash retainer of $25,000, the Chair of the Compensation and Human Capital Committee received an additional annual cash retainer of $20,000 and the Chair of each of the three other standing committees of our Board received an additional annual cash retainer of $16,000. All cash retainers are paid in quarterly installments. If committee chair or board participation changes midway through the year, retainer payments are pro-rated accordingly.
Equity-Based Awards. A substantial portion of each non-employee director’s annual retainer is in the form of equity awards. Pursuant to the Elanco Animal Health, Inc. Directors’ Deferral Plan (the “Directors’ Deferral Plan”), non-employee directors are granted deferred stock units (“DSUs”) on or about November 30 of each year. Each DSU is the economic equivalent of one share of our common stock. These DSU awards are fully vested on the grant date and are subject to mandatory deferral under the terms of the Directors’ Deferral Plan until the second January following the recipient’s departure from service on our Board. In November 2025, the number of DSUs underlying each DSU award was determined by dividing $240,000 by the per share closing price of our common stock on the date of grant. As with annual cash retainers, if committee chair or board participation changes midway through the year, DSU awards are pro-rated accordingly.

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Non-Employee Director Compensation	Table of Contents
Other Compensation. Our non-employee directors may be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board and committee meetings and other Board-related activities.
Directors’ Deferral Plan. Under the Directors’ Deferral Plan, a non-employee director’s annual award of DSUs is credited to a deferred stock account (as described below). The Directors’ Deferral Plan also allows non-employee directors to defer receipt of all or part of their cash compensation until after their service on our Board has ended. Each director may choose to invest their deferred cash compensation in one or both of the following two accounts:
•Deferred Stock Account. This account allows the director to invest the director’s cash compensation into a deferred common stock equivalent. Funds in this account are credited as hypothetical shares of our common stock based on the closing stock price on pre-set dates. The number of shares credited in respect of deferred cash compensation is calculated by the amount deferred divided by the closing stock price on pre-set dates. In addition, the annual equity award described above is credited to this account. The Company does not pay dividends but, if it did, deferred stock accounts would be credited with dividend equivalents.
•Deferred Compensation Account. Funds in this account earn interest each year at a rate of 120% of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Code”).
Amounts under both accounts are paid in a lump sum in January of the second plan year following the plan year in which the director separates from service or in annual installments over a period between two to ten years (as selected by the director) beginning at the same time the lump sum payment would be made. Amounts credited to the director’s deferred stock account would generally be paid in shares of Elanco common stock and amounts credited to the director’s deferred compensation account would be paid in cash.
Changes to Director Equity Awards Commencing in Fiscal 2026. Commencing in 2026, we will phase out the annual grant of DSUs in November of each year and will instead transition to the grant of an annual restricted stock unit ("RSU") to each non-employee director who is re-elected to the Board or whose service on the Board will otherwise continue following each annual meeting of shareholders. The RSUs will vest on the earlier of the following annual meeting of shareholders or the first anniversary of the date of grant, and will settle in shares of Elanco common stock when the directors’ service on the Board concludes, subject to any further deferral. Directors received a pro-rated DSU for the period from November 30, 2025 through the Annual Meeting and the first RSU grant will be made at the Annual Meeting.
Stock Ownership Guidelines. Our Corporate Governance Guidelines state that directors should hold meaningful equity ownership positions in Elanco and that our Board will consider from time-to-time equity ownership requirements for non-employee directors. To help facilitate meaningful stock ownership, as described above, a significant portion of non-employee director compensation is made in the form of company equity or equity equivalents, and the directors are unable to sell or otherwise transfer any of the shares granted to the directors by the Company until after the director ceases to serve on the Board. Mr. Simmons, our President and Chief Executive Officer, is subject to and is compliant with the stock ownership guidelines applicable to our executive officers, as more fully described in “Compensation Discussion and Analysis—Governance and Other Matters—Stock Ownership and Holding Guidelines” below.

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Table of Contents	Non-Employee Director Compensation
2025 NON-EMPLOYEE DIRECTOR COMPENSATION
The following table shows information regarding the compensation earned or paid during 2025 to non-employee directors who served on our Board during the year. Mr. Simmons’ compensation is shown in the table entitled “Summary Compensation Table” and the related tables under “Executive Compensation Tables” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

Kapila Anand	57,500	240,007	297,507
John Bilbrey(2)	39,896	88,775	128,671
William Doyle(2)	19,000	49,332	68,332
Art Garcia	90,000	240,007	330,007
Michael Harrington	106,000	240,007	346,007
Paul Herendeen	100,022	240,007	340,029
David Hoover	90,000	240,007	330,007
Deborah Kochevar	106,000	240,007	346,007
Lawrence Kurzius	240,000	240,007	480,007
Stacey Ma	12,473	240,007	252,480
Kirk McDonald	110,000	240,007	350,007
Denise Scots-Knight	90,000	240,007	330,007
Kathleen Turner(2)	33,874	88,775	122,649
Craig Wallace(2)	33,874	88,775	122,649
(1)On November 28, 2025, each non-employee director received an award of 10,314 DSUs, with the exception of Mr. Bilbrey (3,815 DSUs), Mr. Doyle (2,120 DSUs), Ms. Turner (3,815 DSUs), and Mr. Wallace (3,815 DSUs), who received pro-rated awards based on their 2025 board service. The DSUs granted in 2025 will be settled in the second January following the director’s departure from service. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of such stock award, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The grant date fair value of DSUs is measured based on the closing price of our common stock on the date of grant ($23.27). See Note 14: Stock-Based Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data" in the Notes to Consolidated Financial Statements in our 2025 Annual Report.
The following DSUs were outstanding as of December 31, 2025: Ms. Anand, 100,668; Mr. Bilbrey, 96,702; Mr. Doyle, 66,619; Mr. Garcia, 87,753; Mr. Harrington, 89,977; Mr. Herendeen, 74,813; Mr. Hoover, 130,173; Dr. Kochevar, 88,714; Mr. Kurzius, 130,340; Dr. Ma, 12,853; Mr. McDonald, 88,714; Dr. Scots-Knight, 89,701; Ms. Turner, 17,653; and Mr. Wallace, 17,653. These numbers include, where applicable, the annual equity grant discussed in “—Equity-Based Awards” as well as DSUs earned by directors who have elected to defer their cash compensation into Elanco shares.
(2)     Mr. Doyle resigned from the Board effective March 16, 2025 and Mr. Bilbrey, Ms. Turner and Mr. Wallace departed the Board when their terms concluded at the 2025 annual meeting of shareholders.

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Executive Officers

This section describes the experience and other attributes of our executive officers other than Mr. Simmons, whose biography can be found in “Proposal No. 1: Election of Directors—Our Director Nominees and Other Continuing Directors” above.
Timothy Bettington
Mr. Bettington, 52, serves as our Executive Vice President, Center of Strategic Growth. With more than 25 years in the animal health industry, Mr. Bettington joined Elanco in 2023, after serving as EVP and President of U.S. Operations and Global Customer Experience at Zoetis, an animal health company, from January 2020 to November 2022. At Zoetis, he led U.S. Commercial operations, supporting the livestock and companion animal portfolios. Prior to that, Mr. Bettington served in roles with increasing responsibility over the course of his career, including as Global Head Commercial Excellence from 2015 to 2016 and North American Region Head of Commercial Operations from 2017 to 2019, both at Boehringer Ingelheim Animal Health, an animal health company, working both in the livestock and companion animal sectors. Mr. Bettington has worked in the U.S., Europe and Australia and has developed a deep expertise in sales excellence, marketing, strategy, and business integration. Mr. Bettington holds a bachelor’s degree in Agriculture from Western Sydney University and a master’s degree in Marketing Management from the Macquarie Graduate School of Management in Sydney, Australia.

Ramiro Cabral
Dr. Cabral, 54, serves as our Executive Vice President and President of Elanco International. He leads our international commercial operations, having assumed additional responsibility for our European operations in January 2022. Dr. Cabral joined Lilly in 1998 and has served in positions of increasing responsibility over the course of his career. These positions include Vice President and Head of Operations, Elanco EMEA from 2013 to July 2017, Vice President and Chief Marketing Officer of Elanco from August 2017 to June 2018 and Executive Vice President Elanco International and Global Customer Value from July 2018 to December 2018. Dr. Cabral earned his veterinary degree at UNICEN, Argentina in 1995 and his Master of Business Administration from Purdue University in 2005.

Ellen de Brabander, Ph.D.
Dr. de Brabander, 63, serves as our Executive Vice President, Innovation and Regulatory Affairs. Dr. de Brabander joined Elanco in October 2021 and is responsible for our global research and development, external innovation and regulatory affairs organizations and as such is responsible for progressing and refilling the innovation pipeline. She is a highly experienced research and development executive with a proven track record of accomplishments in animal health, life sciences and fast-moving consumer goods sectors. From March 2014 to October 2021, Dr. de Brabander served as senior vice president for research and development with PepsiCo, a global food and beverage company, most recently having company-wide responsibility for food safety, quality, regulatory and research and development digital transformation. Prior to PepsiCo, she led research and development organizations for Merial (now Boehringer Ingelheim Animal Health), Intervet (now Merck Animal Health) and DSM. Dr. de Brabander currently serves on the boards of the Archer-Daniels-Midland Company, Brightlands Campus Greenport Venlo B.V., and LTS Lohmann Therapie-Systeme AG. Dr. de Brabander earned her doctorate (cum laude) in bio-organic chemistry from Leiden University in the Netherlands and completed her post-doctoral work in molecular biology at the Massachusetts Institute of Technology. She has lived in six different countries, is the co-author of more than 60 publications in scientific journals, holds 18 patents and has received multiple awards for her research, including the Golden Medal from the Royal Dutch Chemical Society in 2000 for Best Chemist Under 40.

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Table of Contents	Executive Officers
David Kinard
Mr. Kinard, 59, serves as our Executive Vice President, Human Resources, Corporate Communications and Administration. Mr. Kinard brings valuable leadership experience within the pharmaceutical industry and years of managing human resources and communication programs to this position. He assumed his current role in August 2020 and has led our Human Resources function since our spin-off from Lilly in 2018. Mr. Kinard joined Lilly in 1997 and served in a wide variety of positions, including as Vice President of Human Resources of Lilly International and as a human resources leader in other Lilly businesses and functions. He holds a bachelor’s degree in social science and broadcast communications and a master’s degree in organizational behavior from Brigham Young University.

James Meer
Mr. Meer, 56, serves as our Senior Vice President, Chief Accounting Officer. Prior to joining Elanco in September 2018, Mr. Meer served as the Chief Financial Officer of Healthx, Inc., a healthcare technology company, which he joined in June 2017. He served as Senior Vice President of Finance at Appirio, an information technology consulting company, from 2014 to 2017 and as Vice President and Corporate Controller at Salesforce (previously ExactTarget), a cloud-based software company, from 2011 to 2014. Prior to 2011, Mr. Meer held various financial, accounting and strategy positions at 3M (previously Aearo Technologies), Hillrom, Hillenbrand Industries and Ernst & Young LLP. Mr. Meer received his bachelor’s degree in accounting and business from Marian University and earned his Master of Business Administration from Xavier University.

Grace McArdle
Ms. McArdle, 47, serves as our Executive Vice President, Manufacturing and Quality, a position she has held since July 2023. Prior to this position, Ms. McArdle held roles of increasing responsibility at Elanco, including among others, Vice President Supply Chain Operations from March 2020 to July 2023, Executive Director of Manufacturing Strategy and Operational Excellence from May 2019 to March 2020, Senior Director Operational Excellence from April 2018 to May 2019, and multiple leadership roles within internal and external manufacturing operations. Ms. McArdle held roles at both Lilly, both in the US and Ireland which she first joined in September 2000. Ms. McArdle holds two master’s degrees in engineering – Biopharmaceutical Engineering from University College Dublin and Chemical Engineering from Queen’s University Belfast.

Rajeev (Bobby) Modi
Mr. Modi, 45, serves as our Executive Vice President, U.S. Pet Health and Global Digital Transformation. At Elanco, he is poineering innovation and growth within U.S. Pet Health, overseeing approvals of three blockbuster-potential products: Canine Parvo Monoclonal Antibody, Zenrelia™, and Credelio Quattro™. Mr. Modi joined Elanco in this role in March of 2022, after serving as Vice President and General Manager of Enhancers and Components at Conagra Brands from May 2021 to April 2022. At Conagra Brands he was responsible for the company’s substantial Grocery business, positioning it for profitable growth. Prior to that, he held numerous Vice President roles at J.M. Smucker Co. from 2012 to 2021. Mr. Modi holds a bachelor’s degree in Chemical Engineering from the University of Cincinnati and a master’s degree in Marketing, Management Strategy and Finance from Northwestern University’s Kellogg School of Management.

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Executive Officers	Table of Contents
Shiv O’Neill
Ms. O’Neill, 52, serves as our Executive Vice President, General Counsel and Corporate Secretary, a position she has held since February 2024. Ms. O’Neill is responsible for the global strategy and operations of our legal team, including commercial, intellectual property, regulatory legal, labor & employment, M&A and business development legal, and the office of the corporate secretary. She also oversees Elanco’s ethics and compliance and privacy matters. Before her current role, Ms. O’Neill served as Interim General Counsel and Corporate Secretary from November 2023 to February 2024, as Vice President, Deputy General Counsel - Americas from May 2022 to November 2023, and as Vice President, Deputy General Counsel - US from October 2021 to May 2022. Prior to joining Elanco, Ms. O’Neill served as Senior Counsel at Cummins Inc., a multinational corporation that designs, manufactures, and distributes engines, filtration and power generation products, from February 2016 to October 2021. Prior to joining Cummins, Ms. O’Neill was a Partner at Faegre Baker Daniels LLP (now Faegre Drinker Biddle & Reath LLP) from January 2010 to February 2016, and an Associate from March 2002 to December 2009. Ms. O’Neill started her career as in-house counsel at The Procter & Gamble Company. Ms. O’Neill received a Bachelor of Science from Loyola University Chicago and a Doctor of Jurisprudence degree from the Indiana University Maurer School of Law.

José Manuel Correia de Simas, Ph.D.
Dr. Simas, 58, serves as our Executive Vice President, U.S. Farm Animal Business. Dr. Simas rejoined Elanco in this role in April 2020, after serving as President of Trouw Nutrition USA, an animal nutrition company, from 2018 to March 2020. In this role, he led its strategic change agenda to improve business quality and manufacturing productivity while building key capabilities in marketing, innovation, manufacturing and commercial excellence. Dr. Simas originally joined Elanco (then-owned by Lilly) in 2000 as product manager for our Rumensin product, and throughout his career has served in key roles in the U.S. and internationally, including senior director of Latin America and Global Aquaculture, senior director of our U.S. Beef business and area director for Central, Eastern Europe, North Africa and Middle East. He received a bachelor’s degree from the Federal University of Lavras in Brazil and holds a master’s degree and a doctorate in animal nutrition and physiology from the University of Arizona, as well as a post doctorate from the University of São Paulo, Brazil.

Robert VanHimbergen
Mr. VanHimbergen, 49, serves as our Executive Vice President and Chief Financial Officer, a position he has held since he joined Elanco in July 2025. Mr. VanHimbergen oversees our financial operations, including our treasury, investor relations, tax functions, and commercial finance teams as well as information technology and procurement. He brings significant financial leadership and enterprise transformation experience. Prior to joining Elanco, Mr. VanHimbergen served as Senior Vice President and Chief Financial Officer of Hillenbrand, Inc., a global industrial company, from April 2022 to June 2025. Prior to joining Hillenbrand, he spent 15 years at Johnson Controls, a global leader in smart, healthy, and sustainable buildings, where he led the global finance, accounting and reporting functions, was a member of the executive leadership team and was deeply involved in Johnson Controls’ enterprise transformation initiative. Mr. VanHimbergen held other roles within Johnson Controls, including CFO of a $9 billion automotive interiors business in Shanghai, China, and led the battery division in Asia. Prior to Johnson Controls, Mr. VanHimbergen spent nearly a decade at PricewaterhouseCoopers LLP working with large multi-national companies. Mr. VanHimbergen received his bachelor’s degree in accounting from St. Norbert College.

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Proposal No. 2 Ratification of Appointment of Independent Auditor

The Audit Committee has reappointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2026. EY has served as our independent auditor since 2017, when we were still a wholly owned subsidiary of Lilly.
The Audit Committee, which consists entirely of independent directors, reviews the performance of our independent registered public accounting firm annually. In making the determination to reappoint EY for 2026, the Audit Committee considered, among other factors, the firm’s qualifications and experience, the communication and interactions with the firm over the course of the year and the firm’s independence, objectivity and professional skepticism. These criteria are assessed against an internal and external scorecard and are discussed with management during a private session as well as in executive session. The Audit Committee also periodically considers whether a rotation of our independent registered public accounting firm is advisable.
Based on this year’s assessment of EY’s performance, the Audit Committee believes that the continued retention of EY to serve as our independent registered public accounting firm is in our best interests as well as those of our shareholders. EY has gained institutional knowledge and expertise regarding our global operations, accounting policies and practices and internal control over financial reporting, in particular through our separation from Lilly in 2018 and our becoming an independent company. The Audit Committee believes that our audit and other fees are competitive with those of our peer companies in part because of EY’s familiarity with us and our operations.
At the Annual Meeting, our shareholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for 2026. Although ratification of this appointment is not required, we value the opinion of our shareholders and, in the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.
Representatives of EY are expected to attend the Annual Meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.
Recommendation of the Board

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our principal independent auditor for 2026.

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Proposal No. 2	Table of Contents
Fees Paid to Independent Registered Public Accounting Firm
The following table shows the fees incurred for services rendered on a worldwide basis by EY for 2025 and 2024.

	2025 ($)	2024 ($)

Audit Fees(1)	11,250,040	12,199,472
Audit-Related Fees(2)	13,931	29,648
Tax Fees(3)	—	3,116
All Other Fees	—	—
Total Fees	11,263,971	12,232,236
(1)Fees primarily related to professional services rendered in connection with the audits of Elanco’s annual consolidated and subsidiary financial statements and internal control over financial reporting, reviews of quarterly financial statements and audit services provided in connection with statutory and regulatory filings.
(2)Fees primarily related to professional services that are reasonably related to the performance of the audit or review of Elanco’s financial statements, including services related to audit or attestation services required by statutes or regulations.
(3)Fees primarily related to tax compliance services.
SERVICES PERFORMED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee pre-approves all services performed by Elanco’s independent registered public accounting firm, in part to assess whether the provision of such services might impair the auditor’s independence. The Audit Committee’s policy and procedures are as follows:
•Audit Services. The Audit Committee approves the annual audit and attestation services engagement and, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure, or other matters. The Audit Committee may also pre-approve other audit services, which are those services that only the independent registered public accounting firm can reasonably provide.
•Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of these services does not impair the independence of the firm.
•Tax Services. The Audit Committee believes that, in appropriate cases, the independent registered public accounting firm can provide tax compliance services, tax planning and tax advice without impairing its independence.
•Other Services. The Audit Committee may approve other services to be provided by the independent registered public accounting firm if (i) the services are permissible under SEC and Public Company Accounting Oversight Board (“PCAOB”) rules, (ii) the committee believes the provision of the services would not impair the independence of the auditor and (iii) management believes that the auditor is the best choice to provide the services.
•Approval Process. At the beginning of each audit year, management requests prior committee approval of the annual audit, statutory audits and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year. As specific engagements are identified thereafter, they are brought forward to the committee for approval.
For each engagement, management provides the Audit Committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the firm. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

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Table of Contents	Proposal No. 2
Audit Committee Report
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Elanco under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, this section entitled “Audit Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
Four independent directors comprise the Audit Committee. The Audit Committee operates under a written charter adopted by our Board. In addition, our Board has determined that each of our Audit Committee members satisfies the financial expertise requirements of the NYSE and that Ms. Anand (Chair), Mr. Garcia and Mr. Herendeen each have the requisite experience to be designated as an “audit committee financial expert” as that term is defined by the rules of the SEC.
The Audit Committee reviews Elanco’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that Elanco’s consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent registered public accounting firm, including a review of the significant management judgments underlying the financial statements and disclosures.
The independent registered public accounting firm reports to the Audit Committee, which has sole authority to approve and replace the firm (subject to shareholder ratification).
The Audit Committee has discussed with Elanco’s independent registered public accounting firm the matters required to be discussed with the Audit Committee by generally accepted auditing standards, the PCAOB and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with the firm the auditor’s independence from Elanco and its management. In concluding that the auditor is independent, the Audit Committee determined, among other things, that the non-audit services provided by the auditor were compatible with its independence and were pre-approved. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted policies to ensure the independence of Elanco’s independent registered public accounting firm, such as prior committee approval of non-audit services and required audit partner rotation.
The Audit Committee discussed with Elanco’s internal General Auditor, Chief Compliance Officer and independent auditors the overall scope and plans for their respective audits. The Audit Committee regularly meets with the internal General Auditor and independent auditors, with and without management present and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of Elanco’s internal controls and the overall quality of Elanco’s financial reporting. The Audit Committee also meets at least quarterly in executive session and regularly with Elanco’s chief compliance officer.
Based on the reviews and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to our Board that the audited consolidated financial statements of Elanco be included in Elanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Respectfully submitted,
Kapila Anand (Chair)
Art Garcia
Michael Harrington
Paul Herendeen

Elanco Animal Health Incorporated	43	2026 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") describes the compensation programs applicable to our named executive officers (“NEOs”) and their compensation thereunder in 2025, including a description of our compensation philosophy, the elements of each program, the factors that the Compensation and Human Capital Committee (referred to as the “Committee” for purposes of this CD&A) considered in setting NEO compensation and how our financial results affected payouts to each NEO for service in 2025.
The NEOs for 2025 are:

Jeffrey Simmons	President, CEO and Director
Robert VanHimbergen (1)	EVP, CFO
Ellen de Brabander	EVP, Innovation and Regulatory Affairs
Ramiro Cabral	EVP, Elanco International
Timothy Bettington	EVP, Center of Strategic Growth
Todd Young (1)	Former EVP, CFO
(1) Mr. VanHimbergen was appointed EVP, CFO effective July 7, 2025, succeeding Mr. Young who continued to serve in an advisor, non-executive capacity through August 31, 2025 to facilitate a smooth transition.
2025 Performance and Results

Elanco ended 2025 with momentum, reporting our tenth straight quarter of organic constant currency(1) revenue growth. From protein to pets, global Elanco continues to deliver for our customers while advancing our IPP strategy, driving our priority outcomes of Growth, Innovation and Cash. Performance and results in 2025 include:
•Delivering all 'Big 6' potential blockbusters before 2026 without attrition.
•Generating $892 million of revenue from new products launched since 2021, surpassing our target issued in February 2025 of $640 million to $720 million.
•Growing organic constant currency revenue(1) in both Pet Health and Farm Animal in 2025, in our top 5 product franchises, and in 9 of our top 10 countries, demonstrating the broad-based strength of our diverse portfolio.
•Strengthening our financial position through substantial debt reduction. Debt reduction of $559 million resulted in a net leverage ratio of 3.6 times at the end of 2025, down from 4.3 times at the end of 2024.
•Refinancing our $2.1 billion Term Loan B debt facility, improving our debt portfolio’s maturity risk profile and reducing interest expense.
•Generating $560 million of operating cash flow, or 118 percent of adjusted net income, an improvement over $541 million in 2024.
•Delivering revenue of $4,715 million, representing year-over-year growth of 7% on an organic constant currency basis. Revenue was up 6% on a reported basis.
•Adjusted EBITDA(2) was $901 million, or 19.2% of revenue, and Adjusted EPS(2) was $0.94.

(1)Organic constant currency is a non-GAAP measure, representing revenue growth excluding the impacts from our 2024 divestiture of the aqua business, royalty revenue that was sold to a third party and the impact of foreign exchange rates.
(2)Non-GAAP financial measures. See Appendix A to this Proxy Statement for a description and reconciliation of GAAP to non-GAAP measures.

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Table of Contents	Compensation Discussion & Analysis
Executive Compensation Philosophy and Practices
The purpose of our compensation philosophy is to ensure alignment between our executives and shareholders. Our compensation program is designed to achieve the following three objectives:
•Attract, retain, motivate and reward top talent. Our program is competitive with the market and has clear line-of-sight to financial and operational goals that support the business strategy of innovation and profitable growth.
•Pay for performance. Our program provides the opportunity to earn above median compensation if superior results are achieved and below median compensation if below target results are achieved. If the threshold performance is not met, no performance-related compensation is paid.
•Create sustained, long-term shareholder value. Our program emphasizes sustainable performance and is heavily weighted toward equity awards, such that executives’ interests are aligned with shareholders’ interests.
We achieve these objectives by:
•Providing an executive compensation program that includes base salaries, annual cash incentives and equity incentives similar to programs provided to Elanco’s other employees or similarly situated executives in a competitive talent market.
•Targeting compensation, in aggregate, at the median (50th percentile) of the competitive market, which is comprised of similarly sized companies within the life sciences industry, with consideration of other industries, as appropriate.
◦Certain situations may result in target compensation exceeding the market median, including demonstrated consistent high levels of performance, or scarcity of talent for a critical role where there is a need to offer a more competitive compensation package to attract such scarce talent.
•Designing a compensation program that is more heavily weighted toward equity, as compared to the median of the market for allocation between equity and cash, to promote an ownership mentality and ensure shareholder alignment.
•Promoting a team-based approach through the alignment of pay with Elanco’s results while enabling leadership to differentiate pay throughout the year to recognize performance.
•Requiring that senior executives maintain a meaningful stock ownership interest to align their financial interests with those of shareholders.
•Limiting perquisites and other non-performance-based elements of compensation.
•Ensuring the program does not incentivize excessive risk taking.
•Considering shareholder feedback through annual say-on-pay results, regular shareholder engagement and other sources when designing our compensation and benefit program.
•Designing the program with consideration of the industry in which we operate and the impact of market conditions.

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Compensation Discussion & Analysis	Table of Contents
In addition to strong alignment of pay with our performance, we maintain sound governance practices, including the following:

What We Do

Balance short- and long-term strategic objectives and directly link compensation to shareholder value
Tie more than 90% of target CEO compensation to financial performance, stock price performance or both
Maintain robust stock ownership guidelines for NEOs and senior management
Maintain robust clawback policies – one policy addressing restatements and one addressing misconduct
Engage at least annually with shareholders to obtain feedback on executive compensation and other matters, recently resulting in changes to the design of our 2026 incentive programs
Engage an independent compensation consultant that performs no other work for us or our senior management

What We Don't Do

No pay design features that may have the potential to encourage excessive risk-taking
No excise tax gross-ups on NEO compensation
No employment agreements with any NEO
No hedging or pledging of our securities by any NEO
No single trigger change in control vesting or payments
No repricing of stock options without shareholder approval
No supplemental executive retirement, health or insurance benefits for NEOs
No significant perquisites
No guaranteed short-term incentives or equity awards
No dividends or dividend equivalents paid on unvested equity awards

Executive Compensation Process
We seek to maintain a market-competitive executive compensation program that is consistent with our compensation philosophy and attracts and retains executives who perform at a high level and contribute to our success.
The Committee, which consists entirely of independent directors, determines our compensation philosophy and executive compensation program design and is the decision-making body on all matters relating to the compensation paid to the NEOs. Each year, the Committee considers individual performance assessments, compensation recommendations from senior leadership, our company performance, our peer group data and input from its compensation consultant when making executive compensation determinations and setting pay levels for NEOs.
Both individual and company performance are considered when determining NEO compensation. Each NEO’s compensation is set, in part, based on an assessment of the NEO’s individual performance against achievement of objectives established at the start of the prior year. Individual performance includes the NEO’s demonstration of our values and leadership behaviors. Company performance is considered in two ways: (1) in setting annual compensation, a comparison is made to overall company performance in the prior year based on a variety of metrics and (2) in determining achievement of final bonus compensation, company performance is measured against specific goals established at the beginning of the year.

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Table of Contents	Compensation Discussion & Analysis
We consider peer group data in a benchmarking review. After this benchmarking review, the Committee attempts to establish compensation relative to the peer group median for each NEO. However, consistent with our compensation philosophy, the Committee can differentiate pay levels from those at peer companies based on the results of the aforementioned assessments as well as other factors the Committee believes are relevant, including, but not limited to, scarcity of talent for a critical role. In addition, the Committee may utilize a "glidepath" approach to gradually bring new or recently promoted executives’ compensation to market levels while they are establishing their individual performance records. See “—Compensation Benchmarking” below for more information about how the Committee uses peer group data in making executive compensation decisions.
Finally, the Committee determines the specific metrics to be used to measure company performance for purposes of the annual cash incentive program and long-term performance share awards. The specific metrics selected for 2025 are described further in “—2025 NEO Compensation” below. The Committee believes that the use of certain non-GAAP metrics, such as Adjusted EBITDAR, which is Adjusted EBITDA plus research and development expense (excluding depreciation and amortization), to measure company performance is appropriate because it aligns pay with performance objectives that are commonly used by shareholders and other members of the investment community to evaluate our performance and it helps avoid inappropriate windfalls or penalties due to factors outside of management’s control. Both the goals and the financial performance are presented on a consistent non-GAAP basis.
ROLE OF SHAREHOLDERS
We are committed to continued engagement with our shareholders on various corporate governance topics, including executive compensation and related trends. Annually, we provide shareholders with the opportunity to cast an advisory vote on the compensation of NEOs. The Committee considers the feedback we receive during shareholder engagements, as well as the results of say-on-pay votes, when reviewing our executive compensation program. At the 2025 annual meeting of shareholders, 53.5% of the votes cast supported the say-on-pay proposal. Our 2025 compensation program was similar to our 2024 compensation program, which was supported by 93% of the votes cast at the 2024 annual meeting of shareholders. In light of the most recent say-on-pay vote, we engaged with our shareholders to better understand their views, to address their questions on our compensation program and to explain the Board’s strategy for long-term shareholder value creation.
RESPONSIVENESS TO SHAREHOLDER FEEDBACK IN 2026 INCENTIVE DESIGN
Our shareholder engagement efforts allow us to better understand our shareholders’ priorities and perspectives and provide useful input concerning these topics. We addressed questions about the multiple performance inputs that contribute to the ECE metric used in our annual cash incentive program and how they influence incentive compensation attainment. We similarly heard shareholders' input on the importance of aligning incentive compensation with long-term share outperformance, for example, with an rTSR modifier. This feedback informed the design of our incentive programs for 2026. We also heard input regarding the performance period of our PA program, which is currently two years.
Following this engagement exercise, we made several changes to our 2026 incentive programs. Our 2026 annual cash incentives will retain the ECE metric and add a sales growth modifier pursuant to which payouts will be adjusted as much as 5% downward or 10% upward based on growth in sales against a target set at the beginning of the year. Equity-based long-term performance awards for the 2026-2027 performance period retain the Adjusted EBITDAR metric, which will be weighted 75%, and newly incorporate an rTSR metric, which will be weighted 25%. The rTSR metric compares Elanco's TSR to the Russell 1000 Healthcare Index, with payouts ranging from 0% of target for rTSR below the 25th percentile, 50% of target for rTSR at the 25th percentile, 100% of target for rTSR at the 50th percentile and 200% of target for rTSR at the 75th percentile, with a maximum payout equal to target if rTSR is negative. Finally, the Committee will continue to evaluate a longer performance period for performance awards after 2026.
For more information about our shareholder engagement efforts, see “Corporate Governance—Shareholder Engagement” above.

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Compensation Discussion & Analysis	Table of Contents
ROLE OF THE COMPENSATION CONSULTANT
The Committee directly engages an independent compensation consultant, WTW, that reports directly to the Chair of the Committee. The consultant meets regularly and as needed with the Committee and has direct access to the Chair during and between meetings. Among other duties, the consultant advises the Committee on competitive pay practices, assists with the determination of the peer group for compensation purposes and provides and analyzes compensation levels relative to market benchmarks. During 2025, WTW performed no other services for us or our executive officers outside of its engagement with the Committee.
The Committee has the sole authority to retain and terminate its independent compensation consultant and approve its fees, which the Company pays. The Committee also considers the independence of the consultant in accordance with SEC and NYSE rules, and has concluded that nothing precludes WTW from independently advising the Committee.
ROLE OF THE CHIEF EXECUTIVE OFFICER AND SENIOR MANAGEMENT
The Committee also works with Mr. Simmons, our Chief Executive Officer, as well as our Executive Vice President, Human Resources, Corporate Communications and Administration and other members of senior management, to oversee our executive compensation program. At the Committee’s request, Mr. Simmons plays a key role in the process as it relates to executive officers other than himself, which includes the following:
•recommending adjustments to annual base salaries and target annual cash incentive amounts;
•recommending equity incentive awards under our long-term incentive plan; and
•preparing an evaluation of each executive officer, including achievement of set objectives.
The Committee considers Mr. Simmons’ evaluation and his direct knowledge of each NEO’s performance and contributions when making compensation decisions. However, Mr. Simmons is not present during Committee voting or deliberations regarding his own compensation, and the Committee solely determines and approves (subject to ratification by the independent members of our Board) each element of Mr. Simmons’ compensation.
COMPENSATION BENCHMARKING
To provide the appropriate context for executive pay decisions, the Committee, in consultation with WTW, assesses the compensation practices and pay levels of our peer group. In general, the Committee uses the peer group to benchmark:
•Base Salary
•Annual Cash Incentive
•Long-Term Incentives (equity)
•Executive Program Design
•Industry Trend Analysis
For 2025 executive compensation benchmarking, the Committee reviewed, in August 2024, the peer group selected in 2023 and determined to retain most of the peer group companies, which had median revenues of $4.3 billion, generally ranging from one-half to two times Elanco’s revenue. The Committee revised the peer group to remove Horizon Therapeutics because it was acquired in 2023 and thus did not release a proxy statement for that fiscal year. The Committee added Bausch Health Companies Inc. and Biogen Inc. to increase the representation of biotech and pharmaceutical companies in Elanco’s peer group, as the Committee feels that these industries are comparable to Elanco and require similar talent. The Committee also believed these companies share important characteristics with us, such as being our direct competitors, operating in a similar business model, or employing people with the unique skills required to operate an established biopharmaceutical company like ours.

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Table of Contents	Compensation Discussion & Analysis
Based on the advice of WTW, the following group of 18 companies was identified by the Committee as our peer group for 2025 executive compensation benchmarking.

Agilent Technologies, Inc. (A)	Edwards Lifesciences Corporation (EW)	QuidelOrtho Corporation (QDEL)
Bausch Health Companies Inc. (BHC)	Hologic, Inc. (HOLX)	Revvity, Inc. (RVTY)
Biogen Inc. (BIIB)	IDEXX Laboratories, Inc. (IDXX)	STERIS plc (STE)
Catalent, Inc. (CLT)	Incyte Corporation (INCY)	Vertex Pharmaceuticals, Inc. (VRTX)
Charles River Laboratories International, Inc. (CRL)	Jazz Pharmaceuticals plc (JAZZ)	Zimmer Biomet Holdings, Inc. (ZBH)
DENTSPLY SIRONA Inc. (XRAY)	Perrigo Company plc (PRGO)	Zoetis Inc. (ZTS)

The Committee periodically reviews our peer group and adds or removes companies in the peer group when appropriate to help ensure companies in the peer group are similar in size to us and appropriately reflect our business. In August 2025, the Committee revised the peer group to remove Catalent, Inc. because it was acquired in 2024 and Vertex Pharmaceuticals, Inc. due its size exceeding the targeted parameters. This updated peer group of 16 companies will be the peer group used for 2026 executive compensation benchmarking.
2025 NEO Compensation
Our executive pay program consists of three primary components:
ANNUAL BASE SALARY
•Within a range of competitive pay and targeted to the median of the peer group. Base salaries are based on each person’s level of contribution, responsibility and expertise and are competitive with respect to base salaries in our peer group.
•To ensure that we can attract, retain, motivate and reward a leadership team that will drive long-term growth for shareholders while maintaining affordability within our business plan.
ANNUAL CASH INCENTIVE
•Performance-based and determined by achievement of a change in Elanco Cash Earnings (as defined below) from the prior year.
•To provide focus and reward for the achievement of short-term financial goals that drive shareholder value and support our long-term strategy.
LONG-TERM EQUITY INCENTIVE AWARDS
•Performance Awards ("PAs") - 50% of total equity incentive award opportunity: These performance-based restricted stock unit awards have the potential to vest at 0% to 200% of target after a two-year performance period beginning on the first day of the calendar year of grant and are earned based on our Adjusted EBITDAR over the performance period, subject to continued employment with us.
•Restricted Stock Units ("RSUs") - 25% of total equity incentive award opportunity: These awards have the potential to vest in roughly one-third increments on each of the first three annual anniversaries of the grant date, subject to continued employment with us.

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Compensation Discussion & Analysis	Table of Contents
•Stock Options - 25% of total equity incentive award opportunity: These awards have the potential to vest in roughly one-third increments on each of the first three annual anniversaries of the grant date, subject to continued employment with us.
•To provide an incentive for delivering long-term shareholder value and to align the interests of executives and shareholders over the long-term.
The Committee is dedicated to ensuring that a substantial portion of executive compensation is “at-risk” and variable. A substantial majority of the NEOs’ total target direct compensation is directly affected by our company-wide performance. Approximately half of the target compensation for both our Chief Executive Officer and our NEOs (approximately 51% and 49%, respectively) is awarded via Annual Cash Incentive and Performance Award programs with rigorous, preset financial performance goals. The charts below show the percentage of 2025 fixed (base salary) and variable (annual cash bonus and equity award) for our Chief Executive Officer and an average of the other NEOs at target.

CEO Target Pay Mix(1)	NEO Average Target Pay Mix (Excluding CEO) (1,2)

Base Salary	Short-Term Incentives	Equity Awards	At-Risk Pay
(1) Numbers may not add due to rounding
(2) Inclusive of annualized compensation for Mr. VanHimbergen and Mr. Young

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Table of Contents	Compensation Discussion & Analysis
2025 ANNUAL BASE SALARY
During 2025, base salaries for the NEOs were increased on average by 5%. These increases were established based on several factors, including peer group benchmarking, general external trends and performance in their roles.

Name	2024 Annual Base Salary ($)	2025 Annual Base Salary ($)	Annual Change

Mr. Simmons	1,200,000	1,200,000	—%
Mr. VanHimbergen(1)	—	660,000	N/A
Dr. de Brabander(2)	753,048	847,829	12.6%
Dr. Cabral	620,000	650,000	4.8%
Mr. Bettington	642,000	656,000	2.2%
Mr. Young(1)	694,000	709,000	2.2%
(1)Mr. VanHimbergen commenced employment on July 7, 2025 and Mr. Young’s employment terminated on August 31, 2025, resulting in each receiving only a proportionate amount of the annual base salary listed above.
(2)Dr. de Brabander’s compensation is paid in Euros and was 750,000 and 696,000 Euros in 2025 and 2024, respectively. Her 2025 salary has been converted to USD using the 2025 Euro to USD daily average rate of 1.1304 and her 2024 salary has been converted to USD using the 2024 Euro to USD daily average rate of 1.0820. Excluding the impact of foreign exchange rates, Dr. de Brabander’s base pay change from 2024 to 2025 represents a 7.8% increase in compensation actually received in Euros.

2025 ANNUAL CASH INCENTIVE
In 2025, the Committee again selected Elanco Cash Earnings, or ECE, as the sole company performance measure under our annual cash incentive program, which was the fourth year using this measure for the annual cash incentive program. The annual cash incentive payout is based on the change in ECE compared to the prior year’s ECE, with the prior year’s ECE as the target for the subsequent year. This cash-based economic profit measure incentivizes both growth and return on capital invested in our business, and the Committee believes that it positively correlates with long-term total shareholder return.
ECE encourages and rewards the NEOs for making decisions that benefit the business and its shareholders over the prior year. While ECE is a short-term metric, the cumulative effect of positive ECE over the long-term creates shareholder value. If ECE improves, shareholder value has been created. The Committee believes that this metric better aligns with our growth and value creation strategy, which is to drive innovation over relatively long product cycles through ongoing prudent investments in research and development ("R&D"). By incentivizing our business to earn more than our cost of capital on our investments on an annual basis over time, the Committee believes leadership will invest in and deliver profitable innovation to drive revenue growth, prudently manage expenses, efficiently use our assets and otherwise take actions designed to create long-term, sustainable shareholder value. This performance measure is also designed to create a more significant ownership mentality within Elanco by further aligning management’s interests with those of our shareholders. Key elements of the ECE calculation include:
•Gross Investments – included to ensure our calculated capital charge of 8.5% creates rigorous accountability that is aligned with our core business model, we use a base of “Gross Investments.” We define Gross Investments as (i) an average of our Gross Operating Assets over the four calendar quarters of the performance year combined with (ii) the prior eight years, including the performance year, of Adjusted R&D Expenses. Starting in 2023, the Committee elected to normalize the historic R&D expense used in the Gross Investments calculation to account for the 2020 acquisition of Bayer Animal Health (BAH). To properly account for changes in R&D spend and appropriately reward management for prudently utilizing R&D resources, the Committee elected to use pro forma combined spend for the two entities for the years prior to the Bayer acquisition. This adjustment will continue until eight years after the Bayer acquisition, as R&D expenses remain in the Gross Investments total for eight years from the year of spend.

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Compensation Discussion & Analysis	Table of Contents
•Gross Operating Assets – included in our definition of Gross Investments, which excludes depreciation, to ensure that year-over-year Adjusted EBITDAR growth is required to exceed our cost of capital.
•Adjusted EBITDAR – defined as the Adjusted EBITDA we reflect in our financial reporting plus Adjusted R&D Expenses. A description and reconciliation of Adjusted EBITDA is included in Appendix A to this Proxy Statement. The add back of R&D expenses is detailed in the 2025 ECE calculation section below.
•Adjusted R&D Expenses – defined as R&D expenses excluding depreciation and amortization to align with Adjusted EBITDA. These are categorized as investments required to drive long-term value, rather than as short-term costs, to reinforce our commitment to consistently deliver pipeline milestones over time and to strengthen the ownership mindset. We utilize eight years of prior R&D expense, normalized for our acquisition of BAH as explained above, to closely align our Gross Investment base with our product cycle timing.
As a result, because ECE requires Adjusted EBITDAR growth over the prior year to achieve a target payout, we consider target attainment to be rigorous. Payouts for achievement above or below target are based on linear interpolation, which rewards ECE growth above the prior year, with payouts below target for decreases in ECE versus the prior year. The establishment of the target and slope of the curve are both objective, quantitative metrics based on prior year performance and not based on an annual planning process, which aligns closely with shareholder interest and allows management to focus on achieving long-term sustainable growth.
The calculation of ECE described above is illustrated below:

We start with Adjusted EBITDA (Earnings Before Interest, Tax, Depreciation and Amortization), add back Adjusted R&D Expense and then subtract taxes to give us Gross Cash Earnings (“GCE”), a measurement of profit.
We multiply the sum of our average Gross Operating Assets and eight years of Adjusted R&D Expense (together, "Gross Investments") by 8.5% to determine the Capital Charge on Gross Investments.	Subtracting the Capital Charge from GCE gives us ECE, which tells us whether we are generating a return greater or less than the Required Rate of Return of 8.5%.

This calculation of ECE is presented in the following formula:

	Adjusted EBITDA			Average Gross Operating Assets		Elanco Cash Earnings
+	Adjusted R&D Expense		+	8 years of Adjusted R&D Expense
Gross Investments
-	Taxes		x	Required Rate of Return

Gross Cash Earnings		-	Capital Charge on Gross Investments		=

Each NEO was eligible to and did participate in our annual cash incentive program for 2025.
Our annual cash incentive program allows the Committee to make adjustments based on the effects of acquisitions, divestitures, restructurings or special charges or gains, changes in corporate capitalization, accounting changes and/or events that are treated as extraordinary items for accounting purposes. The Committee may also reduce (but not increase) the actual payout of any individual’s annual cash incentive based on our performance and the Committee’s subjective assessment of the NEO’s overall individual performance; however, no such discretion was applied for 2025 payouts.

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Table of Contents	Compensation Discussion & Analysis
Annual cash incentive targets for 2025 and 2024 are shown in the table below as a percentage of the NEO’s base salary.

Name	2024 Annual Cash Incentive Target (%)	2025 Annual Cash Incentive Target (%)

Mr. Simmons	130	130
Mr. VanHimbergen	—	75
Dr. de Brabander	75	80
Dr. Cabral	75	80
Mr. Bettington	70	70
Mr. Young(1)	80	80
(1)Mr. Young remained eligible for his 2025 annual cash incentive for the full year, based on the Company’s actual performance, pursuant to the terms of his transition agreement.
2025 ANNUAL CASH INCENTIVE PAYMENTS
In July 2024, Elanco divested our aqua business to better focus on high-value opportunities in both pet health and livestock sustainability. This divestiture also enabled significant deleveraging and interest expense savings, as cash generated from the transaction was used to pay down debt, better positioning us to deliver value to shareholders over time. Because of the nature of the ECE calculation, the interest and deleveraging benefits realized from the divestiture were not reflected in our ECE. Since the aqua business was accretive to ECE on a standalone basis, the mid-year divestiture caused a year-over-year decrease to ECE, as Elanco went from a full year of aqua contribution in 2023 to an approximate one-half year contribution in 2024. Then, in 2025, we experienced another decrease in ECE, as the one-half year of the aqua business contribution in 2024 decreased to zero in 2025, the first full year post-divestiture. To not cause undue penalty for a divestiture that was both favorably received by shareholders and had significant financial benefits not captured by ECE, the Committee decided in the second half of 2024 to remove the aqua business from the ECE calculation used for the cash incentive payments for both 2024 and 2025.
2024 Adjusted ECE Baseline Normalized to Exclude the Aqua Business
(All numbers $M except %s)

	Adjusted EBITDA	910			Average Gross Operating Assets	15,868
-	Adj. EBITDA from Aqua Business	40		-	Average GOA related to Aqua Business	319
	EBITDA excluding Aqua	870		+	8 Years of Adjusted R&D Expense	3,022
+	Adjusted R&D Expense	332			Gross Investments	18,750
-	Taxes (based on EBITDA above)	132		x	Required Rate of Return	8.5%
	Gross Cash Earnings	1,070	–		Capital Charge on Gross Investments	1,578	=	ECE (509) million
The Committee calculated ECE based upon the Company’s financials for the year ended December 31, 2025. The 2025 calculation as set forth below will be used as the base for the determination of the change in ECE when determining the annual cash incentive for 2026.

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2025 ECE Calculation
(All numbers $M except %s)

	Adjusted EBITDA	901			Average Gross Operating Assets	15,798
				+	8 Years of Adjusted R&D Expense	2,948
+	Adjusted R&D Expense	356			Gross Investments	18,746
-	Taxes (based on EBITDA above)	139		x	Required Rate of Return	8.5%
	Gross Cash Earnings	1,117	–		Capital Charge on Gross Investments	1,594	=	ECE (477) million
The 2025 ECE was $(477) million, an improvement of $32 million versus the ECE of $(509) million in 2024.
The payouts are linearly interpolated based on the following threshold, target and maximum levels. Our 2025 change in ECE resulted in a corporate bonus multiple of 109% of the target payout opportunity, as reflected below:

	Threshold	Target	Maximum	2025 Actual Results

ECE	$(858) million	$(509) million	$(160) million	$(477) million
Payout	0%	100%	200%	109%
2025 Impact of Divestiture of Aqua Business

Category	2024 ECE ($M)	2025 ECE ($M)	Δ ECE ($M)	Bonus Multiple (%)

Unadjusted	(499)	(477)	22	106
Aqua Business Divestiture	(10)	—	10	3
Results Excluding Aqua	(509)	(477)	32	109
Consequently, the 2025 annual cash incentive payments paid to the NEOs were as follows:

	2025 Base Salary ($)	2025 Target Bonus (%)	2025 Company Achievement (%)	2025 Bonus Payout ($)

Mr. Simmons	1,200,000	130	109	1,700,400
Mr. VanHimbergen(1)	660,000	75	109	263,123
Dr. de Brabander(2)	847,829	80	109	739,307
Dr. Cabral	650,000	80	109	566,800
Mr. Bettington	656,000	70	109	500,528
Mr. Young	709,000	80	109	618,248
(1)Mr. VanHimbergen’s 2025 bonus payout is pro-rated based on the portion of the year he was employed.
(2)Dr. de Brabander’s bonus payout was 654,000 Euros. Her 2025 payout has been converted to USD using the 2025 Euro to USD daily average rate of 1.1304.

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Table of Contents	Compensation Discussion & Analysis
Long-Term Incentive Awards
To further incentivize shareholder value creation, we grant equity awards to our executive leadership under our long-term incentive plan, consisting of the following mix in 2025: 50% PAs, 25% RSUs and 25% stock options. Stock Options rewards absolute value creation and aligns our internal pay-for-performance strategy with continued equity appreciation for shareholders. This mix of equity awards is aligned with those of several companies in the peer group we use to benchmark our executive compensation program, as further described in “—Executive Compensation Process—Compensation Benchmarking” above.
The long-term incentive component of the NEOs’ compensation is designed to align this critical compensation element with our key financial incentives and to focus leaders on achieving certain determined company performance objectives. In 2025, NEOs received the following annual grant equity awards:
•PAs or performance stock units (50% of total award opportunity): These awards have the potential to vest at 0% to 200% of target after a two-year performance period beginning on the first day of the calendar year of grant and are earned based on our Adjusted EBITDAR over the performance period, subject to continued employment with us.
•RSUs (25% of total award opportunity): These awards have the potential to vest in roughly one-third increments on each of the first three annual anniversaries of the grant date, subject to continued employment with us.
•Stock Options (25% of total award opportunity): These awards have the potential to vest in roughly one-third increments on each of the first three annual anniversaries of the grant date, subject to continued employment with us.
The Committee has the discretion to adjust PAs to take into account certain situations as set forth in the stock plan as follows:
•the impact from the operations of any divestiture, such as a major product, business line or geography;
•the impact of any acquisitions, significant collaborations, restructuring or external litigation;
•foreign currency fluctuation impact of greater than a 2% change to applicable plan rates;
•the impact of any non-GAAP adjustment, provided each adjustment is approved by the Committee; and/or
•any unforeseen adjustment, provided such adjustment is approved by the Committee.
No dividends or dividend equivalents accrue on either the PAs or the RSUs.
2025 Target Grant Values
Our policy with respect to the annual equity award for all eligible employees, including the NEOs, is to grant the award and set the grant price at the Committee’s regularly scheduled meeting during the first quarter of each year. For the 2025 equity awards, we set the total target values for the NEOs based on internal pay equity, our company-wide performance, individual performance and our peer group data. As described in “Executive Compensation Process” above our NEOs’ long-term incentive awards are generally aligned with peer group medians. Total target values for the 2025 equity grants to the NEOs were accordingly set as follows:

Name	2025 Annual Equity Grant ($)

Mr. Simmons	12,000,000
Mr. VanHimbergen(1)	1,100,000
Dr. de Brabander	2,042,000
Dr. Cabral	1,815,000
Mr. Bettington	1,400,000
Mr. Young(2)	2,900,000
(1)Mr. VanHimbergen commenced employment on July 7, 2025 and received pro-rated annual equity awards with a total grant date fair value of $1,100,000, which was divided equally between restricted stock units and stock options. In addition, Mr. VanHimbergen received a make-whole equity award in the form of restricted stock units with a grant date fair value of $1,735,000.
(2)Pursuant to Mr. Young’s transition agreement, he was entitled to vest in a pro-rata portion of his unvested equity awards, the remainder of which were forfeited.

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Compensation Discussion & Analysis	Table of Contents
PERFORMANCE AWARDS
On March 3, 2025, each NEO, other than Mr. VanHimbergen, received PAs under the 2018 Stock Plan. These awards represent a substantial, at-risk component of NEO compensation directly tied to our long-term financial performance. The PAs granted in 2025 have a two-year performance period from the beginning of 2025 through the end of 2026, and the final payout multiple per grant is determined by averaging the payout multiple of each of the two performance years. Due to the transformational nature of our 2018 initial public offering, our 2019 full separation from our former parent company Lilly, and our 2020 acquisition of Bayer Animal Health, the Committee believes it is appropriate to set the performance period at two years until a more consistent pattern of performance can be better established. The Committee regularly evaluates the two-year performance period to determine whether it continues to be appropriate.
The Committee approved Adjusted EBITDAR as the sole Company performance measure for Elanco PAs under our long-term incentive program. Target Adjusted EBITDAR is defined as the prior year’s Adjusted EBITDAR (Adjusted EBITDA plus Adjusted R&D Expense), plus the pre-tax required return on the year-over-year change in Gross Investments, as defined in the “2025 Annual Cash Incentive” section above. The Committee believes that this multi-year linkage will further reinforce a culture of long-term ownership and will reward year-over-year improvement and efficient use of capital, aligning award payouts with long-term shareholder returns. This emphasis on continuous improvement, combined with the dynamic nature of our industry, has led the Committee to utilize the average attainment of the two performance years to determine the award payout. This approach provides the Committee the flexibility to appropriately adjust for one-time events, such as our aqua divestiture, while also continually motivating our executives to achieve rigorous targets that are annually recalibrated to require EBITDAR growth over the prior year’s results.
The target number of PAs granted to each NEO was determined by dividing 50% of the target equity grant value applicable to such NEO by the closing stock price at the date of grant. The grant date fair values for these awards are reported in the table below.

Name	Payout Date	Grant Date Fair Value(1) ($)

Mr. Simmons	February 2027	6,000,000
Mr. VanHimbergen (2)	–	–
Dr. de Brabander	February 2027	1,144,007
Dr. Cabral	February 2027	1,000,008
Mr. Bettington	February 2027	700,010
Mr. Young(3)	February 2027	1,450,010
(1)All awards were approved on February 19, 2025 and had a fair market value of $11.31 per share based on their grant date of March 3, 2025.
(2)Mr. VanHimbergen did not receive any PAs due to commencing employment mid-way through the year.
(3)Pursuant to Mr. Young’s transition agreement, he was entitled to accelerated vesting of a pro-rata portion of his unvested equity awards, and the remainder were forfeited.

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Table of Contents	Compensation Discussion & Analysis
Payouts for the PAs granted in 2025 may range from 0% to 200% of target based on our achievement of the Target Adjusted EBITDAR and subject to continuous employment through the vesting date. Because the gross operating asset total used for the required return on investment is an average of the four quarters of the performance year, the Target Adjusted EBITDAR, which would result in a 100% payout, cannot be determined until the end of a given performance year. In addition, each year’s target is set relative to the prior year’s results, so the 2026 target is dependent on 2025 EBITDAR performance. We believe that this required return on investment and multi-year linkage are key metric differentiators that encourage an efficient use of assets as well as a long-term ownership mindset. The final award payout is an average of Adjusted EBITDAR achieved, relative to target performance, for each of the two performance years.
PAs Granted in 2024 That Were Paid Based Upon Performance at December 31, 2024 and 2025
In 2024, we granted PAs to the NEOs employed at that time, which were subject to a two-year performance cycle that ended on December 31, 2025. The following describes the performance objectives, outcomes and shares earned under these 2024 PA grants.
2024 Period of Performance - Target Adjusted EBITDAR

					104% $1,202M

Performance Multiple (%)	0%	25%	50%	75%	100%	125%	150%	175%	200%
EBITDAR Attainment ($M)	$849M	$934M	$1,019M	$1,103M	$1,188M	$1,273M	$1,358M	$1,443M	$1,528M
2025 Period of Performance - Target Adjusted EBITDAR

					108% $1,256M

Performance Multiple (%)	0%	25%	50%	75%	100%	125%	150%	175%	200%
EBITDAR Attainment ($M)	$877M	$964M	$1,051M	$1,139M	$1,226M	$1,313M	$1,400M	$1,487M	$1,575M
As discussed in our prior years’ CD&As, in 2023 the Committee made several changes to address non-operational factors impacting the Gross Investments calculation on both our Annual Cash Incentive and our PAs. The Committee changed the definition of Gross Investments to better align our variable pay programs with underlying business performance. The change to Gross Investments is described in the "2025 Annual Cash Incentive" section above.
In the second half of 2024, the Committee reviewed the impacts of the mid-year 2024 aqua divestiture on the Performance Award EBITDAR metric. Using the same rationale as described in the "2025 Annual Cash Incentive" section above, the Committee elected to remove the aqua business from the PA calculations for both the 2024 and 2025 performance periods.
An itemized breakdown of the changes approved during the performance periods of 2024 and 2025, and their resulting impact on Target Adjusted EBITDAR and the PA attainment multiple for the 2024 and 2025 periods of performance, are set forth in the table below. In aggregate, all changes decreased our Adjusted EBITDAR attainment for 2024 by $30 million, lowering our attainment by 9 percentage points. For 2025, attainment increased by $19 million or 5 percentage points. Because our final payout is an average of the two performance years, these adjustments reduced the final payout by 2 percentage points.

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2024 PA Adjustments Summary - 2024 & 2025 Periods of Performance

	2024 Performance Period		2025 Performance Period
Adjustment Category	EBITDAR Attainment vs. Target ($M)	Attainment Multiple Impact (%)	EBITDAR Attainment vs. Target ($M)	Attainment Multiple Impact (%)

Pre-BAH Normalized Capitalized R&D	16	5	—	—
FX and Impairments to Goodwill	(51)	(15)	(12)	(3)
FX on Gross Intangibles	14	(4)	31	8
Rate Changes on Accrued Pension	(1)	—	—	—
Aqua Divestiture	19	6	—	—
Total Adjustments	(30)	(9)	19	5
For the NEOs who received these awards in 2024, the number of our shares earned under the PAs is 106.08%, the average of the two payout multiples (103.97% for 2024 and 108.18% for 2025), multiplied by the target number of shares, which is set forth in the table below. Details on the vesting schedule of these awards are set forth below in “Executive Compensation Tables—Outstanding Equity Awards at December 31, 2025.”

Name	Target Shares	Shares Paid Out

Mr. Simmons	374,299	397,041
Dr. de Brabander	63,694	67,564
Dr. Cabral	56,613	60,053
Mr. Young(3)	87,805	76,751
(1)Pursuant to Mr. Young’s transition agreement, he was entitled to accelerated vesting of a pro-rata portion of his PAs.

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Table of Contents	Compensation Discussion & Analysis
Restricted Stock Units
On March 3, 2025, each NEO, other than Mr. VanHimbergen, also received RSUs under the 2018 Stock Plan. These time-based awards are designed to align the interests of the NEOs with the interests of our shareholders by promoting the retention of our NEOs over the longer term.
RSUs vest in equal installments each year over a three-year period. The grant date fair values for these awards are reported in the table below.

Name	Vesting Date	Grant Date Fair Market Value(1) ($)

Mr. Simmons	March 2028	3,000,000
Mr. VanHimbergen	July 2028	550,000
Dr. de Brabander	March 2028	572,003
Dr. Cabral	March 2028	500,004
Mr. Bettington	March 2028	350,011
Mr. Young (2)	March 2028	725,005
(1)All awards had a fair market value of $11.31 per share based on the grant date of March 3, 2025, other than Mr. VanHimbergen’s award, which had a fair market value of $20.80 per share based on the grant date of October 1, 2025. Mr. Simmons’ award was approved by the independent directors of the Board on February 19, 2025. All other NEO awards, other than for Mr. VanHimbergen, were approved by the Committee on February 19, 2025. Mr. VanHimbergen’s award, which was approved by the Committee on April 28, 2025, reflects a pro-rated award based on his employment commencement date of July 7, 2025. Mr. VanHimbergen also received a make-whole RSU with a fair market value of $1,735,000 that is not reported in the table above.
(2)Pursuant to Mr. Young’s transition agreement, he was eligible to accelerated vesting of a pro-rata portion of his unvested equity awards.

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Compensation Discussion & Analysis	Table of Contents
Stock Options
On March 3, 2025, each NEO, other than Mr. VanHimbergen, also received stock options under the 2018 Stock Plan. These time-based awards are designed to incentivize management to drive increases in stock price and align the interests of the NEOs with the interests of our shareholders.
The number of stock options each NEO receives is determined by dividing each person’s stock option equity target value by the fair market value based on Black-Scholes modeling as of the grant date. Because the option exercise price is equivalent to the market close price on the grant date, the options require the stock to appreciate for our NEOs to realize any compensation. For the 2025 grants, based on the option fair market valuation of $5.39 and the exercise price of $11.31, our stock price would have to increase approximately 48% above the exercise price for our NEOs to realize the grant date fair market values shown in the table below.
Stock options vest in equal installments each year over a three-year period. The number of stock options granted to each NEO was determined by dividing 25% of the target equity grant value applicable to such NEO by the option fair market value based on Black-Sholes modeling as of the grant date. The grant date fair values for these awards are reported in the table below.

Name	Vesting Date	Grant Date Fair Market Value(1) ($)

Mr. Simmons	March 2028	3,000,004
Mr. VanHimbergen	July 2028	550,000
Dr. de Brabander	March 2028	572,003
Dr. Cabral	March 2028	500,003
Mr. Bettington	March 2028	350,005
Mr. Young (2)	March 2028	725,004
(1)All awards had a fair market value of $5.39 per option based on Black-Scholes modeling as of their grant date of March 3, 2025, other than Mr. VanHimbergen’s award, which had a fair market value of $10.21 per share on the grant date of October 1, 2025. The grant date fair values of the above awards are based upon the assumptions described in Note 14: Stock Based Compensation to Elanco’s consolidated financial statements in its Annual Report for the year ended December 31, 2025 filed by Elanco on February 24, 2026. Mr. Simmons’ award was approved by the independent directors of the Board on February 19, 2025. All other NEO awards, other than for Mr. VanHimbergen, were approved by the Committee on February 19, 2025. Mr. VanHimbergen’s award, which was approved by the Committee on April 28, 2025, reflects a pro-rated award based on his employment commencement date of July 7, 2025.
(2)Pursuant to Mr. Young’s transition agreement, he was entitled to accelerated vesting of a pro-rata portion of his unvested equity awards, which vested on August 31,2025.

SPECIAL PERFORMANCE AWARDS FOR DR. DE BRABANDER
To both motivate and retain critical talent for our future R&D success, the Committee granted special performance awards to Dr. de Brabander in both 2023 and 2024. The special 2023 award was settled in 2024 and the 2024 award vested March 31, 2026 as outlined below:
2024 Special R&D PA
In 2024, the Committee granted a special Performance Award for Dr. de Brabander to further incentivize her efforts on both the 2025 regulatory approvals for our pipeline products as well as continuing to build the long-term pipeline of products with approval dates over the next 5 years ("2024 Special R&D PA"). The 2024 Special R&D PA, which has a target value of $500,000, is earned based on achievement of critical R&D milestones and pipeline metrics through March 31, 2026, with payouts ranging from 60% to 140% of target. Based on the level of achievement of the milestones related to regulatory approvals and the new product pipeline, the Committee certified that the 2024 Special R&D PA was earned at 120% of target.

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Table of Contents	Compensation Discussion & Analysis
OTHER BENEFITS
Benefits are an important part of retention and financial security for all employees, and each of the benefits described below are designed to provide a market-competitive executive compensation program. In addition to the benefits described below, the NEOs are eligible to participate in our health and welfare programs, matching gifts program and other employee benefit programs on the same basis as other employees.
Elanco Executive Severance Plan
Each NEO is eligible to participate in the Elanco Executive Severance Pay Plan, which defines the circumstances where an NEO is entitled to receive severance benefits in the event his or her employment with us is terminated. A description of the Elanco Executive Severance Plan and the benefits to which an NEO may be entitled is set forth in the narrative disclosure accompanying the table in “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control (as of December 31, 2025)” below.
2018 Change in Control Severance Pay Plan for Select Employees
Each NEO is eligible to participate in the Elanco 2018 Change in Control Severance Pay Plan for Select Employees, which provides severance benefits to an NEO in the event his or her employment with us is terminated following a change in control. A description of the Elanco 2018 Change in Control Severance Pay Plan for Select Employees and the benefits to which an NEO may be entitled is set forth in “Executive Compensation Tables — Payment Upon Termination or Change in Control (as of December 31, 2025) — Elanco Change in Control Severance Pay Plan for Select Employees” below.
The Elanco 401(k) Plan
We provide retirement benefits to eligible employees, which includes our NEOs, through the Elanco 401(k) Plan, a defined contribution plan qualified under Section 401(a) of the Code. Participants may elect to contribute a portion of their base salary to the plan, and we match employee contributions up to 6% of base salary (subject to IRS limits). In addition, for 2025, we provided a discretionary contribution to eligible U.S. employees in the amount of 1.0% of base salary earnings, contingent on active employment on December 31, 2025. The employee contributions, our contributions and earnings thereon are paid out in accordance with elections made by the participant under the terms and conditions of the Elanco 401(k) Plan.
The Elanco Deferred Compensation Program
The NEOs may defer receipt of up to 100% of their annual cash incentive bonus, up to 70% of their base pay, and any of their on-cycle full-value equity awards (RSUs and PAs) under the Elanco Deferred Compensation Plan, which allows participants to save for retirement in a tax-effective way at minimal cost to us. Beginning with compensation earned in 2024, we augmented our deferred compensation program to remain competitive with comparable offerings among our peers, reinforce our ownership culture, and help retain key talent. Our enhanced plan extended eligibility to all members of US-based senior management, increased the available funding sources, and expanded the number of investment options, including a company stock matching enhancement for deferrals into Elanco stock. The expanded set of investment options now includes Elanco stock as well as a number of 401(k)-type fund options. Deferrals on up to 6% of base and bonus compensation allocated to Elanco stock are eligible for a 1:1 match, which has a two-year cliff vest. We believe further incentivizing stock ownership among our senior leaders, including our NEOs, reinforces our ownership culture and aligns management’s interests with shareholders’ interests. NEO participation in this unfunded and non-qualified plan is detailed in the “Executive Compensation Tables—Nonqualified Deferred Compensation” below.

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GOVERNANCE AND OTHER MATTERS
Employment Agreements
We do not have employment agreements with any of the NEOs. We do not provide excise tax payments, reimbursements, or gross-ups to any of the NEOs.
Employment Offer Letter with Bob VanHimbergen, CFO
Following the Committee’s review of market data on compensation for comparable positions, the Committee approved the compensation terms for Mr. VanHimbergen in connection with his hire as our Chief Financial Officer, which were set forth in an employment offer letter agreement dated May 20, 2025. Pursuant to the letter agreement, Mr. VanHimbergen’s initial annual compensation consisted of an annual base salary of $660,000, a target annual cash incentive opportunity equal to 75% of annual base salary earnings and annual target long-term incentive compensation valued at $2,645,000. For fiscal 2025, his annual cash incentive opportunity was pro-rated for the portion of the year he is employed, and his pro-rated long-term incentive compensation, valued at $1,100,000, was be divided equally between restricted stock units and stock options, which will vest ratably over three years on each annual anniversary of Mr. VanHimbergen’s commencement of employment.
In addition, Mr. VanHimbergen received the following make-whole awards to incentivize him to join the Company and compensate him for awards that were forfeited from his prior employment: (i) a cash bonus of $890,000 that is subject to repayment as to a pro-rated amount of such bonus in the event that Mr. VanHimbergen leaves the Company during the first three years of employment for any reason other than an involuntary termination without cause and (ii) a restricted stock unit with a grant date fair value of $1,735,000 that vests ratably over three years on each annual anniversary of the commencement of Mr. VanHimbergen’s employment.
Stock Ownership and Holding Guidelines
Our Board has adopted stock ownership guidelines for our executive officers, which are designed to further promote long-term shareholder value creation and help ensure our senior executives remain focused on both short- and long-term objectives. The individuals have a period of five years from the date of starting in his/her current role to meet the guidelines. Shares of Elanco stock and outstanding RSU awards held by the individual are counted toward the requirement. PAs and stock options do not count toward the requirement. Mr. Simmons, our Chief Executive Officer, is required to own Elanco common stock with a value equal to at least six times his annual base salary. Each of the other NEOs is required to own Elanco common stock with a value equal to at least three times their annual base salary. All of the NEOs are required to hold at least 50% of all equity awards granted until their stock ownership requirements are satisfied, which allows them to build toward their respective ownership requirements. As of the Committee’s most-recent annual governance review in May 2025, each of the NEOs was in compliance with the stock ownership guidelines or was making appropriate progress towards meeting the applicable ownership level within a reasonable period of time.
Anti-Hedging and Anti-Pledging Policy
We have a formal policy under which non-employee directors and employees are not permitted to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset any decrease in the market value of a company’s equity securities granted to the employee or director as compensation or held directly or indirectly by the employee or director. Additionally, our Corporate Governance Guidelines state that our directors are prohibited from hedging their Elanco stock and from pledging, or using as collateral, their Elanco stock.

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Table of Contents	Compensation Discussion & Analysis
Executive Compensation Recovery Policies
All our incentive awards are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period or for disciplinary reasons. The Committee adopted a Required Compensation Recovery Policy ("Required Policy") in compliance with SEC rules and NYSE listing standards that provides for the recoupment of Erroneously Awarded Compensation (as defined in the policy) during the covered period from the applicable former and current executive officers, including the NEOs, in the event we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement. The Required Policy was filed as an exhibit to the Company’s Annual Report for the year ended December 31, 2023. In addition, the Committee adopted a Supplemental Compensation Recovery Policy (the "Supplemental Policy") that gives the Committee broad discretion to claw back incentive payouts from any member of our senior management, which includes the NEOs, in the event of misconduct or a restatement of financials. Misconduct is defined as a material violation of law or policy that causes significant harm to Elanco (and includes failure by an individual in his or her supervisory responsibility to manage or monitor conduct or risks appropriately where such failure contributed materially to the harm caused to Elanco).
The Supplemental Policy covers any incentive compensation awarded or paid to an employee at a time when he or she is a member of our senior management and, in the event of misconduct, includes any equity award and severance payments. Subsequent changes in status, including retirement or termination of employment, do not affect our rights to recover compensation under the policy. Recovery can extend back as far as three years.
Equity Grant Timing Policy
Our policy with respect to the timing of annual equity award grants for all eligible employees, including the NEOs, is to grant equity awards at the Committee’s regularly scheduled meeting during the first quarter of each year. Equity awards granted to new hires and other off-cycle grants are generally effective on the first trading day of the quarter following the hire or approval date. It is our policy not to time the granting of equity awards, including stock option awards, during periods in which there is material nonpublic information about our company.
Tax Deductibility of Compensation Expense
Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees,” including the NEOs. While the Committee may consider tax deductibility as one of many factors in determining executive compensation, the Committee will award compensation that it determines is consistent with the goals of our executive compensation program even if such compensation is not tax deductible by us, if it determines that payment of such compensation is consistent with our business needs.

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Compensation Discussion & Analysis	Table of Contents
COMPENSATION RISK OVERSIGHT
We monitor the risks associated with our compensation program and individual executive compensation decisions on an ongoing basis. The Committee, in collaboration with its independent compensation consultant, WTW, identified no material risks in our compensation programs in 2025. In its 2025 annual risk analysis of our incentive compensation plans, WTW used certain evaluation criteria for incentive awards to determine whether these incentive plans were reasonably likely to incentivize risk-taking among those who participate in them, including, among others, the following:
•The metrics used to determine payout under the incentive plans;
•Whether or not the metrics used to determine payout under the incentive plans were balanced;
•The maximum incentive pay multiple;
•The funding thresholds under the incentive plans;
•The performance period for each incentive plan;
•The level of management that may exercise discretion as to the ultimate payout under the incentive plans; and
•Any deferrals, holdbacks or clawback mechanisms under the incentive plans.
The Committee believes that there are several features in our compensation programs and policies that mitigate excessive risk-taking. For instance, the Committee has discretion to adjust incentive payments, if needed, including to reflect decisions that executives make that may impact our reputation. A large percentage of senior management compensation has historically been paid in the form of long-term equity awards over a multi-year cycle, a compensation structure that is intended to align incentives with appropriate risk taking. Moreover, senior management is subject to share ownership and retention policies, and we retain broad discretion to recover incentive awards in the event of certain significant misconduct. Our general risk management controls also serve to preclude our decision makers from taking excessive risk to earn the incentives provided under our compensation programs.

Elanco Animal Health Incorporated	64	2026 Proxy Statement

Table of Contents	Compensation Discussion & Analysis
Compensation and Human Capital Committee Report
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Elanco under the Securities Act or the Exchange Act, this section entitled “Compensation and Human Capital Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
The Compensation and Human Capital Committee is primarily responsible for reviewing, approving and overseeing Elanco’s compensation plans and practices and works with management and the Committee’s independent compensation consultant to establish Elanco’s compensation philosophy and programs. The Compensation and Human Capital Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation and Human Capital Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in Elanco’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025 (incorporated by reference) and in this Proxy Statement.
Respectfully submitted,
Kirk McDonald (Chair)
R. David Hoover
Stacey Ma
Denise Scots-Knight

Elanco Animal Health Incorporated	65	2026 Proxy Statement

Executive Compensation Tables

The following table summarizes compensation awarded to, earned by and/or paid to our NEOs in connection with their service to Elanco during 2025, 2024 and 2023, as applicable.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Jeffrey Simmons(5) President and CEO	2025	1,200,000	—	9,000,000	3,000,004	1,700,400	25,352	14,925,756
	2024	1,200,000	—	9,000,028	3,000,005	1,606,800	26,871	14,833,704
	2023	1,200,000	—	8,400,005	2,800,003	1,232,400	30,761	13,663,169

Robert VanHimbergen(6) Executive Vice President and Chief Financial Officer	2025	317,308	890,000	2,285,026	550,002	539,550	79,419	4,661,304

Ellen de Brabander(7) Executive Vice President, Innovation and Regulatory	2025	847,829	—	1,716,010	572,003	739,307	36,081	3,911,229
	2024	753,048	—	2,031,536	510,502	581,730	37,115	3,913,931
	2023	709,748	—	2,031,513	510,502	392,491	39,480	3,683,732

Ramiro Cabral Executive Vice President, President International	2025	650,000	—	1,500,011	500,003	566,800	26,952	3,243,767
	2024	620,000	—	1,361,267	453,752	478,950	28,501	2,942,470
	2023	592,000	—	1,275,015	425,001	327,376	31,362	2,650,754

Timothy Bettington(8) Executive Vice President, Center for Strategic Growth	2025	656,000	—	1,050,020	350,005	500,528	26,952	2,583,505
	2024	642,000	—	1,050,029	350,007	462,882	28,471	2,533,389
	2023	486,528	100,000	1,000,008	—	269,591	197,835	2,053,962

Todd Young(9) Former Executive Vice President and Chief Financial Officer	2025	477,096	—	2,175,000	725,004	—	1,377,789	4,754,889
	2024	694,000	—	2,111,279	703,755	571,856	28,471	4,109,361
	2023	661,400	—	1,961,267	653,753	418,005	32,296	3,726,720

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Table of Contents	Executive Compensation Tables
(1)This column shows the grant date fair value of the RSUs and PAs awarded to the NEOs in 2025, 2024 and 2023, computed in accordance with FASB ASC Topic 718, based upon the probable outcome of the performance conditions as of the grant date and the assumptions in Note 14: Stock-Based Compensation to our consolidated financial statements included in our 2025 Annual Report. The grant date fair value for PAs included in the “Stock Awards” column are based on the probable payout outcome anticipated at the time of grant which, for the PAs, was at target value.
The table below shows the target and maximum payouts for the 2025 PAs included in this column of the “Summary Compensation Table.” All NEOs will receive their PA settlement at the payout date, except for Mr. Young, who has elected to defer settlement through our Elanco Deferred Compensation Plan. Mr. VanHimbergen did not receive a 2025 PA due to commencing employment mid-way through the year.

Name	Award	Payout Date	Target Payout ($)	Maximum Payout ($)

Mr. Simmons	2025 PAs	February 2027	6,000,000	12,000,000
Dr. de Brabander	2025 PAs	February 2027	1,144,007	2,288,013
Dr. Cabral	2025 PAs	February 2027	1,000,008	2,000,015
Mr. Bettington	2025 PAs	February 2027	700,010	1,400,020
Mr. Young	2025 PAs	February 2027	1,450,010	2,900,020
Mr. Young's PAs scheduled to be paid out in February 2027 were accelerated as to a pro-rata portion of the PAs in connection with the termination of his employment on August 31, 2025, with the earned shares deferred pursuant to Mr. Young's deferral election.
(2)For NEOs other than Mr. VanHimbergen, this column includes on-cycle Non-Qualified Stock Options, granted on March 3, 2025. These options vest ratably over three years on the anniversary of the grant date, and expire 10 years after the grant date, on March 3, 2035. For Mr. VanHimbergen, this column includes sign-on Non-Qualified Stock Options, granted on October 1, 2025. These options vest over three years on the anniversary of Mr. VanHimbergen’s hire date of July 7, 2025, and expire 10 years after the grant date, on October 1, 2035. The grant date fair value of all options is based upon the assumptions described in Note 14: Stock Based Compensation to Elanco’s consolidated financial statements in our 2025 Annual Report.
(3)This column shows payments under the Elanco Corporate Bonus Plan (the “Elanco Bonus Plan”) for performance in 2025, 2024 and 2023. See “Compensation Discussion and Analysis—2025 Annual Cash Incentive” above for details on 2025 payouts for the NEOs under the Elanco Bonus Plan.
(4)The 2025 amounts for Mr. Simmons, Mr. VanHimbergen, Dr. Cabral, Mr. Bettington and Mr. Young, include (i) Elanco contributions to the Elanco 401(k) Plan for each NEO, which equaled $24,500 for Mr. Simmons, Dr. Cabral and Mr. Bettington ($21,000 of matching contributions and $3,500 of discretionary contributions), $14,882 for Mr. VanHimbergen ($11,169 of matching contributions and $3,173 of discretionary contributions), and $21,000 for Mr. Young for matching contributions, all of which were consistent with the benefits available to similarly situated, U.S.-based Elanco employees; and (ii) any recognition program awards, imputed life insurance income, or Health Savings Account contributions. For Mr. VanHimbergen, the 2025 amount includes $69,528 of relocation reimbursement incurred above the standard package available to all Elanco U.S.-based employees. For Dr. de Brabander, the 2025 amount consists solely of (i) Elanco contributions to a retirement pension, which equaled $34,614 and is consistent with benefits available to similarly situated Netherlands-based employees; and (ii) any recognition programs, imputed life insurance income, and local allowances. For Mr. Young, the 2025 amount includes $1,354,621 of cash severance payments and benefits paid pursuant to the terms of his transition letter agreement described below. Mr. Young was also entitled to accelerated vesting of a pro-rata portion of his unvested equity awards, as described below.
(5)Mr. Simmons’ 2025 salary includes $72,000 of base pay received as 5,081 DSUs of Elanco stock, and his 2025 non-equity incentive plan payout includes $102,024 received as 4,367 DSUs of Elanco stock, through our Elanco Deferred Compensation Plan. The plan and Mr. Simmons' deferrals are described in greater detail in the "Nonqualified Deferred Compensation" section below.
(6)Mr. VanHimbergen joined Elanco in July 2025. The Bonus amount for Mr. VanHimbergen reflects his sign-on bonus.
(7)Dr. de Brabander’s compensation, except for stock and option awards, is paid in Euros. 2025 amounts paid in Euros have been converted to USD using the average daily rate of €1 to $1.1304. 2024 amounts paid in Euros have been converted to USD using the average daily rate of €1 to $1.0820. 2023 amounts paid in Euros have been converted to USD using the average daily rate of €1 to $1.0816.
(8)Mr. Bettington joined Elanco in March 2023. The Bonus amount for Mr. Bettington in 2023 reflects his sign-on bonus.
(9)Mr. Young ceased serving as Executive Vice President and Chief Financial Officer in July 2025 and continued to serve as an advisor, in a non-executive capacity, through August 31, 2025. In connection with Mr. Young's involuntary termination of employment, he was entitled to receive severance payments and benefits pursuant to the Elanco Executive Severance Plan and his transition letter agreement, which are described below.

Elanco Animal Health Incorporated	67	2026 Proxy Statement

Executive Compensation Tables	Table of Contents
Grants of Plan Based Awards
The following table summarizes the grants of plan-based awards to the NEOs during 2025 under each of the following plans: the Elanco Bonus Plan (a non-equity incentive plan) and the 2018 Stock Plan, which provides for the grant of PAs, RSUs and stock options. To receive a payout under the PAs or RSUs or to vest in stock options, a participant must remain employed with Elanco through the end of the relevant performance period or vesting date (except in the case of death, disability, retirement, or redundancy). No dividends or dividend equivalents, if any were to be declared and paid, would accrue on any equity awards.

		Elanco Compensation and Human Capital Committee		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(7) ($)

Name	Award	Grant Date	Approval Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Simmons	2025 Elanco Bonus Plan	—	—	1,560,000	3,120,000
	2025 PAs(2)	3/3/25	2/19/25			—	530,504	1,061,008				6,000,000
	2025 RSUs(3)	3/3/25	2/19/25						265,252			3,000,000
	2025 Elanco Options(4)	3/3/25	2/19/25							556,587	11.31	3,000,004

Mr. VanHimbergen	2025 Elanco Bonus Plan	—	—	495,000	990,000
	2025 Make-Whole RSUs(5)	10/1/25	4/28/25						83,414			1,735,011
	2025 Sign-on RSUs(5)	10/1/25	4/28/25						26,443			550,014
	2025 Sign-on Options(6)	10/1/25	4/28/25							53,869	20.8	550,002

Dr. de Brabander	2025 Elanco Bonus Plan(8)	—	—	590,089	1,180,178
	2025 PAs(2)	3/3/25	2/19/25			—	101,150	202,300				1,144,007
	2025 RSUs(3)	3/3/25	2/19/25						50,575			572,003
	2025 Options(4)	3/3/25	2/19/25							106,123	11.31	572,003

Dr. Cabral	2025 Elanco Bonus Plan	—	—	520,000	1,040,000
	2025 PAs(2)	3/3/25	2/19/25			—	88,418	176,836				1,000,008
	2025 RSUs(3)	3/3/25	2/19/25						44,209			500,004
	2025 Options(4)	3/3/25	2/19/25							92,765	11.31	500,003

Mr. Bettington	2025 Elanco Bonus Plan	—	—	459,200	918,400
	2025 PAs(2)	3/3/25	2/19/25			—	61,893	123,786				700,010
	2025 RSUs(3)	3/3/25	2/19/25						30,947			350,011
	2025 Options(4)	3/3/25	2/19/25							64,936	11.31	350,005

Mr. Young	2025 Elanco Bonus Plan			567,200	1,134,400
	2025 PAs(2)	3/3/25	2/19/25			—	128,206	256,412
	2025 RSUs(3)	3/3/25	2/19/25						64,103			725,005
	2025 Options(4)	3/3/25	2/19/25							134,509	11.31	725,004

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Table of Contents	Executive Compensation Tables
(1)Target and maximum payouts for performance under the Elanco Bonus Plan. Bonus payouts range from 0% to 200% of target. The target and maximum amounts represent ECE attainments of $(509) million and $(160) million, respectively, per the plan approved by the Committee and inclusive of all aforementioned 2025 adjustments.
(2)Represents the range of payouts for 2025 PAs. These PAs will pay out in February 2027, with payouts ranging from 0% to 200% of target. The grant date fair value of the PAs is based on the probable payout outcome at the time of grant. The grant date fair value assuming payout at target and maximum are listed for these awards in Note 1 to the “Summary Compensation Table” above.
(3)Represents the shares underlying the 2025 RSUs. One-third of these shares vested on March 3, 2026, one-third of these shares will vest on March 3, 2027 and the remainder of these shares will vest on March 3, 2028.
(4)Represents the shares underlying the 2025 stock options. One-third of these shares vested on March 3, 2026, one-third of these shares will vest on March 3, 2027, and the remainder of these shares will vest on March 3, 2028.
(5)Represents the shares underlying both make-whole and sign-on RSUs. One-third of these shares will vest on July 7, 2026, one-third of these shares will vest on July 7, 2027 and the remainder of these shares will vest on July 7, 2028.
(6)Represents the shares underlying sign-on stock options. One-third of these shares will vest on July 7, 2026, one-third of these shares will vest on July 7, 2027 and the remainder of these shares will vest on July 7, 2028.
(7)Represents the grant date fair value of the equity awards granted in 2025 computed in accordance with FASB ASC Topic 718. For PAs, the grant date fair value is based upon the probable outcome of the performance conditions as of the grant date.
(8)Amounts denominated in Euros have been converted to USD using the average daily rate of €1 to $1.1304.

Elanco Animal Health Incorporated	69	2026 Proxy Statement

Executive Compensation Tables	Table of Contents
Outstanding Equity Awards at December 31, 2025
The closing price of our common stock on December 31, 2025, which was $22.63, was used to calculate the values in the table below.

		Option Awards				Stock Awards
Name	Award	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Mr. Simmons	2018 Options(1)	109,642	—	31.61	10/20/28
	2022 Options(2)	234,160	—	28.94	3/1/32
	2023 RSUs(3)					84,548	1,913,321
	2023 Options(4)	374,848	193,104	11.26	3/1/33
	2024 - 2025 Executive PAs(5)							374,299	8,470,386
	2024 RSUs(6)					125,391	2,837,598
	2024 Options(7)	134,694	273,470	16.03	3/1/34
	2025 - 2026 Executive PAs(11)							530,504	12,005,306
	2025 RSUs(9)					265,252	6,002,653
	2025 Options(10)	—	556,587	11.31	3/3/35

Mr. VanHimbergen	2025 Make-Whole RSUs(12)					83,414	1,887,659
	2025 Sign-on RSUs(12)					26,443	598,405
	2025 Sign-on Options(13)	—	53,869	20.80	10/1/35

Dr. de Brabander	2022 Options(2)	38,522	—	28.94	3/1/32
	2023 RSUs(3)					15,416	348,864
	2023 Options(4)	68,342	35,208	11.26	3/1/33
	2024 R&D Off-Cycle PA(8)							34,154	772,905
	2024 - 2025 Executive PAs(5)							63,694	1,441,395
	2024 RSUs(6)					21,338	482,879
	2024 Options(7)	22,920	46,536	16.03	3/1/34
	2025 - 2026 Executive PAs(11)							101,150	2,289,025
	2025 RSUs(9)					50,575	1,144,512
	2025 Options(10)	—	106,123	11.31	3/3/35

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Table of Contents	Executive Compensation Tables

		Option Awards				Stock Awards
Name	Award	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Dr. Cabral	2018 Options(1)	21,086	—	31.61	10/20/28
	2022 Options(2)	33,747	—	28.94	3/1/32
	2023 RSUs(3)					12,835	290,456
	2023 Options(4)	56,896	29,311	11.26	3/1/33
	2024 - 2025 Executive PAs(5)							56,613	1,281,152
	2024 RSUs(6)					18,966	429,201
	2024 Options(7)	20,372	41,363	16.03	3/1/34
	2025 - 2026 Executive PAs(11)							88,418	2,000,899
	2025 RSUs(9)					44,209	1,000,450
	2025 Options(10)	—	92,765	11.31	3/3/35

Mr. Bettington	2024 - 2025 Executive PAs(5)							43,669	988,229
	2024 RSUs(6)					14,630	331,077
	2024 Options(7)	15,714	31,906	16.03	3/1/34
	2025 - 2026 Executive PAs(11)							61,893	1,400,639
	2025 RSUs(9)					30,947	700,331
	2025 Options(10)	—	64,936	11.31	3/3/35

Mr. Young(14)	2022 Options(2)	57,622	—	28.94	12/31/26
	2023 Options(4)	70,064	—	11.26	12/31/26
	2024 Options(7)	47,396	—	16.03	12/31/26
	2025 Options(10)	22,194	—	11.31	12/31/26

(1)An award of nonqualified stock options granted after our 2018 initial public offering, which vested on October 20, 2021 and has a seven-year exercise period ending October 20, 2028.
(2)Nonqualified stock options granted on March 1, 2022. One-third of the options underlying this grant vested March 1, 2023, one-third vested March 1, 2024, and the remainder vested March 1, 2025.
(3)RSUs granted on March 1, 2023. One-third of the shares underlying this grant vested March 1, 2024, one-third vested March 1, 2025, and the remainder vested March 1, 2026.
(4)Nonqualified stock options granted on March 1, 2023. One-third of the options underlying this grant vested March 1, 2024, one-third vested March 1, 2025, and the remainder vested March 1, 2026.
(5)PAs granted for the 2024-2025 performance period, to the extent earned, vested following the close of the performance period.
(6)RSUs granted on March 1, 2024. One-third of the shares underlying this grant vested March 1, 2025, one-third vested March 1, 2026, and the remainder will vest March 1, 2027.

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Executive Compensation Tables	Table of Contents
(7)Nonqualified stock options granted on March 1, 2024. One-third of the options underlying this grant vested March 1, 2025, one-third vested March 1, 2026, and the remainder will vest March 1, 2027.
(8)This 2024 Special R&D Performance Award was granted to Dr. de Brabander to further incentivize regulatory milestones & pipeline development. The award vested following the close of the performance period on March 31, 2026.
(9)RSUs granted on March 3, 2025. One-third of the shares underlying this grant vested March 3, 2026, one-third will vest March 3, 2027, and the remainder will vest March 3, 2028.
(10)Nonqualified stock options granted on March 3, 2025. One-third of the options underlying this grant vested March 3, 2026, one-third will vest March 3, 2027, and the remainder will vest March 3, 2028.
(11)PAs granted for the 2025-2026 performance period, to the extent earned, will vest following the close of the performance period.
(12)This award was granted to Mr. VanHimbergen as part of his sign-on compensation package when he joined Elanco. One third of the shares underlying this grant vest on July 7, 2026, one third on July 7, 2027 and one third on July 7, 2028.
(13)This award was granted to Mr. VanHimbergen as part of his sign-on compensation package when he joined Elanco. One third of the options underlying this grant vest on July 7, 2026, one third on July 7, 2027 and one third on July 7, 2028.
(14)Pursuant to the terms of his transition letter agreement, Mr. Young was entitled to accelerated vesting of a pro-rata portion of his unvested restricted stock units, stock options and performance awards, as well as an extension of the expiration date of his stock options through December 31, 2026.
Options Exercised and Stock Vested in 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Mr. Simmons	—	—	623,187	6,992,457
Mr. VanHimbergen	—	—	—	—
Dr. de Brabander	—	—	171,644	1,927,151
Dr. Cabral	—	—	94,329	1,058,430
Mr. Bettington	—	—	61,260	605,894
Mr. Young	40,000	437,100	296,676	4,403,436
(1)Amounts reflect the market value of Elanco’s common stock on the date of exercise or vesting.

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Table of Contents	Executive Compensation Tables
Nonqualified Deferred Compensation

Name	Executive Contributions in 2025 ($)	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025(1) ($)

Mr. Simmons(1)	174,024	194,936	—	423,804
Dr. Cabral	—	—	(246,997)	—
Mr. Young (2)	2,257,692	526,590	—	2,784,282
(1)Contributions for Mr. Simmons consist of 9,448 DSUs of Elanco stock, comprised of $102,024 of deferred cash compensation earned through our Elanco Corporate Bonus Plan, and $72,000 of deferred cash compensation related to base pay deferrals.
(2)Contributions for Mr. Young consist of the value of deferred PAs. Pursuant to the terms of his transition letter agreement. Mr. Young was entitled to accelerated vesting of a pro-rata amount of his unvested equity awards.

The “Nonqualified Deferred Compensation” table above shows information about the Elanco Deferred Compensation Plan. Our executives may defer receipt of up to 70% of their base pay, 100% of their bonus, and any full-value equity awards under the Elanco Deferred Compensation Plan. Of our NEOs, Mr. Simmons, Mr. Young, and Dr. Cabral participate in the Elanco Deferred Compensation Plan. Mr. Young elected to defer his Performance Awards granted in 2024 and 2025, which were deferred when the awards vested as to a pro-rata portion of the awards in connection with Mr. Young's termination of employment. Starting with 2024 compensation earned, amounts deferred by executives under the plan are eligible for expanded investment options, including a notional 401(k)-style fund menu and notional Elanco stock. Deferrals made into Elanco stock receive a 1:1 company match up to 6% of a participant’s base and bonus pay. We believe that this company match enhancement, which cliff vests two years after the end of a given plan year, aligns the interests of our senior leaders with shareholders while also helping to retain key talent. Deferral elections for compensation earned in 2025 were made in the fourth quarter of 2024. Participants may elect to receive the funds in a lump sum or in as many as ten annual installments following termination of employment, or may elect in-service distributions payable in a lump sum or in up to five annual installments as early as the second year after the end of the plan year in which the funds were deferred. Once a distribution schedule is elected, it may not be cancelled or accelerated, except in the event of hardship as approved by the Compensation and Human Capital Committee. All deferral elections and associated distribution schedules are irrevocable. The Elanco Deferred Compensation Plan is unfunded and amounts deferred under the plan are subject to forfeiture in the event of our bankruptcy.
Payments Upon Termination or Change in Control (As of December 31, 2025)
The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which the applicable NEOs would have been entitled upon a hypothetical termination of employment on December 31, 2025, in the circumstances described in the table. The closing price of our common stock on December 31, 2025, which was $22.63, was used to calculate the values in the table below. The narrative following the tabular disclosure below contains more detail on the treatment of certain equity awards upon a qualifying termination (defined as a termination due to death, disability, site or plant closing, or restructuring) of employment for the NEOs. Other than the payments and benefits described below, any agreement to provide severance payments or benefits would be at the discretion of the Compensation and Human Capital Committee. These severance benefits are contingent upon each executing a release of claims in favor of Elanco and agreeing to certain other customary post-employment covenants, except in the case of death.

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Executive Compensation Tables	Table of Contents

	Cash Severance Payment(1) ($)	Continuation of Medical / Welfare Benefits (present value) ($)		Value of Acceleration of Equity Awards ($)		Total Termination Benefits ($)

MR. SIMMONS
Termination due to death	—	—		35,856,420	(2)	35,856,420
Termination due to disability, reduction in force, or other qualified reason not in connection with change in control	5,520,000	57,126	(3)	23,332,241	(2)	28,909,367
Non-qualified discharge not in connection with change in control	5,520,000	57,126	(3)	—	(4)	5,577,126
Qualifying termination in connection with change in control	5,520,000	44,498	(5)	41,867,307	(6)	47,431,804
MR. VANHIMBERGEN
Termination due to death	—	—		2,584,644	(2)	2,584,644
Termination due to disability, reduction in force, or other qualified reason not in connection with change in control	1,155,000	8,277	(3)	278,190	(2)	1,441,467
Non-qualified discharge not in connection with change in control	1,155,000	8,277	(3)	—	(4)	1,163,277
Qualifying termination in connection with change in control	2,310,000	13,430	(5)	2,584,644	(6)	4,908,074
DR. DE BRABANDER(7)
Termination due to death	—	—		7,242,263	(2)	7,242,263
Termination due to disability, reduction in force, or other qualified reason not in connection with change in control	1,526,092	—	(3)	4,951,007	(2)	6,477,099
Non-qualified discharge not in connection with change in control	1,526,092	—	(3)	—	(4)	1,526,092
Qualifying termination in connection with change in control	3,052,183	832	(5)	8,388,345	(6)	11,441,361
DR. CABRAL
Termination due to death	—	—		5,656,697	(2)	5,656,697
Termination due to disability, reduction in force, or other qualified reason not in connection with change in control	1,170,000	30,334	(3)	3,652,129	(2)	4,852,463
Non-qualified discharge not in connection with change in control	1,170,000	30,334	(3)	—	(4)	1,200,334
Qualifying termination in connection with change in control	2,340,000	47,154	(5)	6,658,520	(6)	9,045,673
MR. BETTINGTON
Termination due to death	—	—		3,664,651	(2)	3,664,651
Termination due to disability, reduction in force, or other qualified reason not in connection with change in control	1,115,200	30,334	(3)	2,303,703	(2)	3,449,237
Non-qualified discharge not in connection with change in control	1,115,200	30,334	(3)	—	(4)	1,145,534
Qualifying termination in connection with change in control	2,230,400	47,154	(5)	4,365,931	(6)	6,643,484
MR. YOUNG(8)
Termination due to disability, reduction in force, or other qualified reason not in connection with change in control	1,327,248	27,373	(3)	3,118,577	(2)	4,473,198
(1)As of December 31, 2025, the NEOs were entitled to severance under the Elanco Change in Control Severance Pay Plan for Select Employees and the Elanco Executive Severance Plan.

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Table of Contents	Executive Compensation Tables
(2)For Mr. Simmons, this amount includes 2023 RSUs, 2023 stock options, 2024-2025 Executive PAs, 2024 RSUs, 2024 stock options, 2025-2026 Executive PAs, 2025 RSUs, and 2025 stock options. For Mr. VanHimbergen, this amount includes 2025 Make-Whole RSUs, 2025 Sign-on RSUs, and 2025 stock options. For Dr. de Brabander, this amount includes 2023 RSUs, 2023 stock options, 2024 Special R&D PA, 2024-2025 Executive PAs, 2024 RSUs, 2024 stock options, 2025-2026 Executive PAs, 2025 RSUs, and 2025 stock options. For Dr. Cabral, this amount includes 2023 RSUs, 2023 stock options, 2024-2025 Executive PAs, 2024 RSUs, 2024 stock options, 2025-2026 Executive PAs, 2025 RSUs, and 2025 stock options. For Mr. Bettington, this amount includes 2024-2025 Executive PAs, 2024 RSUs, 2024 stock options, 2025-2026 Executive PAs, 2025 RSUs, and 2025 stock options. The value of all PAs are based on target level of performance.
(3)See “Elanco Executive Severance Plan” below for a discussion of payments following a termination not related to a change in control.
(4)Termination due to performance is not considered a qualifying termination under the 2018 Stock Plan and the applicable grant agreements.
(5)See “Elanco Executive Change in Control Severance Pay Plan for Select Employees” below for a discussion of payments following a change in control.
(6)Includes the acceleration of RSUs, PAs, 2024 Special R&D PA, stock options and sign-on RSUs, as applicable, upon the event of certain qualifying terminations following a change in control. The value of all PAs are based on target level of performance.
(7)Amounts paid in Euros have been converted to USD using the average daily rate of €1 to $1.1304.
(8)Amounts for Mr. Young reflect the payments and benefits he received pursuant to the Elanco Executive Severance Plan and Mr. Young's transition letter agreement in connection with his involuntary termination of employment. The cash severance payment includes $709,000, equal to one year of base salary, and $618,248 for the payout of Mr. Young's full 2025 annual cash incentive award based on actual results pursuant to his transition letter agreement. The value of acceleration of equity awards reflects the accelerated vesting of a pro-rata portion of Mr. Young's unvested equity awards pursuant to the terms of his transition letter agreement.
Equity Award Acceleration in Connection with a Change in Control or Certain Terminations of Employment
Upon a covered termination or qualifying termination of employment, each as described below, following a change in control, which is a merger, share exchange or consolidation of Elanco (“corporate transaction”), RSUs and stock options will fully vest. PAs will be deemed earned at target and fully vest.
A qualifying termination includes disability and certain other terminations without cause, and for some awards, includes a retirement termination meeting certain conditions.
Upon a qualifying termination not in connection with a corporate transaction, RSUs will immediately vest on a pro-rata basis. In addition, some RSUs will continue to vest on a pro-rata basis after retirement. PAs will immediately vest pro-rata based on current forecasted performance estimates upon a qualifying termination or retirement.
Stock options will vest on a pro-rata basis immediately upon a qualifying termination which is not in connection with a corporate transaction or a retirement. In connection with retirement meeting certain conditions, options will continue vesting, and all options will remain exercisable for the full term of the option.
All awards will fully vest upon death, or upon a corporate transaction if the successor entity does not assume, substitute or otherwise replace the awards.
Elanco Change in Control Severance Pay Plan for Select Employees
In connection with our initial public offering, our Board adopted change in control severance pay plans for nearly all Elanco employees, including a plan that applies to the NEOs. These severance pay plans are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, these severance pay plans are intended to align our participating employees’ and our shareholders’ interests by enabling our executives to evaluate corporate transactions that may be in the best interests of our shareholders without undue concern over whether the transactions would jeopardize the participating employee’s own employment.
The basic elements of the select plan applicable to the NEOs include:
•Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, the select plan requires a “double trigger” — a change in control followed by an involuntary loss of employment within two years. This is consistent with our intent to provide employees with financial protection resulting from a loss of employment.

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Executive Compensation Tables	Table of Contents
•Covered terminations. Our participating NEOs are eligible for payments under our severance pay plan if, within two years of the change in control, their employment is terminated (i) without “cause” by Elanco; or (ii) for “good reason” (e.g., a relocation or material reduction in title, work responsibilities, salary, variable pay potential, or benefits coverage) by the employee, each as is defined in the plan.
•Severance payment. NEOs are eligible for two years’ base salary plus two times their target bonus for the then-current year.
•Benefit continuation. Basic employee benefits such as health and life insurance would continue for a period of 18 months following a participating NEO’s termination of employment unless he or she becomes eligible for coverage with a new employer during that 18-month period.
•No gross ups. In some circumstances, the payments or other benefits received by a participating employee in connection with a change in control could exceed limits established under Section 280G of the Code resulting in an excise tax payment. We would not reimburse or gross up employees for these taxes. However, the amount of benefits related to a change in control would be reduced to the maximum amount that would not result in an excise tax if the effect would be to deliver a greater after-tax benefit than the employee would receive if his or her benefits were not so reduced.
Elanco Executive Severance Pay Plan
In November 2020, we adopted the Elanco Executive Severance Pay Plan for our senior employees, including the NEOs. We adopted this plan following the Committee’s discussions with its independent compensation consultant, WTW, to fill a gap in our compensation programs and align them with market practices. Under the plan, severance benefits are payable to eligible employees if their employment is terminated by us without cause and in certain other specified circumstances that are not in connection with a change in control. The plan does not provide for benefits upon voluntary separation of service by the employee.
The severance benefits provided under the plan are as follows:
•A lump sum severance payment equal to the sum of (i) two times the amount of base salary for the CEO, or one times the base salary for other executives; plus (ii) two times (with respect to the CEO) or one times (with respect to other executives) the amount of their target annual cash incentive bonus for the year of termination or, if there is no target-based annual cash incentive bonus, then the annual cash bonus paid or payable for the most recently completed calendar year; plus (iii) a lump sum payment equal to 24 months (with respect to CEO) or 12 months (with respect to other executives) of Elanco contributions paid for active employees for medical and dental coverage.
•Outplacement services for up to 12 months following the termination date.
Transition Agreement with Todd Young, Former CFO
In connection with our CFO transition, Mr. Young was entitled to receive severance benefits under the Executive Severance Pay Plan. In connection with this transition and to ensure a smooth transition, the Committee also approved a transition agreement, entered into on May 21, 2025, pursuant to which Mr. Young remained eligible for payment of his fiscal 2025 annual cash incentive for the full year, based on the Company’s actual performance, in lieu of a payment equal to the amount of Mr. Young’s annual cash incentive award under the Executive Severance Pay Plan. In addition, the Committee approved the accelerated vesting of a pro-rata portion of Mr. Young’s unvested restricted stock units, stock options and performance awards (with such pro-rated vesting of the performance awards based on performance calculated by the Company as of the end of the most recently completed calendar quarter prior to separation), as well as an extension of the expiration date of Mr. Young’s stock options through December 31, 2026.

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Table of Contents	Executive Compensation Tables
CEO Pay Ratio
We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and Chief Executive Officer, Jeffrey Simmons.
We do not believe there has been any change in either our employee population or our employee compensation arrangements or practices that would significantly impact our 2025 pay ratio disclosure and, therefore, we used the same median employee we identified for 2024. We identified our median employee on December 31, 2024, using our employee population on December 31, 2024, by approximating the annual total direct compensation of our non-contingent employees. Specifically, we identified the median employee by looking at annual base pay, bonus opportunity at target and the grant date fair value for standard equity awards. We calculated his or her 2025 total annual compensation in accordance with the requirements of the “Summary Compensation Table” above.
For 2025, the annual total compensation of our median employee was $82,675. Mr. Simmons’ annual total compensation for 2025, as reported in the “Summary Compensation Table” above, was $14,925,756. The ratio of Mr. Simmons’ total compensation to the median employee’s total compensation was 181:1.

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Pay Versus Performance

Pay Versus Performance Table
The table and disclosure below provides information about the relationship between “compensation actually paid” (“CAP”) to our NEOs and certain Company financial performance metrics. CAP is calculated in accordance with Item 402(v) of Regulation S-K and differs from compensation shown in the Summary Compensation Table (“SCT”) on page 68. See below for a reconciliation of the total compensation shown in the SCT to CAP. The Compensation and Human Capital Committee makes executive compensation decisions independent of SEC disclosure requirements and reviews a variety of Company-wide and individual factors to link CAP to our Company and executive performance. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” above.

	Summary Comp. Table Total for CEO(1)(2) ($)		Average Summary Comp. Table Total for non-CEO NEOs(1)(2) ($)	Average Comp. Actually Paid to non-CEO NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On:
Year		Comp. Actually Paid to CEO(1)(2) ($)			Total Shareholder Return(3) ($)	S&P 500 Pharmaceuticals Index TSR(3) ($)	Net Income (Loss) ($)	Adjusted EBITDA(4) ($)

2025	14,925,756	37,809,296	3,830,938	5,381,195	74	188	(232,000,000)	901,000,000
2024	14,833,704	9,230,819	3,374,788	2,395,892	39	148	338,000,000	910,000,000
2023	13,663,169	17,319,899	3,028,792	3,573,716	49	137	(1,231,000,000)	979,000,000
2022	12,713,632	(2,017,094)	2,782,450	863,887	40	136	(78,000,000)	1,017,000,000
2021	12,060,015	16,525,957	3,202,470	3,753,652	93	126	(483,000,000)	1,059,000,000
(1)For 2025, the CEO was our Chief Executive Officer Mr. Jeffrey Simmons, and the other NEOs were Mr. Robert VanHimbergen- Executive Vice President and Chief Financial Officer, Mr. Todd Young- Former Executive Vice President and Chief Financial Officer; Dr. Ellen de Brabander- Executive Vice President, Innovation and Regulatory; Dr. Ramiro Cabral- Executive Vice President, Elanco International; and Mr. Tim Bettington, Executive Vice President, Global Strategy and Market Development.
For 2024, the CEO was our Chief Executive Officer Mr. Jeffrey Simmons, and the other NEOs were Mr. Todd Young- Executive Vice President and Chief Financial Officer; Dr. Ellen de Brabander- Executive Vice President, Innovation and Regulatory; Dr. Ramiro Cabral- Executive Vice President, Elanco International; and Mr. Tim Bettington, Executive Vice President, Global Strategy and Market Development.
For 2023, the CEO was our Chief Executive Officer Mr. Jeffrey Simmons, and the other NEOs were Mr. Todd Young- Executive Vice President and Chief Financial Officer; Dr. Ellen de Brabander- Executive Vice President, Innovation and Regulatory; Dr. Ramiro Cabral- Executive Vice President, Elanco International; and Mr. Tim Bettington, Executive Vice President, Global Strategy and Market Development.
For 2022, the CEO was our Chief Executive Officer Mr. Jeffrey Simmons, and the other NEOs were Mr. Todd Young- Executive Vice President and Chief Financial Officer; Dr. Ellen de Brabander- Executive Vice President, Innovation, Regulatory, and Business Development; Dr. Ramiro Cabral- Executive Vice President, Elanco International; and Mr. Bobby Modi, Executive Vice President, U.S. Pet Health and Global Digital Transformation.
For 2021, the CEO was our Chief Executive Officer Mr. Jeffrey Simmons, and the other NEOs were Mr. Todd Young- Executive Vice President and Chief Financial Officer; Mr. Aaron Schacht- Former Executive Vice President, Innovation, Regulatory, and Business Development; Ms. Joyce Lee- Former Executive Vice President, U.S. Pet Health and Commercial Operations; and Dr. Ramiro Cabral- Executive Vice President, Elanco International.

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Table of Contents	Pay Versus Performance
(2)A reconciliation of Total Compensation from the SCT to CAP to our Chief Executive Officer and the average of our Other NEOs is shown below. No dividends are paid on Elanco stock, so the table below does not include any reconciliation related to dividends paid in the years prior to vesting. Our NEOs do not participate in any pension plans, so the reconciliation covers equity awards only.

	2025
Adjustments(a)	CEO ($)	Average of Other NEOs ($)

Total Compensation from SCT	14,925,756	3,830,938
Adjustments for stock and option awards:
Deduct: SCT amount of Stock and Option awards	(12,000,004)	(2,284,616)
Add: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	26,108,860	2,861,736
Add: Fair value of awards granted during the fiscal year that vested during applicable fiscal year	—	250,848
Add/Deduct: The difference between the fair value of awards from the end of the prior fiscal year(s) to the end of the applicable fiscal year for awards that are outstanding and unvested at year end	9,553,168	877,719
Add: Change in fair value from the end of the prior fiscal year to the vesting date of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	(778,483)	17,201
Deduct: Change in fair value of awards granted during prior fiscal year that were forfeited during applicable fiscal year	—	(172,631)
Compensation Actually Paid (as calculated)	37,809,296	5,381,195
(a)    All equity awards used to determine compensation actually paid to NEOs were re-valued according to FASB ASC Topic 718 and use materially consistent methodologies and assumptions as those used for purposes of grant date fair values reported in the SCT.
(3)Total shareholder return (“TSR”) is calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 (the last trading day of 2020) through and including the end of the fiscal year for each year reported in the table. Upon review, it was determined that the amounts previously reported for the S&P 500 Pharmaceuticals Index TSR for 2021 - 2023 were inaccurate; those amounts have been adjusted in this year's table.
(4)For 2025, the most important metric in determining CAP to our NEOs was our TSR, as an 87% increase in our share price was the primary driver in our year-over-year change in CAP. Our executives’ CAP is closely aligned with the returns of our shareholders because at-risk, stock based compensation represents the majority of our executives' total on-target earnings, at approximately 81% for our CEO and 57% for our NEOs. However, because TSR is already reported in the table, we have identified our Company Selected Measure as Adjusted EBITDA. This measure was selected because it is a critical component embedded in the metrics of both our 2024 Annual Cash Incentive program as well as our 2023 and 2024 Performance Awards. For 2024, the combination of our Annual Cash Incentive and Performance Awards at target made up nearly half of at-target NEO compensation, so changes in Adjusted EBITDA have a material impact on resulting multiples in both metrics, impacting CAP to our executives. The full reconciliation between our GAAP Net Income and Adjusted EBITDA can be found in Appendix A: “Reconciliation of GAAP Reported to Selected Non-GAAP Adjusted Information.”
Relationship between Pay and Performance
As described in the “Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table above. Moreover, the Compensation and Human Capital Committee generally seeks to incentivize long-term performance, and therefore, does not specifically align the Company’s performance measures with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. Furthermore, both total compensation and CAP are impacted by various factors described in the “Compensation Discussion and Analysis,” including adjustments to NEO compensation over recent years on the glidepath to market competitive compensation.

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Pay Versus Performance	Table of Contents
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between CAP and the information presented in the Pay Versus Performance table.
CAP AND TSR VERSUS S&P 500 PHARMACEUTICALS INDEX TSR
The chart below compares our TSR, S&P 500 Pharmaceuticals Index TSR, and CAP to our Chief Executive Officer and other NEOs (averaged) for the five-year period from 2021 to 2025. The graph compares the return on Elanco’s common stock with that of the S&P 500 Pharmaceuticals Index, as described in footnote 3 from our Pay Versus Performance Table. The graph assumes a person invested $100 at market close on December 31, 2020 (the last trading day of 2020) in both Elanco and the S&P 500 Pharmaceuticals Index, and measures TSR, through and including the end of the fiscal year, for each year shown below. This TSR calculation includes both stock price and dividends. It assumes that dividends paid by a company are reinvested in that company’s stock.

CAP to CEO & Non-CEO vs. Company TSR and S&P 500 Pharma Index
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Indexed Total Shareholder Return
$45
$35
$25
$15
$5
-$5
Compensation Actually Paid ($mm)
2020
2021
2022
2023
2024
2025
CAP - CEO
CAP - Other NEOs
Company TSR
Peer TSR

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Table of Contents	Pay Versus Performance
CAP AND GAAP NET INCOME (LOSS)
The charts shown below present a graphical comparison of CAP to our Chief Executive Officer and the average CAP to our other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: (1) GAAP Net Income, and (2) Adjusted EBITDA.
Executive pay is not linked to GAAP Net Income; therefore, there is a limited relationship between this metric and CAP.

CAP to CEO & Non-CEO NEOs vs. GAAP Net Income (Loss)
Net Income (Loss) ($mm)
Compensation Actually Paid ($mm)
$400
$200
$0
-$200
-$400
-$600
-$800
-$1,000
-$1,200
-$1,400
$40
$35
$30
$25
$20
$15
$10
$5
$0
-$5
2021
2022
2023
2024
2025
CAP - CEO
CAP - Other NEOs
Net Income

CAP AND ADJUSTED EBITDA

CAP to CEO & Non-CEO NEOs vs. Adjusted EBITDA
Adjusted EBITDA ($mm)
Compensation Actually Paid ($mm)
$1,300
$1,150
$1,000
$850
$700
$550
$400
$250
$100
-$50
$40
$35
$30
$25
$20
$15
$10
$5
$0
-$5
2021
2022
2023
2024
2025
CAP - CEO
CAP - Other NEOs
Adjusted EBITDA ($mm)

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Pay Versus Performance	Table of Contents
TABULAR LIST OF IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following table lists the most important financial measures the Company used to link compensation actually paid to the NEOs for fiscal year 2025 to our performance:

Total Shareholder Return	Adjusted EBITDA	Elanco Cash Earnings	Adjusted EBITDAR

Elanco Animal Health Incorporated	82	2025 Proxy Statement

Proposal No. 3 Advisory Vote to Approve Executive Compensation

As required by Section 14A of the Exchange Act, our shareholders are being asked to approve, on an advisory basis, the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules in the sections entitled “Compensation Discussion and Analysis” and the section entitled “Executive Compensation Tables,” which include both the executive compensation tables and the accompanying narrative disclosure.
Our executive compensation programs are designed to help achieve the goals of attracting, engaging and retaining highly talented individuals who are committed to our core values of integrity, excellence and respect for people, while balancing the long-term interests of shareholders and customers. The Compensation and Human Capital Committee, which consists entirely of independent directors, has examined our executive compensation program and believes it aligns with our compensation philosophy and objectives as well as the pay practices of our peer group. The Compensation and Human Capital Committee has also determined that the specific pay decisions for the NEOs are appropriate given our performance, the executives’ contributions and our shareholders’ interests.
While this vote is advisory and non-binding, our Board and the Compensation and Human Capital Committee value the opinion of our shareholders and will take into account the voting results when making future compensation decisions. We currently ask our shareholders to vote on NEO compensation on an annual basis.
We encourage shareholders to read the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation Tables” for more information about the details of our executive compensation program and the decisions made by the Compensation and Human Capital Committee in 2025.
Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers on an advisory basis.

Elanco Animal Health Incorporated	83	2026 Proxy Statement

Stock Ownership Information

Security Ownership of Directors and Executive Officers
The following table shows the shares of our common stock beneficially owned as of March 26, 2026 by each director and NEO individually and by all of our executive officers and directors as of such date as a group. Shares reported as beneficially owned include shares held indirectly. It also includes shares subject to stock options exercisable and RSUs subject to conversion in shares of common stock, within 60 days of March 26, 2026. As of such date, none of these shares were pledged as security.

Name	Shares Beneficially Owned(1) (#)		Percent of Class (%)	DSUs(2) (#)

Kapila Anand	3,200		*	100,668
Art Garcia	3,525		*	87,753
Michael Harrington	19,600		*	89,977
Paul Herendeen	10,000		*	74,813
R. David Hoover	260,920	(3)	*	130,173
Deborah Kochevar	1,000		*	88,714
Lawrence Kurzius	40,000		*	130,340
Stacey Ma	—		*	12,853
Kirk McDonald	—		*	88,714
Denise Scots-Knight	—		*	89,701
Jeffrey Simmons	3,223,043	(4)	*	23,795
Robert VanHimbergen	15,120		*	49
Ellen de Brabander	453,966	(5)	*	—
Ramiro Cabral	436,190		*	—
Timothy Bettington	158,487		*	—
Todd Young	165,686	(6)	*	—
All directors and executive officers as a group (21 persons)	5,716,225		*	948,823
* Less than 1% of the outstanding shares of common stock.
(1)Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to non-qualified stock options currently exercisable or that will become exercisable within 60 days of March 26, 2026: 1,364,815 shares for Mr. Simmons, 222,932 shares for Dr. de Brabander, 212,396 shares for Dr. Cabral, 52,856 shares for Mr. Bettington, 82,212 shares for Mr. Young and 394,450 shares for Elanco’s other executive officers.
(2)Beneficial ownership excludes shares subject to certain DSUs held by non-employee directors and executive officers as of March 26, 2026. With respect to non-employee directors who hold DSUs, the director will be paid the balance in his or her deferred stock account through the issuance of Elanco common stock, either in a lump sum in January of the second year following the year in which the director leaves the Board or in annual installments over a period between two to ten years (as selected by the director) beginning at the same time the lump sum payment would be made. With respect to executive officers who hold DSUs, the executive officer may elect to be paid the balance of his or her deferred stock account, which may be issued in Elanco common stock, through either in-service distributions or upon separation of service. The information in this “DSUs” column is not required by the rules of the SEC because the DSUs carry no voting rights and the directors and executive officers have no right or ability to convert the DSUs to common stock within 60 days of March 26, 2026. Nevertheless, we believe this information provides a more complete picture of the financial stake our directors and executive officers have in Elanco.
(3)Includes 150,000 shares held indirectly through a Revocable Trust and 15,920 shares held indirectly through Suzanne A. Hoover Revocable Trust.
(4)Includes 167,000 shares held indirectly through a Revocable Trust.
(5)Includes 40,985 shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to performance share units that vest within 60 days.
(6)Includes 76,112 shares held indirectly through a Living Trust, 1,062 by an IRA, 3,150 as UTMA custodian for daughter and 3,150 as UTMA custodian for son.

Elanco Animal Health Incorporated	84	2026 Proxy Statement

Table of Contents	Security Ownership of Certain Beneficial Owners
Security Ownership of Certain Beneficial Owners
The following table shows all entities that are the beneficial owners of more than 5% of our common stock as of March 26, 2026.

Name	Number of Shares (#)	Percent of Class (%)

Dodge & Cox (1)	79,084,305	15.84
FMR LLC (2)	52,196,321	10.45
PRIMECAP Management Company (3)	50,600,324	10.13
BlackRock, Inc. (4)	44,021,766	8.81
T. Rowe Price Investment Management, Inc. (5)	31,547,970	6.32
Dimensional Fund Advisors LP (6)	25,082,545	5.02
(1)As of December 31, 2025, based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2026 by Dodge & Cox (“Dodge & Cox”). Dodge & Cox’s business address is 555 California Street, 40th Floor, San Francisco, CA 94104. Represents (i) 79,084,305 shares for which Dodge & Cox has sole dispositive power; (ii) no shares for which Dodge & Cox has shared dispositive power; (iii) 75,198,905 shares for which Dodge & Cox has sole voting power; and (iv) no shares for which Dodge & Cox has shared voting power.
(2)As of December 31, 2025, based on information set forth in a Schedule 13G/A filed with the SEC on February 5, 2026 by FMR LLC ("FMR"). FMR’s business address is 245 Summer Street, Boston, MA 02210. Represents (i) 52,196,321 shares for which FRM has sole dispositive power; (ii) no shares for which FMR has shared dispositive power; (iii) 44,813,599 shares for which FMR has sole voting power; and (iv) no shares for which FMR has shared voting power.
(3)As of February 28, 2025, based on information set forth in a Schedule 13G filed with the SEC on March 6, 2025 by FMR LLC ("FMR"). FMR’s business address is 245 Summer Street, Boston, MA 02210. Represents (i) 49,541,123 shares for which FRM has sole dispositive power; (ii) no shares for which FMR has shared dispositive power; (iii) 42,794,054 shares for which FMR has sole voting power; and (iv) no shares for which FMR has shared voting power.
(4)As of September 30, 2025, based on information set forth in a Schedule 13G filed with the SEC on October 17, 2025 by BlackRock, Inc. (“BlackRock”). BlackRock’s business address is 50 Hudson Yards, New York, NY 10001. Represents (i) 44,021,766 shares for which BlackRock has sole dispositive power, (ii) no shares for which BlackRock has shared dispositive power, (iii) 42,268,472 shares for which BlackRock has sole voting power, and (iv) no shares for which BlackRock has shared voting power.
(5)As of September 30, 2025, based on information set forth in a Schedule 13G filed with the SEC on November 14, 2025 by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”). T. Rowe Price’s business address is 1307 Point Street, Baltimore, MD 21231. Represents (i) 31,547,970 shares for which T. Rowe Price has sole dispositive power, (ii) no shares for which T. Rowe Price has shared dispositive power, (iii) 31,482,581 shares for which T. Rowe Price has sole voting power, and (iv) no shares for which T. Rowe Price has shared voting power.
(6)As of December 31, 2025, based on information set forth in a Schedule 13G/A filed with the SEC on January 21, 2026 by Dimensional Fund Advisors LP (“Dimensional Fund Advisors”). Dimensional Fund Advisors’ business address is 6300 Bee Cave Road, Building One, Austin, TX 78746. Represents (i) 25,082,545 shares for which Dimensional Fund Advisors has sole dispositive power, (ii) no shares for which Dimensional Fund Advisors has shared dispositive power, (iii) 24,595,193 shares for which Dimensional Fund Advisors has sole voting power, and (iv) no shares for which Dimensional Fund Advisors has shared voting power.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities. To our knowledge, no executive officer or director of Elanco failed to file reports required by Section 16(a) on a timely basis in fiscal 2025.

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Equity Compensation Plan Information

The following table shows information, as of December 31, 2025, regarding shares of our common stock authorized for issuance under our equity compensation plans. As of such date, other than as described below, no equity securities were authorized for issuance under equity compensation plans not approved by shareholders.

Name	Number of securities to be issued upon exercise of outstanding options and rights (#)	Weighted-average exercise price of outstanding options and rights(1) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)

	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	12,659,197 (2)	14.51	16,673,179 (3)
(1)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and do not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(2)This number includes 3,431,147 stock options, 8,003,306 shares underlying RSUs and PAs granted under the 2018 Stock Plan and 1,224,734 Deferred Stock Units. Of these Deferred Stock Units, 1,055,281 have been earned by directors, including 101,336 DSUs earned by directors who have elected to defer their cash compensation into Elanco shares. These shares will be fully vested upon departure from our Board. The outstanding DSUs total also includes 169,453 shares earned by executives who have decided to defer cash compensation into Elanco shares as part of our Executive Non-Qualified Deferred Compensation Plan. These shares will be fully vested upon termination of employment with Elanco.
(3)This number includes 11,942,704 shares available for grant under the 2018 Stock Plan and 4,730,475 shares available for issuance under the Employer Stock Purchase Plan.

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General Information About the Annual Meeting

Online Meeting
We will conduct the Annual Meeting solely via the Internet through a live audio webcast on May 21, 2026 at 8:00 a.m. Eastern Time. We continue to use the virtual annual meeting format to facilitate shareholder attendance and participation, as we believe this format enables shareholders to participate fully from any location around the world, at no cost to them.
You are entitled to attend and participate in the virtual Annual Meeting only if you held your shares as of the close of business on March 26, 2026 (the “Record Date”) or if you hold a valid proxy for the Annual Meeting. If you were not an Elanco shareholder as of such date, you may still view the meeting online. Applicable shareholders who wish to participate in the Annual Meeting, or other interested participants who wish to view but not participate in the Annual Meeting, may do so by visiting www.virtualshareholdermeeting.com/ELAN2026.
To attend online and participate in the Annual Meeting, shareholders of record will need to use their control number on the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) provided to them, or their proxy card, to log into www.virtualshareholdermeeting.com/ELAN2026. If you are a beneficial shareholder and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, beneficial shareholders who do not have a control number or access code should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. Eastern Time. If you have difficulties during the check-in time or during the Annual Meeting, we will have technicians ready to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.
Shareholders have multiple opportunities to submit questions to us for the Annual Meeting. Shareholders who wish to submit a question in advance may do so at either www.proxyvote.com or on our Annual Meeting website at www.virtualshareholdermeeting.com/ELAN2026. Questions submitted in advance of the meeting may be answered after the meeting to facilitate a timely and efficient meeting. Shareholders also may submit questions during the meeting that will be responded to promptly after the meeting.
We reserve the right to eject an attendee or cut off speaking privileges for behavior likely to cause disruption or annoyance or for failure to comply with reasonable requests or the rules of conduct for the meeting, including time limits applicable to attendees who are permitted to speak. We also reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Elanco business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

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General Information	Table of Contents
Who Can Vote
You are entitled to vote at the Annual Meeting if our records show that you held your shares as of the Record Date. At the close of business on that date, a total of 499,379,439 shares of our common stock were outstanding and entitled to vote. In addition to shareholders of record of our common stock, “beneficial owners of shares held in street name” as of the Record Date can vote using the methods described below.
•Shareholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the shareholder of record with respect to those shares.
•Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name” (a “beneficial shareholder”). As a beneficial shareholder, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name.
Voting Before or During the Annual Meeting
There are four ways to vote:
•Online Prior to the Annual Meeting. You may vote by proxy by visiting www.proxyvote.com and entering the control number found on your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.
•Online During the Annual Meeting. You may vote online during the Annual Meeting by visiting www.virtualshareholder meeting.com/ELAN2026, entering the control number found on your Notice of Internet Availability and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. Voting online during the meeting will replace any previous votes.
•Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of telephone voting may depend on the voting procedures of the organization that holds your shares.
•Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.
Whether you are a shareholder of record or a beneficial shareholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if they plan to attend the virtual meeting, by completing proxies online or by telephone or by mailing their proxy cards. The online and telephone polls will close at 11:59 p.m. Eastern Time on May 20, 2026.
Shareholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting begins. Beneficial shareholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or, if applicable, by voting online during the virtual Annual Meeting.
Quorum for the Annual Meeting
In order to have a quorum at the Annual Meeting, holders of a majority of the outstanding shares entitled to vote at the Annual Meeting must be present or represented by proxy for the transaction of business. Your shares will be counted for purposes of determining if there is a quorum if you are entitled to vote and you are present at the Annual Meeting, or if you have properly voted by proxy online, by phone, or by submitting a proxy card or voting instruction form by mail prior to the Annual Meeting.
Broker non-votes (as described below) and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting and reconvene the Annual Meeting at a later date.

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Table of Contents	General Information
Voting Standards
The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal and the manner in which votes will be counted.

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”

No. 1 – Election of Directors(1)	For, against or abstain on each nominee.	More votes "For" than "Against."	No effect.	No effect. No broker discretion to vote.
No. 2 – Ratification of Independent Auditor	For, against or abstain.	More votes “For” than “Against.”	No effect.	Brokers have discretion to vote.
No. 3 – Advisory Vote on Executive Compensation(2)	For, against or abstain.	More votes “For” than “Against.”	No effect.	No effect. No broker discretion to vote.
(1)In the event that any director nominee receives a greater number of votes "against" his or her election than votes "for" such election, the director must submit to the Board a letter of resignation for consideration by the Governance Committee. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of certification of the election results.
(2)Proposal Nos. 2 and 3 are advisory and non-binding. The Board will consider our shareholders to support our executive compensation if the number of votes "For" exceeds the number of votes "Against" Proposal No. 3.
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a shareholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as our Board recommends on each proposal and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.
If you are a beneficial shareholder and do not provide the broker that holds your shares with specific voting instructions, then such broker may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine matters.” For the Annual Meeting, only Proposal No. 2 is considered a routine matter.
Cost of Proxy Solicitation
We are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted on at the Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial shareholders and obtaining their voting instructions.
Shareholder List
Our list of shareholders as of the Record Date will be available for inspection for five business days prior to the Annual Meeting. If you want to inspect the shareholder list, please contact our Investor Relations department at investor@elanco.com to schedule an appointment. In addition, the list of shareholders will also be available during the Annual Meeting through the meeting website for those shareholders who choose to attend.

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Submission of Shareholder Proposals or Nominations

Rule 14a-8 Proposals for Inclusion in the Proxy Statement for the
2027 Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), some shareholder proposals may be eligible for inclusion in our Proxy Statement for the 2027 Annual Meeting. These proposals must be received by our Corporate Secretary at our principal offices, through one of the means discussed in the “Communicating With Us” section below, by no later than the close of business (5:00 p.m. Eastern Time) on December 9, 2026. Proposals submitted for inclusion in our Proxy Statement for the 2027 Annual Meeting must comply with all requirements of Rule 14a-8.
Director Nominations (Including Proxy Access Nominations) or Other Proposals for Presentation at the 2027 Annual Meeting
PROXY ACCESS
We have adopted proxy access, which permits a shareholder, or group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years, to submit director nominations for up to two individuals or 20% of our Board (whichever is greater) for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our Bylaws.
DIRECTOR NOMINATIONS AND OTHER PROPOSALS, OTHER THAN PROXY ACCESS
AND RULE 14a-8
Under our Bylaws, a shareholder may nominate a candidate for election to our Board (other than pursuant to the proxy access provisions of our Bylaws) or may propose any business for presentation at the 2027 Annual Meeting (other than proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the Bylaws.
DEADLINE FOR NOTICE
A shareholder who desires to nominate a candidate for election to our Board (whether pursuant to the proxy access provisions of our Bylaws or otherwise) or to propose any business for presentation at the 2027 Annual Meeting (other than proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the Bylaws, must give notice to our Corporate Secretary at our principal executive offices, through one of the means discussed in the “Communicating With Us” section below, by no earlier than January 21, 2027 and no later than the close of business (5:00 p.m. Eastern Time) on February 20, 2027. The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal (as applicable) and information about the shareholder’s ownership of and agreements related to our stock.

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Table of Contents	Shareholder Proposals or Nominations
If the 2027 Annual Meeting is advanced or delayed more than 30 days from the anniversary of the Annual Meeting, a shareholder seeking to nominate a candidate for election to our Board or propose any business at our 2027 Annual Meeting pursuant to the advance notice provisions of the Bylaws must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the close of business (5:00 p.m. Eastern Time) on the later of 120 days in advance of the 2027 Annual Meeting or, if later, 10 days following the date on which public disclosure of the date of the meeting was first made.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 22, 2027.
REQUIREMENTS FOR DIRECTOR NOMINEES AND OTHER PROPOSALS
All director nominations and shareholder proposals must comply with the requirements of our Bylaws, including, with respect to director nominations, the eligibility requirements contained therein. A copy of our Bylaws is available on our website at www.elanco.com/us/leadership by clicking on the “Organizational Documents” link. The Chairman may refuse to acknowledge or introduce any such matter at the 2027 Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with our Bylaws. If a shareholder does not meet these deadlines or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2027 Annual Meeting.

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Other Information

Communicating With Us
To communicate with our Board (or any individual member), make a proposal or director nomination, introduce business at an annual meeting of shareholders, revoke a prior proxy instruction, or request copies of our governance-related documents, please contact us via e-mail to elanco_corporate_secretary@elancoah.com or by mail to Elanco Animal Health Incorporated, 450 Elanco Circle, Indianapolis, IN 46221, Attention: Corporate Secretary.
The Corporate Secretary regularly forwards to the addressee all correspondence other than mass mailings, advertisements and other materials not relevant to our business. However, we reserve the right not to forward to Board members any abusive, threatening, or otherwise inappropriate materials.
Notice of Internet Availability
We use the Internet as the primary means of furnishing proxy materials to shareholders. We are sending a Notice of Internet Availability to our shareholders with instructions on how to access the proxy materials online at www.proxyvote.com or request a printed copy of the materials. Our proxy materials are also available at https://investor.elanco.com/financials/sec-filings/default.aspx.
Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by e-mail. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce our printing and mailing costs.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for Proxy Statements with respect to two or more security holders sharing the same address by delivering a single Notice of Internet Availability or Proxy Statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.
Several brokers and banks with account holders who are Elanco shareholders will be “householding” our proxy materials. As indicated in the notice provided by these brokers to Elanco shareholders, a single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and you prefer to receive a separate Proxy Statement, please notify your broker, contact Broadridge Financial Solutions at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or send a written request to Elanco Animal Health Incorporated, 450 Elanco Circle, Indianapolis, IN 46221, Attention: Investor Relations or via e-mail at investor@elanco.com. Following this request, we will undertake to deliver promptly a separate copy of the proxy materials. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker or bank.

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Table of Contents	Other Information
Legal Matters
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning future business activities and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important risk factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to the following: operating in a highly competitive industry; the success of our R&D, regulatory approval and licensing efforts; the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived proteins; competition from generic products that may be viewed as more cost effective; changes in regulatory restrictions on the use of antibiotics in farm animals; an outbreak of infectious disease carried by farm animals; risks related to the evaluation of animals; consolidation of our customers and distributors; an increased use of alternative distribution channels or changes with existing distribution channels; our dependence on the success of our top products; our ability to complete acquisitions and divestitures and to successfully integrate the businesses we acquire; our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements; manufacturing problems and capacity imbalances, including at our contract manufacturers; fluctuations in inventory levels in our distribution channels; risks related to the use of AI in our business; our dependence on sophisticated information technology systems and infrastructure, including the use of third-party, cloud-based technologies, and the impact of outages or breaches of the information technology systems and infrastructure we rely on; the impact of weather conditions, including those related to climate change, and the availability of natural resources; demand, supply and operational challenges associated with the effects of a human disease outbreak, epidemic, pandemic or other widespread public health concern; the loss of key personnel or highly skilled employees; adverse effects of labor disputes, strikes and/or work stoppages; the effect of our substantial indebtedness on our business, including restrictions in our debt agreements that limit our operating flexibility and changes in our credit ratings that lead to higher borrowing expenses and restrict access to credit; changes in interest rates that adversely affect our earnings and cash flows; risks related to the write-down of goodwill or identifiable intangible assets; the lack of availability or significant increases in the cost of raw materials; risks related to foreign and domestic economic, political, legal and business environments; risks related to foreign currency exchange rate fluctuations; risks related to underfunded pension plan liabilities; our current plan not to pay dividends and restrictions on our ability to pay dividends; the potential impact that actions by activist shareholders could have on the pursuit of our business strategies; risks related to tax expense or exposures; actions by regulatory bodies, including as a result of their interpretation of studies on product safety; the possible slowing or cessation of acceptance and/or adoption of our farm animal sustainability initiatives; the impact of increased regulation or decreased governmental financial support related to the raising, processing or consumption of farm animals; risks related to tariffs, trade protection measures or other modifications of foreign trade policy; the impact of litigation, regulatory investigations, and other legal matters, including the risk to our reputation and the risk that our insurance policies may be insufficient to protect us from the impact of such matters; challenges to our intellectual property rights or our alleged violation of rights of others; misuse, off-label or counterfeiting use of our products; unanticipated safety, quality or efficacy concerns and the impact of identified concerns associated with our products; insufficient insurance coverage against hazards and claims; compliance with privacy laws and security of information; risks related to environmental, health and safety laws and regulations; and inability to achieve our aspirations or meet expectations of stakeholders with respect to environmental, social and governance matters. For additional information about these and other factors that could cause actual results to differ materially from forward-looking statements, please see the Risk Factors in our latest Form 10-K and Form 10-Qs filed with the SEC. Any forward-looking statement made by us in this Proxy Statement speaks only as of the date hereof. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Website references and their hyperlinks throughout this document are provided for convenience only, and the content on the referenced websites, including but not limited to the content contained in our 2024 Impact Report, is not incorporated herein by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

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Other Information	Table of Contents
Financial Matters
Our financial statements for the year ended December 31, 2025 are included in our 2025 Annual Report, which we provide to our shareholders at the same time as this Proxy Statement. Our 2025 Annual Report and this Proxy Statement are also posted on our website at https://investor.elanco.com. If you have not received or do not have access to the 2025 Annual Report, please send a written request to Elanco Animal Health Incorporated, 450 Elanco Circle, Indianapolis, IN 46221, Attention: Investor Relations.
Matters to be Presented
We know of no other matters to be submitted to shareholders at the Annual Meeting, other than the proposals identified in this Proxy Statement. If any other matters properly come before shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment. If the meeting is adjourned or postponed, the persons named on the proxy can vote such shares at the adjournment or postponement as well.
By Order of the Board of Directors,
Shiv O’Neill
Executive Vice President, General Counsel
and Corporate Secretary

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Appendix A Reconciliation of GAAP Reported to Selected Non-GAAP Adjusted Information

In this Proxy Statement, we use non-GAAP financial measures such as organic constant currency revenue growth, adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted EBITDA margin, and net debt and net debt leverage, that differ from financial measures reported in conformity with GAAP.
We believe these non-GAAP financial measures are useful to investors because they provide greater transparency regarding our operating performance. Reconciliation of non-GAAP financial measures and reported GAAP financial measures are included in the tables accompanying this Proxy Statement and are posted on our website at www.elanco.com. The primary material limitations associated with the use of such non-GAAP measures as compared to GAAP results include the following: (i) they may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) they exclude financial information and events, such as the effects of an acquisition or divestiture or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) they exclude items or types of items that may continue to occur from period to period in the future and (iv) they may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations. These non-GAAP measures are not, and should not, be viewed as substitutes for GAAP reported measures. We encourage investors to review our unaudited consolidated financial statements in their entirety and caution investors to use GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.
Adjusted Net Income and Earnings Per Share (EPS)
We define adjusted net income as net income (loss) excluding amortization of intangible assets, purchase accounting adjustments to inventory, acquisition and divestiture-related charges, including integration and separation costs, severance, goodwill and other asset impairments, gains on sales of assets and related costs, facility exit costs, the impacts from sales of future revenues, gains and losses on mark-to-market adjustments on equity securities, tax valuation allowances and other specified significant items, such as unusual or non-recurring items that are unrelated to our long-term operations adjusted for income tax expense associated with the excluded financial items. We define adjusted EPS as adjusted net income divided by the number of weighted-average shares outstanding for the applicable periods.

Elanco Animal Health Incorporated	A-1	2026 Proxy Statement

Appendix A	Table of Contents
The following is a reconciliation of GAAP reported net (loss) income and EPS for the years ended December 31, 2025 and 2024, to adjusted net income and EPS:

	Year Ended December 31, 2025		Year Ended December 31, 2024
	Net (Loss) Income ($)(a)	EPS ($)	Net Income ($)(a)	EPS ($)

GAAP reported net (loss) income and EPS	$(232)	$(0.47)	$338	$0.68
Cost of sales adjustments	2	0.00	—	—
Amortization of intangible assets	543	1.08	527	1.06
Asset impairment, restructuring and other special charges (1)	237	0.47	150	0.30
Sold royalty revenue	(19)	(0.04)	—	—
Gain on divestiture	—	—	(640)	(1.29)
Interest expense, net of capitalized interest (2)	61	0.12	12	0.03
Other expense, net (3)	5	0.01	15	0.03
Income tax expense (4)	(124)	(0.23)	50	0.10
Adjusted net income and EPS (5)	$473	$0.94	$452	$0.91
The table above reflects only line items with non-GAAP adjustments. Numbers may not add due to rounding.
(a) Adjustments to GAAP reported net (loss) income to arrive at adjusted net income for the years ended December 31, 2025 and 2024, included the following:
(1)Adjustments of $237 million for the year ended December 31, 2025, primarily included $155 million of charges associated with the 2025 Restructuring Plan, a $47 million impairment of a marketed product intangible asset due to a decline in future projected sales of a product group acquired in a past acquisition, and $16 million of impairment charges related to two early-stage capital projects that were indefinitely suspended. Adjustments of $150 million for the year ended December 31, 2024, principally included impairment charges of $53 million related to an IPR&D asset and $15 million tied to the financial difficulties of a former contract manufacturing supply partner, $44 million of costs associated with our 2024 Restructuring Plan and $18 million of transaction costs related to the sale of our aqua business.
(2)Adjustments of $61 million for the year ended December 31, 2025, were primarily comprised of $20 million of refinancing costs associated with our October 2025 debt refinancing, including the write-off of previously deferred debt issuance costs and $33 million of imputed interest on our liability for sale of future revenue. Adjustments of $12 million for the year ended December 31, 2024, were attributable to the write-off of previously deferred debt issuance costs associated with our Term Loan debt, given accelerated principal repayments made in 2024.
(3)Adjustments of $15 million in 2024 primarily consisted of an $8 million write-down of the retained equity interest in our previously divested BiomEdit R&D platform and the impact of hyperinflationary accounting in Turkey.
(4)Adjustments of $124 million for the year ended December 31, 2025, primarily represented the income tax expense associated with the adjusted items discussed above, and to a lesser extent, $11 million of discrete tax impacts from the remeasurement of certain deferred tax positions due to foreign tax rate changes. These adjustments were partially offset by $42 million of discrete tax impacts primarily related to a worthless stock deduction during the first quarter of 2025 and an $18 million decrease in the valuation allowance recorded against our deferred tax assets. Adjustments of $50 million for the year ended December 31, 2024, represent the income tax expense associated with the gain on divestiture of our aqua business ($170 million), offset by the income tax effects associated with the other adjusted items reflected above and a decrease in the valuation allowance recorded against our deferred tax assets during the period ($77 million).
(5)During the year ended December 31, 2025, we reported a GAAP net loss and thus, potential dilutive common shares were not assumed to have been issued since their effect was anti-dilutive. During the same period, we reported non-GAAP net income. As a result, potential dilutive common shares would not have had an anti-dilutive effect, and diluted weighted-average shares outstanding for purposes of calculating adjusted EPS include 6.0 million of common stock equivalents.

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Table of Contents	Appendix A
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net (loss) income adjusted for interest expense (income), which includes debt financing charges and imputed interest on our liability for sale of future revenue, income tax expense (benefit) and depreciation and amortization, further adjusted to exclude purchase accounting adjustments to inventory, acquisition and divestiture-related charges, including integration and separation costs, severance, goodwill and other asset impairments, gains on sales of assets and related costs, facility exit costs, revenue sold to a third party, gains and losses on mark-to-market adjustments on equity securities, and other specified significant items, such as unusual or non-recurring items that are unrelated to our long-term operations.
For the periods presented, we have not made adjustments for all items that may be considered unrelated to our long-term operations. We believe adjusted EBITDA, when used in conjunction with our results presented in accordance with GAAP and its reconciliation to net income (loss), enhances investors’ understanding of our performance, valuation and prospects for the future. We also believe adjusted EBITDA is a measure used in the animal health industry by analysts as a valuable performance metric for investors. The following is a reconciliation of GAAP net (loss) income for the years ended December 31, 2025 and 2024, to EBITDA, adjusted EBITDA and adjusted EBITDA Margin, which we define as adjusted EBITDA divided by total revenue, less royalty revenue sold to a third party, for the respective periods:

	Year Ended December 31,
	2025	2024

Reported net (loss) income	$(232)	$338
Net interest expense	220	235
Income tax expense	8	150
Depreciation and amortization	680	662
EBITDA	$676	$1,385
Non-GAAP Adjustments:
Cost of sales	$2	$—
Asset impairment, restructuring and other special charges	237	150
Sold royalty revenue	(19)	—
Gain on divestiture	—	(640)
Other expense, net	5	15
Adjusted EBITDA	$901	$910
Adjusted EBITDA Margin	19.2%	20.5%
Numbers may not add due to rounding.

Elanco Animal Health Incorporated	A-3	2026 Proxy Statement

Appendix A	Table of Contents
Gross and Net Debt and Net Leverage Ratio
We define gross debt as the sum of the current portion of long-term debt and long-term debt excluding unamortized debt issuance costs. We define net debt as gross debt less cash and cash equivalents and finance lease liabilities on the balance sheet. We define our net leverage ratio as net debt divided by our trailing twelve month adjusted EBITDA. We believe our net debt and net leverage ratio are important measures to monitor our financial flexibility, liquidity and capital structure and may enhance investors’ understanding of our ability to meet future financial obligations. In addition, a net leverage ratio is a financial measure that is frequently used by investors and creditors. The below calculations do not include covenant-related adjustments that reduce our net leverage ratio.
The following is a reconciliation of gross debt to net debt as of December 31, 2025:

Long-term debt	$3,943
Current portion of long-term debt	74
Less: Unamortized debt issuance costs	(28)
Total gross debt	4,045
Less: Cash and cash equivalents	545
Less: Finance lease liabilities	255
Net Debt	$3,245
The following table presents a calculation of our net leverage ratio as of December 31, 2025:

Net debt	$3,245
Trailing twelve month adjusted EBITDA	901
Net leverage ratio	3.6

Elanco Animal Health Incorporated	A-4	2026 Proxy Statement

Elanco

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ELANCO ANIMAL HEALTH INCORPORATED

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of two Class I director nominees and three Class II director nominees:

Class I Nominees:	**For**	**Against**	**Abstain**
1a. Kapila Anand	☐	☐	☐
1b. Paul Herendeen	☐	☐	☐
Class II Nominees:	**For**	**Against**	**Abstain**
1c. Michael Harrington	☐	☐	☐
1d. Lawrence Kurzius	☐	☐	☐
1e. Kirk McDonald	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following proposals:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2026.	☐	☐	☐
3. Advisory vote on the compensation of the company's named executive officers.	☐	☐	☐

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V88211-P46769

ELANCO ANIMAL HEALTH INCORPORATED
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Shareholders
May 21, 2026, 8:00 a.m. Eastern Time
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The shareholder(s) hereby appoint(s) Robert M. VanHimbergen and Shiv O'Neill, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Elanco Animal Health Incorporated held of record by the undersigned on March 26, 2026, at the Annual Meeting of Shareholders to be held at 8:00 a.m. Eastern Time on May 21, 2026, or at any adjournments or postponements thereof. All previous proxies are hereby revoked.

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